PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 24, 2005)

                                  $759,219,625
                                 (APPROXIMATE)

             BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2005-AC6
                                     ISSUER

                   ASSET-BACKED CERTIFICATES, SERIES 2005-AC6

                            EMC MORTGAGE CORPORATION
                                     SELLER

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                   DEPOSITOR
                            ------------------------


The issuer is offering the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:


--------------------------------------------------------------------------------------------------------------
                           ORIGINAL                                              ORIGINAL
                         CERTIFICATE       PASS-THROUGH                         CERTIFICATE      PASS-THROUGH
     CLASS            PRINCIPAL BALANCE        RATE            CLASS         PRINCIPAL BALANCE        RATE
     --------         -----------------        ----           --------       -----------------        ----
--------------------------------------------------------------------------------------------------------------
 Class I-A-1             $30,000,000        (1)(2)(3)      Class II-1-A-2      $ 29,513,254           (3)
--------------------------------------------------------------------------------------------------------------
 Class I-A-2             Notional(4)          (1)(3)       Class II-1-A-3       Notional(4)           (3)
--------------------------------------------------------------------------------------------------------------
 Class I-A-3             $75,000,000         5.50%(1)      Class II-1-X         Notional(4)           (3)
--------------------------------------------------------------------------------------------------------------
 Class I-A-4             $65,048,000         5.40%(1)      Class II-1-PO       $    536,221           (5)
--------------------------------------------------------------------------------------------------------------
 Class I-M-1             $12,427,000        (1)(2)(3)      Class II-2-A        $394,791,000           (3)
--------------------------------------------------------------------------------------------------------------
 Class I-M-2             $11,337,000        (1)(2)(3)      Class II-B-1        $ 18,181,000           (3)
--------------------------------------------------------------------------------------------------------------
 Class I-M-3             $ 4,360,000        (1)(2)(3)      Class II-B-2        $  8,112,000           (3)
--------------------------------------------------------------------------------------------------------------
 Class I-B-1             $ 4,360,000        (1)(2)(3)      Class II-B-3        $  4,476,000           (3)
--------------------------------------------------------------------------------------------------------------
 Class I-B-2             $ 4,578,000        (1)(2)(3)      Class II-1-R-1      $         50           (5)
--------------------------------------------------------------------------------------------------------------
 Class I-B-3             $ 3,924,000        (1)(2)(3)      Class II-1-R-2      $         50           (5)
--------------------------------------------------------------------------------------------------------------
 Class II-1-A-1          $92,576,000          5.25%        Class II-1-R-3      $         50           (5)
--------------------------------------------------------------------------------------------------------------

(1) Subject to an interest rate cap as described in this prospectus supplement.
(2) Subject to a step-up if the group I optional termination right is not exercised.
(3) The pass-through rates on these classes are variable rates as described under "Summary--Description of the Certificates--Pass-Through Rates" in this prospectus supplement.
(4) Notional Amount. The Class I-A-2, Class II-1-A-3 and Class II-1-X Certificates will pay only interest, in each case, calculated on a notional amount as described in this prospectus supplement.
(5) The Class II-1-PO, Class II-1-R-1, Class II-1-R-2 and Class II-1-R-3 Certificates will pay only principal and are not entitled to distributions of interest.

The certificates represent interests in a pool of fixed rate, conventional mortgage loans that are secured by first liens on one- to four-family residential properties, divided into three loan groups.

Credit enhancement will be provided by:

   o excess spread and overcollateralization for loan group I

   o subordination of the Class M Certificates with respect to the group I certificates and the related Class B Certificates

   o with respect to the Class I-A-3 Certificates and Class I-A-4 Certificates only, an irrevocable financial guaranty insurance policy issued by Financial Guaranty Insurance Company, which will cover, under certain circumstances, certain interest shortfalls allocated to the Class I-A-3 Certificates and Class I-A-4 Certificates and certain payments of principal on the Class I-A-3 Certificates and Class I-A-4 Certificates

   o with respect to the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates only, an irrevocable financial guaranty insurance policy issued by Assured Guaranty Corp., which will cover, under certain circumstances, certain interest shortfalls and realized losses allocated to the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates and certain payments of principal on the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates

The group I certificates and group II certificates will not be cross-collateralized.

          [FGIC LOGO]                 [ASSURED GUARANTY LOGO]

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about August 31, 2005.

                            Bear, Stearns & Co. Inc.
            The date of the prospectus supplement is August 29, 2005


--------------------------------------------------------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-19 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, Wells Fargo Bank, National Association, U.S. Bank National Association, or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT


SUMMARY................................................................4
RISK FACTORS..........................................................19
THE MORTGAGE POOL.....................................................37
SERVICING OF THE MORTGAGE LOANS.......................................46
DESCRIPTION OF THE CERTIFICATES.......................................57
YIELD MAINTENANCE AGREEMENT...........................................99
THE CLASS I-A POLICY.................................................102
THE CLASS I-A INSURER................................................105
THE CLASS II-1-A POLICY..............................................107
THE CLASS II-1-A INSURER.............................................109
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS........................111
USE OF PROCEEDS......................................................131
FEDERAL INCOME TAX CONSEQUENCES......................................131
STATE AND OTHER TAXES................................................137
ERISA CONSIDERATIONS.................................................138
METHOD OF DISTRIBUTION...............................................140
LEGAL MATTERS........................................................140
EXPERTS..............................................................140
RATINGS..............................................................141
LEGAL INVESTMENT.....................................................142
INDEX OF DEFINED TERMS...............................................145
SCHEDULE A...........................................................A-1
ANNEX I
   GLOBAL CLEARANCE, SETTLEMENT AND TAX..............................I-1


                                   PROSPECTUS

RISK FACTORS..............................................................4
DESCRIPTION OF THE SECURITIES............................................14
THE TRUST FUNDS..........................................................25
CREDIT ENHANCEMENT.......................................................46
SERVICING OF LOANS.......................................................51
THE AGREEMENTS...........................................................59
MATERIAL LEGAL ASPECTS OF THE LOANS......................................71
THE DEPOSITOR............................................................85
USE OF PROCEEDS..........................................................85
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS...............................86
PENALTY AVOIDANCE.......................................................119
REPORTABLE TRANSACTION..................................................119
STATE AND LOCAL TAX CONSIDERATIONS......................................119
ERISA CONSIDERATIONS....................................................119
LEGAL MATTERS...........................................................128
FINANCIAL INFORMATION...................................................128
AVAILABLE INFORMATION...................................................128
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.......................128
RATINGS.................................................................129
LEGAL INVESTMENT CONSIDERATIONS.........................................130
PLAN OF DISTRIBUTION....................................................130
GLOSSARY OF TERMS.......................................................131

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

            We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

            Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

            You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the captions "Glossary" and "Index of Defined Terms" in this prospectus supplement or "Glossary of Terms" beginning on page 131 of the prospectus.

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

THE CERTIFICATES

Asset-Backed Certificates, Series 2005-AC6, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed rate, conventional mortgage loans that are secured by first liens on one- to four-family residential properties and certain other assets described in this prospectus supplement.

ORIGINATORS

Ameriquest Mortgage Corporation, with respect to approximately 31.39% of the mortgage loans in loan group II; SunTrust Mortgage, Inc. with respect to approximately 41.68% and 17.93% of the mortgage loans in loan group I and loan group II, respectively; and Waterfield Mortgage Corporation, with respect to approximately 11.45% and 22.78% of the mortgage loans in loan group I and loan group II, respectively. The remainder of the mortgage loans in each loan group were originated by various originators, none of which originated more than 10% of the related mortgage loans.

DEPOSITOR

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

SELLER

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and Bear, Stearns & Co. Inc., which will sell the mortgage loans to the depositor.

MASTER SERVICER

Wells Fargo Bank, National Association, a national banking association.

SECURITIES ADMINISTRATOR

Wells Fargo Bank, National Association, a national banking association.

TRUSTEE

U.S. Bank National Association, a national banking association.

CLASS I-A INSURER

Financial Guaranty Insurance Company, a New York stock insurance corporation.

CLASS II-1-A INSURER

Assured Guaranty Corp., a Maryland domiciled insurance company.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement, dated as of the cut-off date, among the seller, the master servicer, the depositor, the securities administrator and the trustee, under which the trust will be formed and will issue the certificates.

CUT-OFF DATE

The close of business on August 1, 2005.

CLOSING DATE

On or about August 31, 2005.

THE MORTGAGE LOANS

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $777,386,731. The aggregate principal balance of the mortgage loans in loan group I as of the cut-off date is approximately $218,010,467. The aggregate principal balance of the mortgage loans in loan group II-1 as of the cut-off date is approximately $132,571,376. The mortgage loans in loan group II-1 will be further divided into two subgroups, designated as subgroup II-1-A and subgroup II-1-B. The aggregate principal balance of the mortgage loans in subgroup II-1-A as of the cut-off date is approximately $100,653,848. The aggregate principal balance of the mortgage loans in subgroup II-1-B as of the cut-off date is approximately $31,917,527. The aggregate principal balance of the mortgage loans in loan group II-2 as of the cut-off date is approximately $426,804,888. The mortgage loans are fixed rate mortgage loans that are secured by first liens on one- to four-family residential properties. We will divide the mortgage loans into three separate groups. We refer to each group of mortgage loans as a loan group. The mortgage loans that we have allocated to loan group I and loan group II-2 have original terms to maturity which are greater than 15 years but not greater than 30 years and the mortgage loans that we have allocated to loan group II-1 have original terms to maturity which are not greater than 15 years. We sometimes refer to loan group II-1 and loan group II-2 collectively in this prospectus supplement as loan group II.

Approximately 46.17%, 59.56% and 44.02% of the mortgage loans in loan group I, loan group II-1 and loan group II-2, respectively, will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

LOAN GROUP I

The following table summarizes the approximate characteristics of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans.............................................613
Aggregate principal balance.................................$218,010,467
Average principal balance...................................... $355,645
Range of principal balances........................$14,955 to $1,862,858
Range of mortgage rates.................................5.500% to 9.625%
Weighted average mortgage rate....................................6.502%
Weighted average loan-to-value ratio..............................70.69%
Weighted average scheduled
 remaining term to maturity...................................358 months
Range of scheduled remaining
 terms to maturity..............................238 months to 360 months
Type of mortgaged properties
 Single-family dwellings..........................................68.33%
 2-4 family dwellings.............................................15.04%
 Planned unit developments.........................................9.98%
 Low-Rise condominium..............................................3.94%
 High-Rise condominium.............................................2.68%
 Townhouse.........................................................0.02%
Owner-occupied....................................................74.08%
State concentrations (greater than 5%)
      California..................................................34.66%
      Florida......................................................9.74%
      New York.....................................................8.68%

LOAN GROUP II-1

The following table summarizes the approximate characteristics of the mortgage loans in loan group II-1 as of the cut-off date:

Number of mortgage loans.............................................708
Aggregate principal balance.................................$132,571,376
Average principal balance...................................... $187,248
Range of principal balances........................$27,746 to $1,743,983
Range of mortgage rates.................................4.750% to 9.250%
Weighted average mortgage rate....................................6.238%
Weighted average loan-to-value ratio..............................72.21%
Weighted average scheduled
 remaining term to maturity...................................178 months
Range of scheduled remaining
 terms to maturity..............................119 months to 180 months
Type of mortgaged properties
 Single-family dwellings..........................................68.35%
 2-4 family dwellings..............................................9.08%
 Planned unit developments........................................17.16%
 Low-Rise condominium..............................................4.62%
 High-Rise condominium.............................................0.79%
 Owner-occupied...................................................75.18%
State concentrations (greater than 5%)
      California..................................................17.25%
      Maryland....................................................16.38%
      Florida.....................................................10.33%
      New York.....................................................5.62%
      Arizona......................................................5.14%

SUBGROUP II-1-A

The following table summarizes the approximate characteristics of the mortgage loans in Subgroup II-1-A as of the cut-off date:

Number of mortgage loans.............................................707
Aggregate principal balance.................................$100,653,848
Average principal balance...................................... $142,368
Range of principal balances.........................$3,497 to $1,467,614
Range of mortgage rates.................................4.750% to 8.250%
Weighted average mortgage rate....................................6.064%
Weighted average loan-to-value ratio..............................71.03%
Weighted average scheduled
 remaining term to maturity...................................178 months
Type of mortgaged properties
 Single-family dwellings..........................................71.63%
 2-4 family dwellings..............................................6.60%
 Planned unit developments........................................16.80%
 Low-Rise condominium..............................................4.61%
 High-Rise condominium.............................................0.36%
Owner-occupied....................................................81.46%
State concentrations (greater than 5%)
      California..................................................17.69%
      Maryland....................................................15.96%
      Florida......................................................8.54%
      New York.....................................................6.80%
      Arizona......................................................5.09%
      Washington...................................................5.09%

SUBGROUP II-1-B

The following table summarizes the approximate characteristics of the mortgage loans in Subgroup II-1-B as of the cut-off date:

Number of mortgage loans.............................................596
Aggregate principal balance..................................$31,917,527
Average principal balance....................................... $53,553
Range of principal balances.............................$543 to $692,350
Range of mortgage rates.................................5.625% to 9.250%
Weighted average mortgage rate....................................6.785%
Weighted average loan-to-value ratio..............................75.92%
Weighted average scheduled
 remaining term to maturity...................................178 months
Type of mortgaged properties
 Single-family dwellings..........................................57.99%
 2-4 family dwellings.............................................16.90%
 Planned unit developments........................................18.31%
 Low-Rise condominium..............................................4.63%
 High-Rise condominium.............................................2.17%
Owner-occupied....................................................55.37%
State concentrations (greater than 5%)
      Maryland....................................................17.70%
      Florida.....................................................16.00%
      California..................................................15.85%
      Arizona..................................................... 5.30%

LOAN GROUP II-2

The following table summarizes the approximate characteristics of the mortgage loans in loan group II-2 as of the cut-off date:

Number of mortgage loans...........................................2,431
Aggregate principal balance.................................$426,804,888
Average principal balance...................................... $175,568
Range of principal balances..........................$74,893 to $359,650
Range of mortgage rates.................................5.000% to 9.750%
Weighted average mortgage rate....................................6.541%
Weighted average loan-to-value ratio..............................77.28%
Weighted average scheduled
 remaining term to maturity...................................358 months
Range of scheduled remaining
 terms to maturity..............................239 months to 360 months
Type of mortgaged properties
 Single-family dwellings..........................................71.78%
 2-4 family dwellings.............................................12.28%
 Planned unit developments........................................11.73%
 Low-Rise condominium..............................................3.54%
 High-Rise condominium.............................................0.49%
 Co-op.............................................................0.18%
 Owner-occupied...................................................77.12%
State concentrations (greater than 5%)
      California..................................................11.99%

      Florida.....................................................10.30%
      Georgia......................................................7.05%
      New York.....................................................6.92%
      New Jersey...................................................6.50%
      Arizona......................................................6.14%
      Texas........................................................6.08%


DESCRIPTION OF THE CERTIFICATES

The trust will issue the certificates in three certificate groups. No collections or recoveries from the mortgage loans in loan group I will be used to support the group II-1 certificates or group II-2 certificates. No collections or recoveries from the mortgage loans in loan group II-1 or loan group II-2 will be used to support the group I certificates. Collections or recoveries from the mortgage loans in loan group II-1 and loan group II-2 may be used to support the group II certificates related to the other group of group II certificates

GENERAL

Group I Certificates

With respect to the mortgage loans in loan group I, the trust will issue senior and subordinate certificates. The Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates will represent senior interests in loan group I and we sometimes refer to these certificates collectively in this prospectus supplement as the group I senior certificates or the Class I-A Certificates. The Class I-M-1, Class I-M-2 and Class I-M-3 Certificates will each represent subordinate interests in loan group I and we sometimes refer to these certificates collectively in this prospectus supplement as the Class I-M Certificates. The Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates will each represent subordinate interests in loan group I and we sometimes refer to these certificates collectively in this prospectus supplement as the Class I-B Certificates. We sometimes refer to the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates collectively in this prospectus supplement as the Offered Class I-B Certificates. We sometimes refer to the Class I-M Certificates and Class I-B Certificates collectively in this prospectus supplement as the group I subordinate certificates. We sometimes refer to the Class I-A, Class I-M and Offered Class I-B Certificates collectively in this prospectus supplement as the group I offered certificates.

With respect to the mortgage loans in loan group I, the trust will also issue the Class I-R-1 Certificates and Class I-R-2 Certificates (also referred to together in this prospectus supplement as the group I residual certificates or the Class I-R Certificates, each of which will represent the sole class of residual interests in the related real estate mortgage investment conduit established by the trust), the Class I-B-4, Class I-P and Class I-C Certificates, which we are not offering by this prospectus supplement. We sometimes refer to the Class I-B-4, Class I-R, Class I-P and Class I-C Certificates collectively in this prospectus supplement as the group I non-offered certificates. We sometimes refer to the group I non-offered certificates and group I offered certificates collectively in this prospectus supplement as the group I certificates.

The last scheduled distribution date for the group I offered certificates is the distribution date in September 2035.

Group II-1 Certificates and Group II-2 Certificates

With respect to the mortgage loans in loan group II-1 and loan group II-2, the trust will issue senior and subordinate certificates. The Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates will each represent senior interests in loan group II-1 and we sometimes refer to these certificates collectively in this prospectus supplement as the Class II-1-A Certificates. The Class II-1-R-1, Class II-1-R-2 and Class II-1-R-3 Certificates will each represent the sole class of residual interests in the related real estate mortgage investment conduit established by the trust and we sometimes refer to these certificates collectively in this prospectus supplement as the group II residual certificates or the Class II-1-R Certificates. The Class II-1-PO and Class II-1-X will each represent senior interests in loan group II-1 and we sometimes refer to these certificates in this prospectus supplement, collectively with the Class II-1-A Certificates, as the group II-1 senior certificates.

The Class II-2-A Certificates will represent senior interests in loan group II-2 and we sometimes refer to these certificates in this prospectus supplement as the group II-2 senior certificates. We sometimes refer to the group II-1 senior certificates and the group II-2 senior certificates collectively in this prospectus supplement as the group II senior certificates. We sometimes refer to the Class II-1-A Certificates and Class II-2-A Certificates collectively in this prospectus supplement as the Class II-A Certificates.

The Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will each represent subordinate interests in loan group II-1 and loan group II-2 and we sometimes refer to these certificates collectively in this prospectus supplement as the group II offered subordinate certificates. We sometimes refer to the group II-1 senior certificates, group II-2 senior certificates and the group II offered subordinate certificates collectively in this prospectus supplement as the group II offered certificates.

The trust will also issue the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, each of which will represent subordinate interests in loan group II-1 and loan group II-2, Class II-1-P and the Class II-2-P Certificates, which are not offered by this prospectus supplement. The Class II-B-4, Class II-B-5 and Class II-B-6 Certificates are sometimes referred to in this prospectus supplement collectively as the group II non-offered subordinate certificates. The group II non-offered subordinate certificates have an initial aggregate principal balance of approximately $11,190,788. We sometimes refer to the group II offered subordinate certificates and group II non-offered subordinate certificates as the group II subordinate certificates or the Class II-B Certificates. The Class II-1-P, Class II-2-P, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates are sometimes referred to in this prospectus supplement as the group II non-offered certificates. The group II non-offered certificates, together with the group II offered certificates, are sometimes referred to collectively in this prospectus supplement as the group II certificates.

We sometimes refer to the group I offered certificates and group II offered certificates collectively in this prospectus supplement as the offered certificates. We sometimes refer to the group I senior certificates, group II-1 senior certificates and group II-2 senior certificates collectively in this prospectus supplement as the senior certificates. We sometimes refer to the Class I-A Certificates, Class II-1-A Certificates and Class II-2-A Certificates collectively in this prospectus supplement as the Class A Certificates.

The last scheduled distribution date for the group II-1 offered certificates is the distribution date in September 2020. The last scheduled distribution date for the group II-2 offered certificates is the distribution date in September 2035.

We sometimes refer to the Class I-B Certificates and Class II-B Certificates collectively in this prospectus supplement as the Class B Certificates. We sometimes refer to the group I subordinate certificates and group II subordinate certificates collectively in this prospectus supplement as the subordinate certificates. We sometimes refer to the group I residual certificates and group II residual certificates, collectively in this prospectus supplement as the residual certificates or the Class R Certificates. We sometimes refer to the group I certificates and group II certificates collectively in this prospectus supplement as the certificates.

RECORD DATE

For the Class I-A-3, Class I-A-4, Class II-1-A-1, Class II-2-A, Class II-B, Class II-1-PO, Class II-1-X and Class II-1-R Certificates and for any distribution date, the last business day of the month preceding the month in which such distribution date occurs. For the Class I-A-1, Class I-A-2, Class II-1-A-2, Class II-1-A-3, Class I-M and the Offered Class I-B Certificates, the business day preceding the applicable distribution date so long as such certificates remain in book-entry form; and otherwise, the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

DENOMINATIONS

For each class of offered certificates, other than the Class II-R Certificates, $100,000 and multiples of $1,000 in excess thereof, except that one certificate of each class will be issued in the remainder of the class. Each Class II-R Certificate will be issued as a single certificate of $50.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates, other than the Class II-1-R Certificates, initially in book-entry form. Persons acquiring interests in these offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe. The trust will issue the Class II-1-R Certificates in certificated fully registered form.

We refer you to "Description of the Certificates-- Book-Entry Registration" in this prospectus supplement.

PASS-THROUGH RATES

Group I

The Class I-A-3 Certificates and Class I-A-4 Certificates have a fixed pass-through rate as set forth on the cover of this prospectus supplement.

The pass-through rates for the Class I-A-1, Class I-A-2, Class I-M and Class I-B Certificates may change from distribution date to distribution date.

The pass-through rate per annum on the Class I-A-1 and Class I-A-2 Certificates will be as follows:

   o Class I-A-1 Certificates: One-Month LIBOR plus 0.500% per annum, with a maximum rate of 5.500% per annum and a minimum rate of 0.500% per annum.

   o Class I-A-2 Certificates: 5.000% per annum minus One-Month LIBOR, with a maximum rate of 5.000% per annum and a minimum rate of 0.000% per annum.

On any distribution date, the pass-through rates per annum on the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will be equal to One-Month LIBOR and a specified margin as follows:

   o Class I-M-1 Certificates: One-Month LIBOR plus 0.500% per annum.

   o Class I-M-2 Certificates: One-Month LIBOR plus 0.660% per annum.

   o Class I-M-3 Certificates: One-Month LIBOR plus 0.720% per annum.

   o Class I-B-1 Certificates: One-Month LIBOR plus 1.200% per annum.

   o Class I-B-2 Certificates: One-Month LIBOR plus 1.350% per annum.

   o Class I-B-3 Certificates: One-Month LIBOR plus 1.750% per annum.

One-Month LIBOR for all accrual periods shall be determined as described under "Description of the Certificates -- Calculation of One-Month LIBOR" in this prospectus supplement.

On any distribution date, the pass-through rate for each class of group I offered certificates will be subject to an interest rate cap which we describe below.

After the group I optional termination date, we will increase the margin applicable to the pass-through rate for the Class I-A-1 Certificates, as described above, by 0.500% per annum, the margin applicable to the pass-through rate for the Class I-M-1 Certificates, as described above, by 0.250% per annum, the margin applicable to the pass-through rate for the Class I-M-2 Certificates, as described above, by 0.330% per annum, the margin applicable to the pass-through rate for the Class I-M-3 Certificates, as described above, by 0.360% per annum, the margin applicable to the pass-through rate for the Class I-B-1 Certificates, as described above, by 0.600% per annum, the margin applicable to the pass-through rate for the Class I-B-2 Certificates, as described above, by 0.675% per annum, and the margin applicable to the pass-through rate for the Class I-B-3 Certificates, as described above, by 0.875% per annum.

The interest rate cap for the Class I-A-1 Certificates and Class I-A-2 Certificates will be calculated based on an assumed certificate with a principal balance equal to the aggregate certificate principal balance of the Class I-A-1 Certificates and a fixed pass-through rate of 5.50% per annum and a rate increase of 0.50% per annum after the optional termination date. If the weighted average of the net mortgage rates on the mortgage loans in loan group I is less than 5.50% per annum (or, after the optional termination date, 6.00% per annum), the amount of the shortfall which would occur with respect to the assumed certificate will be allocated among the Class I-A-1 Certificates and Class I-A-2 Certificates in proportion to their current entitlements of interest calculated without regard to this cap. The interest rate cap for the Class I-A-3 Certificates and Class I-A-4 Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans in loan group I minus the premium rate payable to Financial Guaranty Insurance Company for providing the financial guaranty insurance policy with respect to the Class I-A-3 Certificates and Class I-A-4 Certificates. The interest rate cap for the Class I-M Certificates and Class I-B Certificates is equal to the lesser of:

(a) 9.00% per annum and,

(b) the weighted average of the net mortgage rates of all of the mortgage loans in loan group I, in each case adjusted for the actual number of days elapsed in the related accrual period.

If on any distribution date, the pass-through rate for the Class I-A, Class I-M or Class I-B Certificates is based on the related interest rate cap and, in the case of the Class I-A-1 Certificates, the amount of such limitation exceeds the amount payable under the yield maintenance agreement, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the group I offered certificates and Class I-B-4 Certificates and the payment of certain fees and expenses of the trust. Such shortfalls allocated to the Class I-A-3 Certificates and Class I-A-4 Certificates are not covered by the class I-A policy.

In addition, on any distribution date, the pass-through rate per annum on the Class I-B-4 Certificates will be equal to the lesser of (a) 9.00% per annum and
(b) One-Month LIBOR plus 3.000% per annum. After the group I optional termination date, we will increase the margin applicable to the pass-through rate for the Class I-B-4 Certificates, as described above, by 1.500% per annum. The Class I-B-4 Certificates will have an initial certificate principal balance of approximately $5,232,000.

Group II

The pass-through rates for each of the group II offered certificates, other than the Class II-1-A-1 Certificates which have a fixed pass-through rate as set forth on the cover of this prospectus supplement, are as follows:

   o Class II-1-A-2 Certificates: One-Month LIBOR plus 0.35% per annum, with a maximum rate of 7.50% per annum and a minimum rate of 0.35% per annum.

   o Class II-1-A-3 Certificates: 7.65% per annum minus One-Month LIBOR, with a maximum rate of 7.65% per annum and a minimum rate of 0.50% per annum.

   o Class II-1-X Certificates: The weighted average of the excess of (a) the net mortgage rate on each mortgage loan in loan group II-1 with a net mortgage rate greater than 8.060% per annum, over (b) 8.060% per annum.

The Class II-2-A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the mortgage loans in loan group II-2.

The Class II-B Certificates will each bear interest for each distribution date at a variable pass-through rate equal to the weighted average of (i) 5.315% per annum, (ii) 8.060% per annum, and (iii) the weighted average of the net mortgage rates of the mortgage loans in loan group II-2, weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in subgroup II-1-A, subgroup II-1-B and loan group II-2, respectively (other than the portion of the subgroup II-1-A mortgage loans attributable to the Class II-1-PO Certificates), the aggregate certificate principal balance of the related class or classes of group II senior certificates, other than the Class II-1-PO Certificates.

We refer you to "Description of the Certificates -- Distributions on the Certificates" and "-- Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

DISTRIBUTION DATES

The securities administrator will make distributions on the certificates on the 25th day of each calendar month beginning in September 2005 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

INTEREST PAYMENTS

On each distribution date holders of the offered certificates (other than the Class II-1-PO Certificates and Class II-1-R Certificates) will be entitled to receive:

   o the interest that has accrued on the certificate principal balance or notional amount of such certificates at the related pass-through rate during the related accrual period, and

   o any interest due on a prior distribution date that was not paid, less

   o interest shortfalls allocated to such certificates.

The Class I-A-1 Certificates may receive additional interest distributions from payments under the yield maintenance agreement as described below under "Yield Maintenance Agreement".

The accrual period for the Class I-A-1, Class I-A-2, Class II-1-A-2, Class II-I-A-3, Class I-M and Class I-B Certificates will be the period from and including the 25th day of the calendar month preceding the month in which a distribution date occurs (or, with respect to the first accrual period for the Class I-M Certificates and Class I-B Certificates, the closing date) to and including the 24th day of the calendar month in which that distribution date occurs. The accrual period for the Class I-A-3, Class I-A-4, Class II-1-A-1 and Class II-B Certificates will be the calendar month immediately preceding the calendar month in which a distribution date occurs. Calculations of interest on the Class I-A, Class II-A, Class II-1-X and Class II-B Certificates will be based on a 360-day year that consists of twelve 30-day months. Calculations of interest on the Class I-M Certificates and Class I-B Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

The notional amount of the Class I-A-2 Certificates for purposes of calculating accrued interest is equal to the certificate principal balance of the Class I-A-1 Certificates. The notional amount of the Class II-1-A-3 Certificates for purposes of calculating accrued certificate interest is equal to the certificate principal balance of the Class II-1-A-2 Certificates. The notional amount of the Class II-1-X Certificates for purposes of calculating accrued certificate interest is equal to the aggregate stated principal balance of the mortgage loans in loan group II-1 that have net mortgage rates greater than 8.060% per annum.

The Class II-1-PO Certificates and Class II-1-R Certificates are principal only certificates and will not bear interest.

PRINCIPAL PAYMENTS

Group I Offered Certificates

On each distribution date, holders of the group I offered certificates (other than the Class I-A-2 Certificates) will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include

   o principal payments on the mortgage loans in loan group I, and

   o until a specified overcollateralization level has been reached, interest payments on the mortgage loans in loan group I not needed to pay interest on the related certificates and monthly fees and expenses.

You should review the priority of payments described under "Description of the Certificates--Distributions on the Group I Certificates" in this prospectus supplement.

Group II-1 Offered Certificates

For the purposes of distributions to the group II-1 senior certificates, the mortgage loans in loan group II-1 will be divided into two separate subgroups. Group II-1 mortgage loans with a net mortgage rate less than or equal to 5.315% per annum will be allocated to subgroup II-1-A; the group II-1 mortgage loans with a net mortgage rate between 5.315% and 8.060% per annum will have a portion allocated to each of subgroup II-1-A and subgroup II-1-B; the group II-1 mortgage loans with a net mortgage rate greater than or equal to 8.060% per annum will be allocated to subgroup II-1-B. Principal payments relating to the mortgage loans or portions of mortgage loans in subgroup II-1-A will be used to pay the Class II-1-PO Certificates and Class II-1-A-1 Certificates. Principal payments relating to the mortgage loans or portions of mortgage loans in subgroup II-1-B will be used to pay the Class II-1-A-2 Certificates. However, in certain circumstances, payments from mortgage loans in one subgroup or loan group II-2 may be used to pay principal to the certificates related to the other subgroup or loan group II-2, as described in this prospectus supplement. See "The Mortgage Pool" and "Description of the Certificates" in this prospectus supplement for a detailed description of which mortgage loans, or portions of mortgage loans, belong to which subgroup.

Class II-1-PO Certificates. On each distribution date, the Class II-1-PO Certificates will receive a portion of the principal received or advanced on each discount mortgage loan. A discount mortgage loan is a mortgage loan in subgroup II-1-A with a net mortgage rate of less than 5.315% per annum. For a description of the principal distributions to the Class II-1-PO Certificates see "Description of the Certificates --Distributions on the Group II-1 Certificates" in this prospectus supplement.

Class II-1-A-1 Certificates. On each distribution date, a portion of the principal received or advanced on the mortgage loans or portions thereof in subgroup II-1-A will be distributed to the Class II-1-A-1 Certificates in the order of priority described under "Description of the Certificates--Distributions on the Group II-1 Certificates" in this prospectus supplement.

Class II-1-A-2 Certificates. On each distribution date, a portion of the principal received or advanced on the mortgage loans or portions thereof in subgroup II-1-B will be distributed to the Class II-1-A-2 Certificates. See "Description of the Certificates--Distributions on the Group II-1 Certificates" in this prospectus supplement.

Group II-2 Offered Certificates

On each distribution date, holders of the group II offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal.

You should review the priority of payments described under "Description of the Certificates--Distributions on the Group II-2 Certificates and the Group II Subordinate Certificates" in this prospectus supplement.

You should review the priority of payments described under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the related mortgage loans. This transaction employs the following forms of credit enhancement.

SUBORDINATION. By issuing senior certificates and subordinate certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class I-A, Class II-A, Class II-1-X, Class II-1-PO and Class II-1-R Certificates constitute the senior certificates, and the Class I-M, Class I-B and Class II-B Certificates constitute the subordinate certificates.

The certificates designated as senior certificates in each certificate group will have a payment priority over the certificates in such certificate group designated as subordinate certificates. Among the classes of group I offered subordinate certificates, the Class I-M-1 Certificates will be entitled to distributions of interest prior to distributions of interest to the Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, the Class I-M-2 Certificates will be entitled to distributions of interest prior to distributions of interest to the Class I-M-3, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, the

Class I-M-3 Certificates will be entitled to distributions of interest prior to distributions of interest to the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, the Class I-B-1 Certificates will be entitled to distributions of interest prior to distributions of interest to the Class I-B-2 Certificates and Class I-B-3 Certificates and the Class I-B-2 Certificates will be entitled to distributions of interest prior to distributions of interest to the Class I-B-3 Certificates. Among the classes of group II subordinate certificates, each class of subordinate certificates with a lower numerical class designation will have payment priority over each class of related subordinate certificates with a higher numerical designation.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a related mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection for loan group I by allocating any realized losses on the mortgage loans in loan group I, first, to reduce the amount of excess spread for loan group I, second, to reduce the overcollateralization amount, and third, among the related classes of subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, until the principal amount of each such class has been reduced to zero. Therefore, realized losses allocated to the group I subordinate certificates will be allocated first, to the Class I-B-4 Certificates, second, to the Class I-B-3 Certificates, third, to the Class I-B-2 Certificates, fourth, to the Class I-B-1 Certificates, fifth, to the Class I-M-3 Certificates, sixth, to the Class I-M-2 Certificates, and seventh, to the Class I-M-1 Certificates, in each case until the certificate principal balance of each class of group I subordinate certificates is reduced to zero.

Realized losses for loan group II-1 and loan group II-2 will be allocated first, to the Class II-B-6 Certificates, second, to the Class II-B-5 Certificates, third, to the Class II-B-4 Certificates, fourth, to the Class II-B-3 Certificates, fifth, to the Class II-B-2 Certificates, and sixth, to the Class II-B-1 Certificates, in each case until the certificate principal balance of each class of group II subordinate certificates is reduced to zero. If no group II subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans in loan group II-1 will be allocated among the group II-1 senior certificates (other than the Class II-1-A-3 Certificates and Class II-1-X Certificates) in proportion to their remaining certificate principal balances and losses on the mortgage loans in loan group II-2 will be allocated to the Class II-2-A Certificates.

A portion of losses on each mortgage loan in loan group II-1 having a net mortgage rate of less than 5.315% per annum that are allocated to the group II-1 senior certificates will be allocated first to the Class II-1-PO Certificates in an amount based on the percentage of each such mortgage loan represented by such class. The remainder of such losses will be allocated as described in the previous paragraph.

As of the closing date, the aggregate certificate principal balance of the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will equal approximately 7.50% of the aggregate certificate principal balance of all classes of group II certificates. As of the closing date, the aggregate certificate principal balance of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will equal approximately 2.00% of the aggregate certificate principal balance of all classes of group II certificates.

In addition, to extend the period during which the group II subordinate certificates remain available as credit enhancement to the group II senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in loan group II will be allocated to the related group II senior certificates, other than the Class II-1-A-3 Certificates and Class II-1-X Certificates, to the extent described in this prospectus supplement during the first five years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement, unless certain loss and delinquency tests are satisfied. This will accelerate the amortization of the group II senior certificates, other than the Class II-1-A-3 Certificates and Class II-1-X Certificates, as a whole while, in the absence of realized losses in respect of the group II mortgage loans, increasing the percentage interest in the principal balance of the group II mortgage loans the related subordinate certificates evidence.

We refer you to "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

EXCESS SPREAD AND OVERCOLLATERALIZATION. We expect the mortgage loans in loan group I to generate more interest than is needed to pay interest on the group I offered certificates and Class I-B-4 Certificates because we expect the weighted average net interest rate of the related mortgage loans to be higher than the weighted average pass-through rate on such certificates and fees and expenses of the Trust and, as overcollateralization for such loan group increases, such higher interest rate is paid on a principal balance of the related mortgage loans that is larger than the certificate principal balance of such group I certificates. However, if the amount of overcollateralization for loan group I is reduced below the required level for such loan group, interest payments received in respect of the related mortgage loans in excess of the amount that is needed to pay interest on the related offered certificates and Class I-B-4 Certificates and related trust expenses will be used to reduce the total certificate principal balance of such certificates until the required level of overcollateralization for that loan group has been restored. As of the closing date it is expected that the required level of overcollateralization for loan group I will be met.

We refer you to "Description of the Certificates--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

YIELD MAINTENANCE AGREEMENT

The Class I-A-1 Certificates will be entitled to the benefits provided by the yield maintenance agreement and any proceeds thereof deposited with the securities administrator. The counterparty to the yield maintenance agreement will be Wells Fargo Bank, N.A. which is rated "AAA" by Standard & Poor's and "Aaa" by Moody's. In general, the counterparty will be obligated to make payments to the securities administrator on behalf of the trust fund when One-Month LIBOR (subject to a ceiling rate as described in this prospectus supplement) exceeds a certain level. Such payments will be used to cover basis risk shortfalls on the Class I-A-1 Certificates. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class I-A-1 Certificates as a result of the yield maintenance agreement.

We refer you to "Yield Maintenance Agreement" in this prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICIES. The Class I-A-3 Certificates and Class I-A-4 Certificates will have the benefit of a financial guaranty insurance policy pursuant to which Financial Guaranty Insurance Company will unconditionally and irrevocably guarantee certain interest shortfalls on each distribution date and the certificate principal balance of the Class I-A-3 Certificates and Class I-A-4 Certificates to the extent unpaid on the distribution date in September 2035. The Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates have the benefit of a financial guaranty insurance policy pursuant to which Assured Guaranty Corp. will unconditionally and irrevocably guarantee certain interest shortfalls and realized losses on each distribution date and the certificate principal balance of the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates to the extent unpaid on the distribution date in September 2020.

We refer you to "Description of the Certificates-- Distributions on the Certificates" in this prospectus supplement.

ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the related mortgage loans for which it acts as servicer in general to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments and recoveries on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

Group I Offered Certificates

At its option, the majority holder of the Class I-C Certificates may purchase all of the remaining assets in the trust fund relating to loan group I on or after the earlier of (a) the first distribution date on which the aggregate stated principal balance of the mortgage loans in loan group I has been reduced to less than or equal to 20% of the aggregate stated principal balance of the mortgage loans in loan group I as of the cut-off date and (b) the distribution date occurring in August 2015.

If the majority holder of the Class I-C Certificates does not exercise its option to purchase the remaining assets in the trust fund related to loan group I, the pass-through rate on certain classes of group I offered certificates will increase as provided in this prospectus supplement. In addition, if the majority holder of the Class I-C Certificates does not exercise its purchase option as stated above, on the following distribution date all net monthly excess cashflow for loan group I will be paid to the group I offered certificates, on a pro rata basis, until the certificate principal balances thereof have been reduced to zero.

Group II Offered Certificates

At its option, EMC Mortgage Corporation or its designee may purchase the remaining assets in the trust fund relating to loan group II, together with any properties in respect thereof acquired on behalf of the trust and other assets with respect to loan group II, and thereby effect termination and early retirement of the group II certificates (other than the Class II-1-R-3 Certificates, to the extent any group I certificates are outstanding as described below) after the stated principal balance of the mortgage loans in loan group II, and properties acquired in respect thereof, remaining in the trust relating to loan group II has been reduced to less than 10% of the stated principal balance of the mortgage loans in loan group II as of the cut-off date.

The Class II-1-R-3 Certificates will not be retired until the later of (i) the retirement of all the group I certificates and (ii) the retirement of all the group II certificates (other than the Class II-1-R-3 Certificates).

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement, the group I non-offered certificates and the group II non-offered certificates (exclusive, in the case of the group I offered certificates, of any right to receive any Net WAC Rate Carryover Amount or any right to receive, or obligation to pay, any Class I-A Net WAC Pass-Through Amount, as described in this prospectus supplement), in each case, other than the residual certificates, will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement.

Each of the Class R Certificates will each represent the beneficial ownership of the sole class of "residual interests" in the related REMIC. Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus for additional information concerning the application of federal income tax laws.

LEGAL INVESTMENT

The senior certificates, Class I-M-1 Certificates and Class II-B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to "Legal Investment Considerations" in the prospectus.

ERISA CONSIDERATIONS

The offered certificates, other than the Class II-1-R Certificates, may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATINGS

The classes of offered certificates listed below will not be offered unless they receive at least the respective ratings set forth below from Moody's Investors Service, Inc., which we refer to as "Moody's" and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's".

                                  MOODY'S                STANDARD &
         CLASS                    RATING                POOR'S RATING
         -----                    ------                -------------
         I-A-1                     Aaa                      AAA
         I-A-2                     Aaa                      AAA
         I-A-3                     Aaa                      AAA
         I-A-4                     Aaa                      AAA
         I-M-1                     Aa2                       AA
         I-M-2                      A2                       A
         I-M-3                      A3                       A-
         I-B-1                     Baa1                     BBB+
         I-B-2                     Baa2                     BBB
         I-B-3                     Baa3                     BBB-
        II-1-A-1                   Aaa                      AAA
        II-1-A-2                   Aaa                      AAA
        II-1-A-3                   Aaa                      AAA
         II-1-X                    Aaa                      AAA
        II-1-PO                    Aaa                      AAA
        II-1-R-1                    --                      AAA
        II-1-R-2                    --                      AAA
        II-1-R-3                    --                      AAA
         II-2-A                    Aaa                      AAA
         II-B-1                     --                       AA
         II-B-2                     --                       A
         II-B-3                     --                      BBB

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments. The ratings on the Class I-A-3 Certificates and Class I-A-4 Certificates are without regard to the financial guaranty insurance policy issued by Financial Guaranty Insurance Company. The ratings on the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates are without regard to the financial guaranty insurance policy issued by Assured Guaranty Corp.

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

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
THE SUBORDINATE CERTIFICATES HAVE A GREATER RISK OF         When certain classes of certificates provide credit enhancement for
LOSS THAN THE SENIOR CERTIFICATES                           other classes of certificates it is sometimes referred to as
                                                            "subordination." For purposes of this prospectus supplement, "related subordinate classes" means:

                                                                      o with respect to the group I senior certificates: the Class
                                                                        I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2,
                                                                        Class I-B-3 and Class I-B-4 Certificates; and with respect to the group II senior certificates: the Class II-B-1,
                                                                        Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and
                                                                        Class II-B-6 Certificates;

                                                                      o with respect to the Class I-M-1 Certificates: the Class
                                                                        I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3
                                                                        and Class I-B-4 Certificates;

                                                                      o with respect to the Class I-M-2 Certificates: the Class
                                                                        I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4
                                                                        Certificates;

                                                                      o with respect to the Class I-M-3 Certificates: the Class
                                                                        I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4
                                                                        Certificates;

                                                                      o with respect to the Class I-B-1 Certificates: the Class
                                                                        I-B-2, Class I-B-3 and Class I-B-4 Certificates; and with
                                                                        respect to the Class II-B-1 Certificates: the Class II-B-2,
                                                                        Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6
                                                                        Certificates;

                                                                      o with respect to the Class I-B-2 Certificates: the Class
                                                                        I-B-3 Certificates and Class I-B-4 Certificates; and with
                                                                        respect to the Class II-B-2 Certificates: the Class II-B-3,
                                                                        Class II-B-4, Class II-B-5 and Class II-B-6 Certificates;

                                                                      o with respect to the Class I-B-3 Certificates: the Class
                                                                        I-B-4 Certificates; and with respect to the Class II-B-3
                                                                        Certificates: the Class II-B-4, Class II-B-5 and Class
                                                                        II-B-6 Certificates;
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                                      S-19
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
                                                                      o with respect to the Class II-B-4 Certificates: the Class
                                                                        II-B-5 Certificates and Class II-B-6 Certificates; and

                                                                      o with respect to the Class II-B-5 Certificates: the Class
                                                                        II-B-6 Certificates;

                                                            We will provide credit enhancement for each group of offered certificates, first, by the right of the holders of the related certificates to receive payments of interest and principal prior to the related subordinate classes and, second, by the allocation of realized losses on the related mortgage loans to the related subordinate classes.
                                                            This form of credit enhancement uses collections on the mortgage loans in the related loan group otherwise payable to the holders of the related subordinate classes to pay amounts due on the more senior classes of related certificates. Such collections are the sole source of funds from which such credit enhancement is provided.

                                                            Realized losses on the mortgage loans in loan group I will be allocated first, to reduce the amount of excess spread for loan group I, second, to reduce the overcollateralization amount for loan group I, and third, among the related classes of group I subordinate certificates, beginning with the group I subordinate certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero. This means that realized losses on the mortgage loans in loan group I which are allocated to the group I subordinate certificates would first be allocated to the classes of the Class I-B
                                                            Certificates in reverse numerical order and then to the classes of the
                                                            Class I-M Certificates in reverse numerical order, in each case until the certificate principal balance of each such class of subordinate certificates has been reduced to zero. Realized losses on the mortgage loans in loan group II are allocated first to the classes of the group
                                                            II subordinate certificates, beginning with the class of group II subordinate certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero.
                                                            This means that realized losses on the mortgage loans in loan group II would first be allocated to the Class II-B-6 Certificates until the certificate principal balance of the Class II-B-6 Certificates is reduced to zero. Subsequent realized losses on the mortgage loans in loan group II would be allocated to the next most junior class of group
                                                            II subordinate certificates, until the certificate principal balance of that class of group II subordinate certificates is reduced to zero.

                                                            Accordingly, if the certificate principal balance of all classes of group II subordinate certificates were to be reduced to zero, the
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                                      S-20
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
                                                            PO Percentage of the principal portion of realized losses on the portion of the related mortgage loans attributable to the Class II-1-PO
                                                            Certificates will be allocated to the Class II-1-PO Certificates and, if no group II subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans in loan group II-1 will be allocated among the group II-1 senior certificates (other than the
                                                            Class II-1-A-3 Certificates and Class II-1-X Certificates) in proportion to their remaining certificate principal balances and losses on the mortgage loans in loan group II-2 will be allocated to the Class II-2-A
                                                            Certificates.

                                                            You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans.

                                                            The pooling and servicing agreement does not permit the allocation of the principal portion of realized losses to the group I senior certificates. Investors in these certificates should note that although the principal portion of realized losses will not be allocated to these certificates, under certain loss scenarios there will not be enough principal and interest on the related mortgage loans to pay the group I senior certificates all of the interest and principal to which they are entitled.

                                                            See "Description of the Certificates---Allocation of Losses" in this prospectus supplement.

ADDITIONAL RISKS ASSOCIATED WITH THE SUBORDINATE            The weighted average lives of, and the yields to maturity on, the
CERTIFICATES                                                subordinate certificates in a loan group will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans in a loan group will also affect an investor's actual yield to maturity on the related subordinate certificates, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans in a loan group may reduce the certificate principal balances of the related subordinate certificates as described in this prospectus supplement. As a result of any such reductions in the certificate principal balances of the subordinate certificates, less interest will accrue on such classes of
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                                      S-21
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
                                                            subordinate certificates than would otherwise be the case. Once a realized loss on a mortgage loan in a loan group is allocated to a related subordinate certificate, no interest will be distributable with respect to such written down amount.

CREDIT ENHANCEMENT FOR THE GROUP I CERTIFICATES MAY         The mortgage loans in loan group I are expected to generate more
BE INADEQUATE TO COVER LOSSES AND/OR TO MAINTAIN OR         interest than is needed to pay interest on the group I offered
RESTORE OVERCOLLATERALIZATION                               certificates and Class I-B-4 Certificates because we expect the weighted average interest rate on the mortgage loans in such loan group to be higher than the weighted average pass-through rate on the group I offered certificates and Class I-B-4 Certificates. If the mortgage loans in loan group I generate more interest than is needed to pay interest on the group I offered certificates and Class I-B-4 Certificates and related trust fund expenses, we will use such "excess spread" to make additional principal payments on the group I offered certificates, which will reduce the total certificate principal balance of such certificates below the aggregate principal balance of the related mortgage loans, thereby creating "overcollateralization". Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated mortgage loans in the related loan group. However, we cannot assure you that enough excess spread will be generated on the group I mortgage loans to maintain or restore the required level of overcollateralization for such loan group. As of the closing date, it is expected that the required level of overcollateralization for loan group I will be met. The excess spread for loan group I available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans in such loan group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the related mortgage loans.

                                                            If the protection afforded by overcollateralization for loan group I is insufficient, then you could experience a loss on your investment.

PRINCIPAL ONLY AND INTEREST ONLY CERTIFICATES INVOLVE       The Class II-1-PO Certificates will receive a portion of the principal
ADDITIONAL RISK                                             payments only on the mortgage loans in loan group II-1 that have net mortgage rates lower than 5.315% per annum. Therefore, the yield on the
                                                            Class II-1-PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans.

                                                            Investors in the Class II-1-PO Certificates should be aware that mortgage loans with lower interest rates are less likely to be
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
                                                            prepaid than mortgage loans with higher interest rates. If payments of principal on the mortgage loans in loan group II-1 that have net mortgage rates lower than 5.315% per annum occur at a rate slower than an investor assumed at the time of purchase, the related investor's yield may be adversely affected.

                                                            Investors in the Class I-A-2 Certificates should be aware that the yield to such investors will be extremely sensitive to defaults and the rate and timing of principal payments on the mortgage loans in loan group I.
                                                            Because the notional amount of the Class I-A-2 Certificates is equal to the certificate principal balance of the Class I-A-1 Certificates, any reduction in the certificate principal balance of the Class I-A-1
                                                            Certificates as a result of distributions in respect of principal payments on the mortgage loans in loan group I will result in a reduction of the notional amount of the Class I-A-2 Certificates, and thus, reduce the amount of interest distributable to the holders of the
                                                            Class I-A-2 Certificates following such distributions in respect of principal payments.

                                                            Investors in the Class II-1-A-3 Certificates should be aware that the yield to such investors will be extremely sensitive to defaults and the rate and timing of principal payments on the mortgage loans in loan group II. Because the notional amount of the Class II-1-A-3 Certificates are equal to the certificate principal balance of the Class II-1-A-2
                                                            Certificates, any reduction in the certificate principal balance of the
                                                            Class II-1-A-2 Certificates as a result of distributions in respect of principal payments on the mortgage loans in loan group II will result in a reduction of the notional amount of the Class II-1-A-3 Certificates and thus, reduce the amount of interest distributable to the holders of the Class II-1-A-3 Certificates following such distributions in respect of principal payments.

                                                            The Class II-1-X Certificates will receive a portion of the interest payments only on the mortgage loans in loan group II that have net mortgage rates higher than 8.060% per annum. Therefore, the yield on the
                                                            Class II-1-X Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans.

                                                            Investors in the Class II-1-X Certificates should be aware that mortgage loans with higher interest rates are more likely to be prepaid than mortgage loans with lower interest rates. If payments of principal on the mortgage loans in loan group II that have net mortgage rates higher than 8.060% per annum occur at a rate faster than an investor assumed at the time of purchase, the related investor's yield may be adversely affected. Investors in the Class II-1-X Certificates should fully consider
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                                      S-23
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
                                                            the risk that a rapid rate of prepayments on the mortgage loans in loan group II that have net mortgage rates higher than 8.060% per annum, could result in the failure of such investors to fully recover their investments.

THE INTEREST RATE CAP MAY REDUCE THE YIELDS ON THE          The pass-through rates on the Class I-A-1 Certificates and Class I-A-2
OFFERED CERTIFICATES                                        Certificates are each subject to an interest rate cap which will be calculated based on an assumed certificate with a principal balance equal to the certificate principal balance of the Class I-A-1
                                                            Certificates and a fixed pass-through rate of 5.50% per annum and a rate increase of 0.50% per annum after the optional termination date. If the weighted average of the net mortgage rates on the mortgage loans in loan group I is less than 5.50% per annum (or, after the optional termination date, 6.00% per annum), the amount of the shortfall which would occur with respect to the assumed certificate will be allocated among the
                                                            Class I-A-1 Certificates and Class I-A-2 Certificates in proportion to their current entitlements to interest calculated without regard to this cap. The interest rate cap for the Class I-A-3 Certificates and Class
                                                            I-A-4 Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans in loan group I minus the premium rate payable to Financial Guaranty Insurance Company for providing the financial guaranty insurance policy with respect to the Class I-A-3
                                                            Certificates and Class I-A-4 Certificates. Any such shortfall allocated to the Class I-A-3 Certificates and Class I-A-4 Certificates will not be covered by the financial guaranty insurance policy issued by Financial
                                                            Guaranty Insurance Company. The pass-through rates on the Class I-M
                                                            Certificates and Class I-B Certificates are each subject to an interest rate cap generally equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans in loan group I and (ii)
                                                            9.00% per annum, in each case, adjusted for the actual number of days elapsed in the related accrual period.

                                                            If the pass-through rates on the group I offered certificates are limited to the related interest rate cap for any distribution date, and, in the case of the Class I-A-1 Certificates, the amount of such limitation exceeds the amount payable under the yield maintenance agreement, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds for the related loan group remaining after certain other distributions on the related offered certificates and the payment of certain fees and expenses of the trust. However, if the certificate principal balance of a class of group I offered certificates has been reduced to zero, that class of offered certificates or Class I-B-4
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                                      S-24
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
                                                            Certificates will be retired and will no longer be entitled to such distributions, including distributions in respect of net interest shortfalls.

                                                            See "Description of the Certificates---Excess Spread and
                                                            Overcollateralization Provisions" in this prospectus supplement.

THE YIELDS ON THE CLASS II-1-A-2 CERTIFICATES AND           Some of the Class II-1-A Certificates will accrue interest at an
CLASS II-1-A-3 CERTIFICATES ARE SENSITIVE TO                adjustable rate determined separately for each distribution date
FLUCTUATIONS IN LIBOR.                                      according to an index in the manner described in this prospectus supplement under "Description of the Certificates --- Interest
                                                            Distributions." The pass-through rate on the Class II-1-A-2 Certificates will vary directly with LIBOR and the pass-through rate on the Class
                                                            II-1-A-3 Certificates will vary inversely with a LIBOR. Therefore, the yield to investors on the Class II-1-A-2 Certificates and Class II-1-A-3
                                                            Certificates will be sensitive to fluctuations of the index.

CLASS II-R CERTIFICATES ARE SUBJECT TO SPECIAL RISKS        Holders of the Class II-R Certificates are entitled to receive distributions as described herein, but the holders of the Class II-R
                                                            Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the Class II-R
                                                            Certificates will have tax liabilities with respect to their certificates during the early years of the related REMIC that substantially exceed the distributions payable during or prior to that time.

THE ADJUSTABLE RATE CERTIFICATES IN LOAN GROUP I MAY        The pass-through rates on the Class I-A-1, Class I-A-2, Class I-M and
NOT ALWAYS RECEIVE INTEREST BASED ON THE RELATED            Class I-B Certificates are generally based on One-Month LIBOR and a
LIBOR RATE                                                  specified margin as described in this prospectus supplement. The margins applicable to the pass-through rates on the Class I-A-1, Class I-M and
                                                            Class I-B Certificates are subject to increase as described in this prospectus supplement if the majority Class I-C Certificateholder does not exercise its option to purchase the remaining assets in the trust fund related to loan group I on the group I optional termination date.

                                                            For purposes of this section, each pass-through rate described above shall be referred to as the related "LIBOR Rate". In addition, the Class
                                                            I-A-1, Class I-A-2, Class I-M and Class I-B Certificates may not always receive interest at the related LIBOR Rate because such rate is also subject to the related interest rate cap. If the related interest rate cap is less than the related LIBOR Rate, the pass-through rate on the
                                                            Class I-A-1, Class I-A-2, Class I-M and Class I-B Certificates, as
                                                            applicable, will be reduced to the related interest rate cap. Thus, the yield to investors in such classes will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the
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                                      S-25
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
                                                            application of the related interest rate cap. The prepayment or default of mortgage loans in loan group I with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than the interest payment that would have been due the Class I-A-1, Class I-A-2,
                                                            Class I-M and Class I-B Certificates, as applicable, if such amount would have been calculated based on the related LIBOR Rate for the related interest accrual period, the value of the Class I-A-1, Class
                                                            I-A-2, Class I-M and Class I-B Certificates, as the case may be, may be temporarily or permanently reduced.

                                                            To the extent interest on the group I offered certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus or minus the related margin, as applicable, will create a shortfall. Some or all of this shortfall in respect of the Class I-A-1 Certificates will be funded to the extent of payments under the yield maintenance agreement. However, payments under the yield maintenance agreement are based on the lesser of the actual certificate principal balance of the Class I-A-1 Certificates and the principal amount of the Class I-A-1 Certificates based on certain prepayment assumptions regarding the related mortgage loans. If the mortgage loans in loan group I do not prepay according to those assumptions, it may result in the yield maintenance agreement providing insufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the group I optional termination date.

                                                            In addition, although the Class I-A-1 Certificates are entitled to payments under the yield maintenance agreement during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

                                                            To the extent that payments on the Class I-A-1 Certificates depend in part on payments to be received under the yield maintenance agreement, the ability of the trust to make payments on the Class I-A-1
                                                            Certificates will be subject to the credit risk of Wells Fargo Bank,
                                                            N.A.

                                                            We refer you to "Yield Maintenance Agreement" in this prospectus supplement for a discussion of the counterparty's obligation to make payments under the yield maintenance agreement.
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                                      S-26
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
THE YIELD ON SOME OF THE GROUP I OFFERED CERTIFICATES       The yield to investors on the group I offered certificates, other than
MAY BE AFFECTED BY VARIOUS RIGHTS OF THE CLASS I-A          the Class I-A-3 Certificates and Class I-A-4 Certificates, may be
INSURER                                                     adversely affected to the extent the class I-A insurer is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the class I-A insurer pursuant to the related financial guaranty insurance policy and the class I-A insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the class I-A insurer, to the extent not previously paid or reimbursed. In addition, the holders of the group I offered certificates, other than the Class I-A-3 Certificates and Class I-A-4 Certificates, may be
                                                            adversely affected by the ability of the class I-A insurer to exercise the rights of the Class I-A-3 Certificates and Class I-A-4 Certificates
                                                            under the pooling and servicing agreement and any additional rights which they hold in connection with any default by the master servicer or otherwise as provided in this prospectus supplement.

THE INITIAL RATING ON THE CLASS I-A-3 CERTIFICATES          The rating on the Class I-A-3 Certificates and Class I-A-4 Certificates
AND CLASS I-A-4 CERTIFICATES IS WITHOUT REGARD TO THE       is based primarily on the structure of and the credit characteristics
CLASS I-A POLICY                                            of mortgage loans in loan group I, and not upon theclaims paying ability of the class I-A insurer. The rating of the class I-A insurer is "AAA"
                                                            by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch Ratings. The
                                                            ratings reflect the respective rating agencies' current assessments of the insurance financial strength of the class I-A insurer. Further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Class I-A-3 Certificates or Class I-A-4 Certificates, and are
                                                            subject to revision, suspension or withdrawal at any time by the rating agencies. Any downward revision, suspension or withdrawal of any of the above ratings may have an adverse effect on the market price of the
                                                            Class I-A-3 Certificates and Class I-A-4 Certificates. The class I-A insurer does not guarantee the market price or investment value of the
                                                            Class I-A-3 Certificates or Class I-A-4 Certificates nor does it guarantee that the ratings on Class I-A-3 Certificates or Class I-A-4
                                                            Certificates will not be revised, suspended or withdrawn.

THE YIELD ON SOME OF THE GROUP II OFFERED                   The yield to investors on the group II offered certificates, other than
CERTIFICATES MAY BE AFFECTED BY VARIOUS RIGHTS OF THE       the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates, may
CLASS II-1-A INSURER                                        be adversely affected to the extent the class II-1-A insurer is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the class II-1-A insurer pursuant to the related financial guaranty insurance policy and the class II-1-A insurance agreement, including items unrelated to the performance of the related mortgage
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                                      S-27
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
                                                            loans such as certain expenses of the class II-1-A insurer, to the extent not previously paid or reimbursed. In addition, the holders of the group II offered certificates, other than the Class II-1-A-1, Class
                                                            II-1-A-2 and Class II-1-A-3 Certificates, may be adversely affected by the ability of the class II-1-A insurer to exercise the rights of the
                                                            Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates under the pooling and servicing agreement and any additional rights which they hold in connection with any default by the master servicer or otherwise as provided in this prospectus supplement.

THE INITIAL RATING ON THE CLASS II-1-A-1, CLASS             The ratings on the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3
II-1-A-2 AND CLASS II-1-A-3 CERTIFICATES IS WITHOUT         Certificates is based primarily on the structure of and the credit
REGARD TO THE CLASS II-1-A POLICY                           characteristics of mortgage loans in loan group II-1, and not upon the financial strength rating of the class II-1-A insurer. The rating of the class II-1-A insurer is "AAA" by Standard & Poor's, "Aa1" by Moody's and
                                                            "AAA" by Fitch Ratings, which is lower, in the case of Moody's, than the initial ratings of the Class II-1-A Certificates of "Aaa" by Moody's. If
                                                            delinquencies and losses on the mortgage loans are higher than expected, the ratings of the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3
                                                            Certificates may be reduced to the financial strength ratings of the class II-1-A insurer.

CERTAIN MORTGAGE LOANS WERE UNDERWRITTEN TO                 Certain mortgage loans were underwritten generally in accordance with
NONCONFORMING UNDERWRITING STANDARDS, WHICH MAY             underwriting standards which are primarily intended to provide for
RESULT IN LOSSES OR SHORTFALLS TO BE INCURRED ON THE        single family "non-conforming" mortgage loans. A "non-conforming"
OFFERED CERTIFICATES                                        mortgage loan means a mortgage loan which is ineligible for purchase by
                                                            Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie
                                                            Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors.

                                                            These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

DEFAULTS COULD CAUSE PAYMENT DELAYS AND LOSSES              There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your
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                                                            portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment.
                                                            In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to related certificateholders.

                                                            In the event that the mortgaged properties fail to provide adequate security for the related mortgage loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY AFFECTED BY THE               No one can accurately predict the level of prepayments that the trust
UNPREDICTABILITY OF PREPAYMENTS                             will experience. The trust's prepayment experience may be affected by many factors, including:

                                                                      o general economic conditions,

                                                                      o the level of prevailing interest rates,

                                                                      o the availability of alternative financing, and

                                                                      o homeowner mobility.

                                                            Substantially all of the mortgage loans contain due-on-sale provisions, and the servicers are required to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, approximately 19.11% of the mortgage loans in loan group I by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period; and
                                                            approximately 37.23% of the mortgage loans in loan group II by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years, which prepayment charges may discourage prepayments during the applicable period. The weighted average lives of the certificates will be sensitive to the rate and timing of principal
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
                                                            payments, including prepayments on the related mortgage loans, which may fluctuate significantly from time to time.

                                                            You should note that:

                                                                      o if you purchase your certificates at a discount and
                                                                        principal is repaid on the related mortgage loans slower
                                                                        than you anticipate, then your yield may be lower than you anticipate;

                                                                      o if you purchase your certificates at a premium and principal is repaid on the related mortgage loans faster than you
                                                                        anticipate, then your yield may be lower than you
                                                                        anticipate;

                                                                      o since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of
                                                                        mortgage loans following default have the same effect as
                                                                        prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations with respect to
                                                                        mortgage loans in the related loan group is higher than you expect;

                                                                      o the overcollateralization provisions, whenever
                                                                        overcollateralization for loan group I is at a level below the required level, are intended to result in an accelerated rate of principal distributions to the holders of the group
                                                                        I offered certificates. An earlier return of principal to
                                                                        such holders as a result of the overcollateralization
                                                                        provisions will influence the yield on the group I offered certificates in a manner similar to the manner in which
                                                                        principal prepayments on the group I mortgage loans will
                                                                        influence the yield on the group I offered certificates; and

                                                                      o you bear the reinvestment risks resulting from a faster or slower rate of principal payments for the related loan group than you expected.

                                                                      o The yield maintenance agreement with respect to the Class
                                                                        I-A-1 Certificates will terminate in accordance with their terms after the distribution date in August 2011. These
                                                                        dates were selected based on certain prepayment assumptions regarding the group I mortgage loans and that the group I
                                                                        optional termination right becomes exercisable and is
                                                                        exercisable at that time. These prepayment
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
                                                                        assumptions were used to determine the projected certificate principal balance of the Class I-A-1 of Certificates under the yield maintenance agreement. If prepayments on such
                                                                        mortgage loans occur at rates that are slower than those
                                                                        assumptions, or even if such mortgage loans prepay according to those assumptions, if the group I optional termination
                                                                        right is not exercised, the yield maintenance agreement will terminate prior to the repayment in full of the Class I-A-1
                                                                        Certificates.

                                                                      o The seller may, from time to time, implement programs
                                                                        designed to encourage refinancing. These programs may
                                                                        include, without limitation, modifications of existing
                                                                        loans, general or targeted solicitations, the offering of
                                                                        pre-approved applications, reduced origination fees or
                                                                        closing costs, or other financial incentives. Targeted
                                                                        solicitations may be based on a variety of factors,
                                                                        including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage
                                                                        assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the
                                                                        outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage
                                                                        loans in the mortgage pool may be higher than would
                                                                        otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                                            We refer you to "The Mortgage Pool" and "Yield, Prepayment and Maturity
                                                            Considerations" in this prospectus supplement and "Material Legal
                                                            Aspects of the Loans --- Due-on-Sale Clauses in Mortgage Loans" in the
                                                            prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience.

A REDUCTION IN CERTIFICATE RATING COULD HAVE AN             The ratings of each class of offered certificates will depend
ADVERSE EFFECT ON THE VALUE OF YOUR CERTIFICATES            primarily on an assessment by therating agencies of the related mortgage loans and the subordination afforded by certain classes of certificates.
                                                            The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor. The ratings on the Class I-A-3 Certificates
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
                                                            and Class I-A-4 Certificates are without regard to the financial guaranty insurance policy issued by Financial Guaranty Insurance
                                                            Company. The ratings on the Class II-1-A-1, Class II-1-A-2 and Class
                                                            II-1-A-3 Certificates are without regard to the financial guaranty insurance policy issued by Assured Guaranty Corp.

                                                            The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE ADVERSELY AFFECTED BY THE       The seller will treat its transfer of the mortgage loans to the
BANKRUPTCY OR INSOLVENCY OF CERTAIN PARTIES                 depositor as a sale of the mortgage loans. However, if the seller becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the seller. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                                            In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED REGIONS COULD HAVE A              Approximately 34.66% of the mortgage loans in loan group I, by aggregate
DISPROPORTIONATE EFFECT ON THE MORTGAGE LOANS DUE TO        principal balance as of the cut-off date, are secured by mortgaged
GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES            properties that are located in the state of California. Approximately
                                                            13.24% and 10.30% of the mortgage loans in loan group II, by aggregate principal balance as of the cut-off date, are secured by mortgaged properties that are located in the states of California and Florida, respectively. Property in certain of those states or in any other region having a significant concentration of properties underlying the mortgage loans may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, mudslides and other natural disasters. In addition,

                                                                      o economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their
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                                                                        loans on time;

                                                                      o declines in the residential real estate market in the
                                                                        specified regions may reduce the values of properties
                                                                        located in those regions, which would result in an increase in the loan-to-value ratios; and

                                                            any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST         Approximately 46.17%, 59.56% and 44.02% of the mortgage loans in loan
ONLY PERIOD, WHICH MAY RESULT IN INCREASED                  group I, loan group II-1 and loan group II-2, respectively, by aggregate
DELINQUENCIES AND LOSSES                                    principal balance as of the cut-off date, have an initial interest only period ranging from five to ten years. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the related offered certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

                                                            After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related offered certificates.

                                                            Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case.
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
                                                            In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN         Applicable state laws generally regulate interest rates and other
LOSSES ON THE MORTGAGE LOANS AND THE OFFERED                charges, require certain disclosure, and require licensing of the
CERTIFICATES                                                originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                                            The mortgage loans are also subject to federal laws, including:

                                                                      o the Federal Truth-in-Lending Act and Regulation Z
                                                                        promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                                                      o the Equal Credit Opportunity Act and Regulation B
                                                                        promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status,
                                                                        national origin, receipt of public assistance or the
                                                                        exercise of any right under the Consumer Credit Protection
                                                                        Act, in the extension of credit; and

                                                                      o the Depository Institutions Deregulation and Monetary
                                                                        Control Act of 1980, which preempts certain state usury
                                                                        laws.

                                                            Violations of certain provisions of these federal and state laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by
                                                            Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicers to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors
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
                                                            rescinding the mortgage loans against the trust and/or limit the related servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                                            Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

                                                            The seller will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the related offered certificates may be materially and adversely affected.

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES           The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                                            The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                                            Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE RETURN ON YOUR CERTIFICATES COULD BE REDUCED BY         The Servicemembers Civil Relief Act or the Relief Act and similar state
SHORTFALLS DUE TO THE APPLICATION OF THE                    laws provide relief to mortgagors who enter active military service and
SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE AND       to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the
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
LOCAL LAWS                                                  number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state and local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state and local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the related certificateholders on subsequent distribution dates. Any such shortfall on mortgage loans will reduce the amount available to pay interest on the related certificates.
                                                            We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. The financial guaranty insurance policy issued by Financial
                                                            Guaranty Insurance Company will not cover any interest shortfalls on the
                                                            Class I-A-3 Certificates and Class I-A-4 Certificates as a result of the application of the Relief Act or similar state and local laws. The financial guaranty insurance policy issued by Assured Guaranty Corp.
                                                            will not cover any interest shortfalls on the Class II-1-A-1, Class
                                                            II-1-A-2, and Class II-1-A-3 Certificates as a result of the application of the Relief Act or similar state and local laws.
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                                THE MORTGAGE POOL

GENERAL

            We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of August 31, 2005, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date of August 1, 2005. All percentages of the mortgage loans are approximate percentages by principal balance as of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

            Each mortgage loan in the trust fund will bear interest at a fixed rate and will be secured by a first lien on the related mortgaged property, and will be assigned to either loan group I, loan group II-1 or loan group II-2, each of which constitutes a separate sub-trust. Loan group II-1 will be further divided into two subgroups, Subgroup II-1-A and Subgroup II-1-B. Substantially all of the mortgage loans we will include in the trust fund will be fully amortizing.

            EMC Mortgage Corporation purchased the mortgage loans directly in privately negotiated transactions. Bear Stearns Residential Mortgage Corporation, an affiliate of the seller, the depositor and the underwriter, originated approximately 0.32% and 0.86% of the mortgage loans in loan group I and loan group II, respectively, by aggregate principal balance as of the cut-off date. Subsequently, these mortgage loans were transferred to EMC. We refer you to "General Underwriting Guidelines" and "Servicing of the Mortgage Loans" for further information regarding the mortgage loans.

            Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time. However, approximately 19.11% of the mortgage loans in loan group I by aggregate principal balance as of the cut-off date, provided at origination for the payment by the borrower of a prepayment charge on voluntary prepayments typically made up to the first three years from the date of execution of the related mortgage note; and approximately 37.23% of the mortgage loans in loan group II, by aggregate principal balance as of the cut-off date, provided at origination for the payment by the borrower of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note. The holders of the Class I-P Certificates will be entitled to all prepayment charges received on the mortgage loans in loan group I, the holders of the Class II-1-P Certificates will be entitled to all prepayment charges received on the mortgage loans in loan group II-1 and the holders of the Class II-2-P Certificates will be entitled to all prepayment charges received on the mortgage loans in loan group II-2, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, the originators

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will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See "Material Legal Aspects of the Loans-Enforceability of Prepayment and Late Payment Fees" in the prospectus.

            The cut-off date pool principal balance is approximately $777,386,731, which is equal to the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to the trust fund on the closing date will consist of 3,752 mortgage loans. The cut-off date pool principal balance for the mortgage loans in loan group I is approximately $218,010,467. The mortgage loans in loan group I to be transferred by the depositor to the trust fund on the closing date will consist of 613 mortgage loans. The cut-off date pool principal balance for the mortgage loans in loan group II-1 is approximately $132,571,376. The mortgage loans in loan group II-1 to be transferred by the depositor to the trust fund on the closing date will consist of 708 mortgage loans. As of the cut-off date, no scheduled monthly payment on any mortgage loan is more than 30 days past due. The cut-off date pool principal balance for the mortgage loans in loan group II-2 is approximately $426,804,888. The mortgage loans in loan group II-2 to be transferred by the depositor to the trust fund on the closing date will consist of 2,431 mortgage loans. As of the cut-off date, no scheduled monthly payment on any mortgage loan is more than 30 days delinquent.

            A mortgage loan is "delinquent" if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

            Approximately 46.17%, 59.56% and 44.02% of the mortgage loans in loan group I, loan group II-1 and loan group II-2, respectively, will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

            Approximately 4.23% and 11.90% of the mortgage loans in loan group I and loan group II, respectively, are covered by a lender-paid primary mortgage insurance policy. The weighted average Lender-Paid PMI Rate for the mortgage loans in loan group I and loan group II is 0.017% and 0.044%, respectively.

            Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

            The "collateral value" of a mortgaged property is the lesser of

            o the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

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            o the sales price of that mortgaged property at the time of origination.

            With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

            Approximately 3.31% and 16.02% of the mortgage loans in loan group I and loan group II, respectively, were originated using an insured automated valuation model.

            Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

            For purposes of distributions to the group II-1 senior certificates, the mortgage loans will be divided into two separate subgroups.

            Subgroup II-1-A Loans. Subgroup II-1-A includes all of the mortgage loans in loan group II-1 with a Net Mortgage Rate of less than or equal to 5.315% per annum. It also includes the Subgroup II-1-A Fraction (as defined below) of the principal balance of all of the mortgage loans with a Net Mortgage Rate greater than 5.315% per annum and less than 8.060% per annum. For example, Subgroup II-1-A includes 75% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.001% per annum, 50% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.688% per annum, and 25% of the principal balance of any mortgage loan with a Net Mortgage Rate of 7.374% per annum. It will not contain any part of a mortgage loan with a Net Mortgage Rate greater than or equal to 8.060% per annum. The Class II-1-A-1 Certificates and Class II-1-PO Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to Subgroup II-1-A.

            Subgroup II-1-A includes all of 112 mortgage loans and portions of 595 mortgage loans in loan group II-1 with an aggregate principal balance as of the cut-off date of approximately $100,653,848. The mortgage loans or portions of mortgage loans in Subgroup II-1-A have a weighted average remaining term to maturity of approximately 178 months as of the cut-off date. As of the cut-off date, the weighted average of the mortgage interest rates on mortgage loans or portions of mortgage loans in Subgroup II-1-A is approximately 6.064% per annum and the weighted average of their Net Mortgage Rates is approximately 5.775% per annum.

            Subgroup II-1-B Loans. Subgroup II-1-B includes all of the mortgage loans in loan group II-1 with a Net Mortgage Rate greater than or equal to 8.060% and the Subgroup II-1-B Fraction (as defined below) of the principal balance of all of the mortgage loans with a Net Mortgage Rate greater than 5.315% per annum and less than 8.060% per annum. For example, Subgroup II-1-B includes 25% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.001% per annum, 50% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.688% per annum, and 75% of the principal balance of any mortgage loan with a Net Mortgage Rate of 7.374%. It will not contain any part of a mortgage loan with a Net Mortgage Rate less than or equal to 5.315% per annum. The Class II-1-A-2, Class II-1-A-3 and Class II-1-X Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to Subgroup II-1-B.

            Subgroup II-1-B includes all of one mortgage loan and portions of 595 mortgage loans in loan group II-1 with an aggregate principal balance as of the cut-off date of approximately $31,917,527. The mortgage loans or portions of mortgage loans in Subgroup II-1-B have a weighted average remaining term to maturity of approximately 178 months as of the cut-off date. As of the cut-off date, the weighted average of the mortgage interest rates on portions of mortgage loans in Subgroup II-1-B is approximately 6.785% per annum and the weighted average of the Net Mortgage Rates of such mortgage loans is approximately 6.524% per annum.

MORTGAGE LOAN STATISTICAL DATA

            Schedule A to this prospectus supplement sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans in the related loan group. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

            At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified by loan group in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower's monthly payment and the maturity date of each mortgage note.

            In addition, the depositor will deposit with Wells Fargo Bank, National Association, as custodian and agent for the trustee, for the benefit of the certificateholders, the Class I-A Insurer and the Class II-1-A Insurer, the following documents with respect to each mortgage loan:

            (a) the original mortgage note, endorsed without recourse in the following form: "Pay to the order of U.S. Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2005-AC6 without recourse," with all intervening endorsements that show a complete chain of endorsement from the originator to the seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

            (b) the original recorded mortgage or a photocopy thereof;

            (c) a duly executed assignment of the mortgage to "U.S. Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2005-AC6, without recourse"; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the "MERS(R) System"), evidence that the mortgage is held for the trustee as described in the pooling and servicing agreement;

            (d) all interim recorded assignments of such mortgage, if any and if available to the depositor; and

            (e) the original or duplicate original lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

            With respect to each mortgage loan subject to the MERS(R) System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. ("MERS"), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

            Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states as to which an opinion of counsel is delivered to the trustee, the Class I-A Insurer and Class II-1-A Insurer to the effect that such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller, or (ii) with respect to any mortgage loan electronically registered through the MERS(R) System. The seller shall be responsible for the recordation of such assignments and the costs incurred in connection therewith.

            The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the related certificates, the Class I-A Insurer and Class II-1-A Insurer.

            In addition, the seller will make representations and warranties in the mortgage loan purchase agreement between the seller and the depositor. The seller is required, pursuant to the pooling and servicing agreement, to represent and warrant that the representations and warranties contained in the mortgage loan purchase agreement are true and correct as of the closing date. All of depositor's right, title and interest to the mortgage loans and all rights of the depositor under the mortgage loan purchase agreement will be assigned to the trustee pursuant to the pooling and servicing agreement. A form of the mortgage loan purchase agreement containing such representations and warranties will be attached as an exhibit to the pooling and servicing agreement. The depositor will file the pooling and servicing agreement along with the exhibits to the pooling and servicing agreement with the Securities and Exchange Commission in a report on Form 8-K within 15 days of the closing date, unless the 15th day falls on a Saturday, a Sunday or a Holiday, in which case it can be filed on the following business day.

            After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the related certificates (without regard to the Class I-A Policy issued by the Class I-A Insurer and without regard to the Class II-1-A Policy issued by the Class II-1-A Insurer) or the interests of the Class I-A Insurer or the Class II-1-A Insurer, the trustee is required to notify the seller, the Class I-A Insurer and the Class II-1-A Insurer in writing. If the seller cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the custodian, the seller is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

            With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee, the Class I-A Insurer and Class II-1-A Insurer must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the related certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the seller with respect to a mortgage loan.

THE ORIGINATORS

            The principal originators of the mortgage loans are: Ameriquest Mortgage Corporation with respect to approximately 31.39% of the mortgage loans in loan group II; SunTrust Mortgage, Inc., with respect to approximately 41.68% and 17.93% of the mortgage loans in loan group I and loan group II, respectively; and Waterfield Mortgage Company, Inc., with respect to approximately 11.45% and 22.78% of the mortgage loans in loan group I and loan group II, respectively. The remainder of the mortgage loans in each loan group were originated by various originators, none of which originated more than 10% of the related mortgage loans.

Ameriquest Mortgage Company

            Ameriquest Mortgage Company, referred to herein as Ameriquest, a Delaware corporation, is a specialty finance company engaged in the business of originating, purchasing and selling retail and wholesale sub-prime mortgage loans secured by one- to four-family residences. Ameriquest's mortgage business was begun in 1979 as a savings and loan association and later as a federal savings bank. In 1994, Ameriquest ceased depository operations to focus entirely on its mortgage banking business. In May 1997, Ameriquest sold its wholesale operations and reorganized its retail lending and servicing operations under the name of Ameriquest Mortgage Company. In January of 2000, Ameriquest recommenced wholesale lending as a separate division (a.k.a. Argent Mortgage Company, LLC) while continuing its retail and servicing operations. As of January 1, 2003, the wholesale lending division of Ameriquest reorganized its business as a wholly owned subsidiary of Ameriquest under the name of Argent Mortgage Company, LLC. Argent Mortgage Company, LLC is currently an affiliate of Ameriquest but is no longer a subsidiary of Ameriquest.

            Ameriquest's executive offices are at 1100 Town & Country Road, Suite 1100, Orange, California 92868.

SunTrust Mortgage, Inc.

            Approximately 24.59% of the mortgage loans were originated by SunTrust Mortgage, Inc. SunTrust Mortgage, Inc. is a wholly-owned subsidiary of SunTrust Bank, one of the nation's largest commercial banking organizations. As of December 31, 2004, SunTrust Bank had total assets of $158.9 billion, operating in Virginia, the District of Columbia, Maryland, Georgia, Alabama, Tennessee and Florida.

            Currently, SunTrust Mortgage, Inc. originates loans through 135 locations in its markets and adjacent states, maintains correspondent and broker relationships in 48 states, and services loans in 50 states and the District of Columbia. SunTrust Mortgage, Inc. is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans and (ii) servicing residential mortgage loans for its own account or for the account of others. SunTrust Mortgage, Inc. is an approved servicer of Fannie Mae, Freddie Mac and the Government National Mortgage Association. SunTrust Mortgage, Inc. is headquartered in Richmond, Virginia. Its parent, SunTrust Bank, is headquartered in Atlanta, Georgia.

            SunTrust Mortgage, Inc. executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

Waterfield Mortgage Company, Inc.

            Waterfield Mortgage Company, Inc. ("Waterfield") was founded in 1928 and is the holding company of the Waterfield Group, which is based in Fort Wayne, Indiana. Waterfield Financial Corp. is a wholly owned subsidiary of Union Federal Bank of Indianapolis (" Union Federal Bank"), which is a wholly owned subsidiary of Waterfield.

            Waterfield Financial Corp. is a one-to-four family residential mortgage loan origination company with retail and wholesale operations throughout the United States. Waterfield Financial Corp.'s retail operation comprises more than 30 branch offices and 225 loan officers located throughout Arizona, California, Colorado, Indiana, Maine, Maryland, Michigan, Nevada, New

Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Texas and Virginia.

            Union Federal Wholesale is a division of Waterfield Financial Corp. and is located in Fort Wayne, Indiana. Union Federal Wholesale was formed in 1996 to participate in a rapidly expanding wholesale market, specializing in Government insured, Conforming, and Alt-A mortgage products.

UNDERWRITING GUIDELINES

            All of the mortgage loans are "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans Administration ("VA") or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property, property types and/or mortgage loans with loan-to-value ratios over 80% that do not have primary mortgage insurance. The mortgage loans have either been originated or purchased by an originator and were generally underwritten in accordance with the standards described herein.

            Such underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

            Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

            With respect to purchase money or rate/term refinance loans secured by single family residences, loan-to-value ratios at origination of up to 97% for mortgage loans with original principal balances of up to $400,000, up to 95% for mortgage loans secured by one-to-two family, primary residences with original principal balances of up to $400,000 and up to 90% for mortgage loans secured by one-to-four family, primary residences with original principal balances of up to $650,000 are generally allowed. Mortgage loans with principal balances up to $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence. The loan-to-value ratio for super jumbos generally may not exceed 80%. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

            With respect to mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 90% for mortgage loans with original principal balances up to $300,000 are permitted. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum loan-to-value ratio generally is 85% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

            With respect to the mortgage loans included in the mortgage pool which have a loan-to-value ratio at origination which exceeds 80%, approximately 4.58% and 3.71% of such mortgage loans in loan group I and loan group II, respectively, are not covered by a primary mortgage insurance policy. All other mortgage loans included in the mortgage pool with a loan-to-value ratio at origination exceeding 80% have primary mortgage insurance policies insuring a portion of the balance of each such mortgage loan at least equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of such mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

            In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

            Each lender also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

            The mortgage loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, no ratio documentation, and no income/no asset documentation.

            Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

            Under the no ratio documentation program the borrower's income is not stated and no ratios are calculated. Although the income is not stated nor verified, lenders obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

            Under the no income/no asset documentation program, the borrower's income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

            Each mortgaged property has been appraised by a qualified independent appraiser who is approved by each lender. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

            Wells Fargo Bank, National Association ("Wells Fargo") will act as the master servicer of the mortgage loans pursuant to the pooling and servicing agreement, dated as of August 1, 2005, among the depositor, the seller, the master servicer, the securities administrator and the trustee. Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

            EMC Mortgage Corporation ("EMC"), a Delaware corporation having its principal executive office at 909 Hidden Ridge Drive, Irving, Texas 75038, will act as servicer with respect to approximately 58.29% and 81.90% of the mortgage loans in loan group I and loan group II, respectively, pursuant to the pooling and servicing agreement.

            SunTrust Mortgage, Inc. ("SunTrust") will act as servicer with respect to approximately 41.68% and 17.93% of the mortgage loans in loan group I and loan group II (the "SunTrust Loans") pursuant to Purchase Warranties and Servicing Agreement, as modified by the SunTrust Assignment Agreement (as modified, the "SunTrust Servicing Agreement"), dated as of January 1, 2002, as amended by Amendment No. 5, dated as of January 24, 2005, between EMC and SunTrust. The SunTrust Servicing Agreement will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "SunTrust Assignment Agreement"), dated as of August 31, 2005, among SunTrust, EMC and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the SunTrust Loans, which will be retained by EMC in its capacity as seller of the SunTrust Loans to the trust.

            PHH Mortgage Corporation ("PHH") will act as servicer with respect to approximately 0.03% and 0.12% of the mortgage loans in loan group I and loan group II, respectively, (the "PHH Loans") pursuant to the Purchase, Warranties and Servicing Agreement, as modified by the PHH Assignment Agreement (as modified, the "PHH Servicing Agreement"), dated as of October 23, 2001, among EMC, PHH, as successor to Cendant Mortgage Corporation and Bishop's Gate Residential Mortgage Trust ("Bishop's Gate"). The PHH Servicing Agreement will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "PHH Assignment Agreement"), dated as of August 31, 2005, among PHH, Bishop's Gate, EMC and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the PHH Loans, which will be retained by EMC in its capacity as seller of the PHH Loans to the trust.

            Wells Fargo Bank, N.A. ("Wells Fargo") will act as servicer with respect to approximately 0.05% of the mortgage loans in loan group II (the "Wells Fargo Loans") pursuant to the Master Seller's, Warranties and Servicing Agreement, as modified by the Wells Fargo Assignment Agreement (as modified, the "Wells Fargo Servicing Agreement"), dated as of October 1, 2004, among EMC and Wells Fargo. The Wells Fargo Servicing Agreement will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "Wells Fargo Assignment Agreement"), dated as of August 31, 2005, among Wells Fargo, EMC and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the Wells Fargo Loans, which will be retained by EMC in its capacity as seller of the Wells Fargo Loans to the trust.

            Pursuant to the pooling and servicing agreement, the master servicer will be required to monitor the related servicer's performance. In the event of a default by EMC under the pooling and servicing agreement, SunTrust under the SunTrust Servicing Agreement, PHH under the PHH Servicing Agreement or Wells Fargo under the Wells Fargo Servicing Agreement or, the master servicer will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

            The delinquency and foreclosure experiences of EMC and SunTrust have been included in this prospectus supplement because EMC and SunTrust are each servicing over 10% of the mortgage loans included in the mortgage pool.

EMC

            EMC, a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

            The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories:

            o investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

            o non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

            EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of May 31, 2005, EMC was servicing approximately $35.9 billion of mortgage loans and REO property.

Delinquency and Foreclosure Experience of EMC
            The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

                    DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                                                   AS OF NOVEMBER 30, 2002
                                                   -----------------------
                                         NO. OF            PRINCIPAL          % BY PRINCIPAL
                                         LOANS            BALANCE(2)              BALANCE
                                         -----            ----------              -------
 Current Loans........................   107,444     $      6,863,380,896            62.44%
 Period of Delinquency(3).............
  30-59 Days..........................    17,455            1,044,663,778             9.50
  60-89 Days..........................     6,524              401,534,696             3.65
  90 Days or more.....................    13,797              686,521,557             6.25
 Foreclosure/bankruptcies(4)..........    24,299            1,663,845,463            15.14
 Real Estate Owned....................     5,014              331,882,863             3.02
                                       ---------     --------------------         --------
            Total Portfolio...........   174,533     $     10,991,829,253           100.00%
                                       =========     ====================         ========

                                                       AS OF NOVEMBER 30, 2003
                                                       -----------------------
                                          NO. OF               PRINCIPAL         % BY PRINCIPAL
                                           LOANS              BALANCE(2)            BALANCE
                                           -----              ----------            -------
 Current Loans........................    116,121     $      8,638,124,015             68.08%
 Period of Delinquency(3).............
  30-59 Days..........................     17,011            1,092,638,661              8.61
  60-89 Days..........................      6,194              405,096,220              3.19
  90 Days or more.....................     15,417              760,682,618              5.99
 Foreclosure/bankruptcies(4)..........     20,652            1,497,106,926             11.80
 Real Estate Owned....................      3,553              295,106,372              2.33
                                       ----------     --------------------          --------
            Total Portfolio...........    168,948     $     12,688,754,812            100.00%
                                       ==========     ====================          ========

                                                    AS OF NOVEMBER 30, 2004
                                                    -----------------------
                                         NO. OF            PRINCIPAL          % BY PRINCIPAL
                                         LOANS            BALANCE(2)              BALANCE
                                         -----            ----------              -------
Current Loans.......................     172,765     $     21,265,918,459            80.60%
Period of Delinquency(3)............
 30-59 Days.........................      20,148            1,952,489,108             7.40
 60-89 Days.........................       7,545              667,524,136             2.53
 90 Days or more....................      14,641              793,465,947             3.01
Foreclosure/bankruptcies(4).........      20,012            1,497,214,813             5.67
Real Estate Owned...................       2,298              208,206,521             0.79
                                       ---------     --------------------         --------
            Total Portfolio.........     237,409     $     26,384,818,984           100.00%
                                       =========     ====================         ========

                                                           AS OF MAY 31, 2005
                                                           ------------------
                                          NO. OF               PRINCIPAL         % BY PRINCIPAL
                                           LOANS              BALANCE(2)            BALANCE
                                           -----              ----------            -------
Current Loans.......................      227,366     $     30,083,777,421           83.78%
Period of Delinquency(3)............
 30-59 Days.........................       22,485            2,293,190,253            6.39
 60-89 Days.........................        7,459              720,008,877            2.01
 90 Days or more....................       15,312              979,938,413            2.73
Foreclosure/bankruptcies(4).........       20,044            1,616,730,266            4.50
Real Estate Owned...................        2,315              215,174,059            0.60
                                       ----------     --------------------       ---------

            Total Portfolio.........      294,981     $     35,908,819,289          100.00%
                                       ==========      ===================       =========

----------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the REO properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in the period of delinquency.

            Since the mortgage loans were originated by various originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund or even representative of the mortgage loans in the trust fund being serviced by EMC. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

Delinquency and Foreclosure Experience of SunTrust

            The information set forth in the following paragraphs has been provided by SunTrust. None of the depositor, the trustee, the master servicer, the securities administrator, the underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

            The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by SunTrust. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                             SUNTRUST MORTGAGE, INC.
                            TOTAL DELINQUENCY REPORT

                                   As of December 31, 2002                        As of December 31, 2003
                         -------------------------------------------     ---------------------------------------------
                         No. of                                          No. of
                          Loans    Percent   Dollar Amount   Percent      Loans     Percent    Dollar Amount   Percent
                          -----    -------   -------------   -------      -----     -------    -------------   -------
Total Portfolio........   486,959           $57,087,014,718                550,619            $68,957,145,132
Period of Delinquency..
   30-59 Days..........    10,631     2.18%   1,128,080,249      1.98%      11,041      2.01%   1,179,240,864    1.71%
   60-89 Days..........     1,710     0.35      152,376,901      0.27        1,926      0.35      185,749,038     0.27
   90-120 Days.........       674     0.14       58,245,288      0.10          760      0.14       65,933,494     0.10
   More than 120 Days..     1,029     0.21       86,747,033      0.15          971      0.18       99,492,259     0.14
Foreclosure............       921     0.19       81,527,077      0.14        1,059      0.19      108,383,742     0.16
                           ------     ----    -------------      ----       ------      ----    -------------     ----
Total Delinquency......    14,965     3.07    1,506,976,548      2.64       15,757      2.87    1,638,799,397     2.38
                           ======     ====    =============      ====       ======      ====    =============     ====

                                    As of December 31, 2004                          As of June 30, 2005
                         --------------------------------------------    ---------------------------------------------
                         No. of                                          No. of
                          Loans    Percent   Dollar Amount    Percent     Loans     Percent    Dollar Amount   Percent
                          -----    -------   -------------    -------     -----     -------    -------------   -------
Total Portfolio........   591,650           $77,667,629,943                655,020             89,102,782,850
Period of Delinquency..
   30-59 Days..........    11,725    1.98%    1,332,814,305      1.72%      11,956     1.83%    1,351,855,872    1.52%
   60-89 Days..........     1,897     0.32      193,555,159       0.25       1,919      0.29      191,376,222     0.21
   90-120 Days.........       818     0.14       80,162,770       0.10         917      0.14       87,871,693     0.10
   More than 120 Days..     1,119     0.19      115,172,112       0.15       1,276      0.19      129,064,593     0.14
Foreclosure............     1,053     0.18      107,943,378       0.14       1,159      0.18      120,858,416     0.14
                           ------     ----    -------------       ----      ------      ----    -------------     ----
Total Delinquency......    16,612     2.81    1,829,647,724       2.36      17,227      2.63    1,881,026,796     2.11
                           ======     ====    =============       ====      ======      ====    =============     ====

COLLECTION AND OTHER SERVICING PROCEDURES

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement as applicable. Consistent with the foregoing, the servicers may in their discretion waive, modify or vary or permit to be waived, modified or varied, any term of any mortgage loan including, in certain instances, changing the mortgage interest rate or extending the final maturity.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the related servicer has knowledge thereof, the related servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related servicer may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related servicing agreement or the pooling and servicing agreement, as applicable. Each servicing account and the investment of deposits therein shall comply with the requirements of the related servicing agreement or the pooling and servicing agreement, as applicable and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer or master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer or the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related servicing agreement or the pooling and servicing agreement, as applicable.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreement or the pooling and servicing agreement, as applicable.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related servicing agreement or the pooling and servicing agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account. The right of the related servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance proceeds or Liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as each such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement and the pooling and servicing agreement, the related servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The related servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to any amounts earned on permitted investments in the Master Servicer Collection Account and the Distribution Account. Each servicer will be entitled to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.250% per annum. Interest shortfalls on the mortgage loans in a loan group resulting from prepayments in full in any calendar month will be offset by the related servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described herein. The master servicer will be obligated to make such compensating interest payments in the event that the related servicer is required to make such payments and fails to do so, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date.

         In addition to the primary compensation described above, the related servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The related servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement or the pooling and servicing agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the pooling and servicing agreement and the related servicing agreement and shall meet the requirements of the rating agencies.

         On the date specified in the pooling and servicing agreement or the applicable servicing agreement, as the case may be, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to the master servicer for deposit in the Master Servicer Collection Account.

THE MASTER SERVICER COLLECTION ACCOUNT

         The master servicer shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "Master Servicer Collection Account") into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer's own funds (less the master servicer's expenses and the master servicing fee, as provided in the pooling and servicing agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the pooling and servicing agreement and shall meet the requirements of the rating agencies. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the trustee and for the benefit of the certificateholders, the Class I-A Insurer and Class II-1-A Insurer, in such permitted investments selected by the master servicer as set forth in the pooling and servicing agreement. The master servicer shall be entitled to any amounts earned and will be liable for any losses on permitted investments in the Master Servicer Collection Account. The master servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

            (i) Any amounts withdrawn from a protected account or other permitted account;

            (ii) Any advance and compensating interest payments;

            (iii) Any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in a protected account or other permitted account;

            (iv) The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the related loan group;

            (v) Any amounts required to be deposited with respect to losses on permitted investments; and

            (vi) Any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Master Servicer Collection Account pursuant to the pooling and servicing agreement.

DISTRIBUTION ACCOUNT

         The securities administrator shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "Distribution Account"), into which on the day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the Master Servicer Collection Account. All amounts deposited to the Distribution Account shall be held in the name of the trustee and for the benefit of the certificateholders in trust for the benefit of the certificateholders, the Class I-A Insurer and the Class II-1-A Insurer in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account may be held as cash or invested in the name of the trustee, in such permitted investments selected by the master servicer as set forth in the pooling and servicing agreement. The master servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

         On each Distribution Date, the securities administrator will withdraw available funds from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distribution on the Certificates" in this prospectus supplement. Each of the trustee, the securities administrator and the custodian will be entitled to compensation for its services under the pooling and servicing agreement and the custodial agreement which shall be paid by the master servicer. The trustee, the securities administrator and the custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the pooling and servicing agreement prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the servicer for such month shall, to the extent of such shortfall, be remitted by the related servicer to the master servicer for deposit in the Master Servicer Collection Account. We refer to such deposited amounts as "Compensating Interest." In the event the related servicer fails to remit such compensating interest payments, the master servicer will be required to do so to the extent described in the pooling and servicing agreement. Any such deposit or remittance by the master servicer or the related servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed. The Class I-A Policy will not cover any shortfalls on the Class I-A-3 Certificates and Class I-A-4 Certificates due to Prepayment Interest Shortfalls or the failure of any servicer to pay Compensating Interest. The Class II-1-A Policy will not cover any shortfalls on the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates due to Prepayment Interest Shortfalls or the failure of any servicer to pay Compensating Interest.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable servicing agreement or the pooling and servicing agreement, for example as a result of application of the Relief Act or similar state or local laws, the related servicer will remit to the master servicer for deposit in the Master Servicer Collection Account within the number of days prior to the related distribution date set forth in the related servicing agreement or the pooling and servicing agreement, as applicable, an amount equal to such delinquency, net of the related servicing fee except to the extent the related servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the related servicer until the liquidation of the related mortgaged property. Failure by the related servicer to remit any required advance, which failure goes unremedied for the number of days specified in the pooling and servicing agreement or the related servicing agreement, as applicable, would constitute an event of default under such agreements. Such event of default by the related servicer shall then obligate the master servicer to advance such amounts to the Distribution Account to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement will provide that, in the event that during the course of any fiscal year the master servicer has directly serviced any of the mortgage loans, on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee, the Class I-A Insurer and the Class II-1-A Insurer to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by the master servicer of such mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the pooling and servicing agreement, was conducted in compliance with such agreements, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, except for any significant exceptions or errors in records that, in the opinion of the firm it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by the related servicer, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to the related servicer.

         The pooling and servicing agreement will also provide for delivery to the trustee, the Class I-A Insurer and the Class II-1-A Insurer on or before a specified date in each year, of an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination, evidenced by an opinion of counsel to such effect, that its duties thereunder are no longer permissible under applicable law. No such resignation shall become effective unless:

         o the trustee or a successor master servicer has assumed the obligations and duties of the master servicer and the securities administrator (including the master servicer's obligation to pay the compensation of the trustee and the custodian) to the extent required in the pooling and servicing agreement;

         o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

         o the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, suspend or withdraw its then-current ratings assigned to any class of offered certificates (such determination to be made without regard to the Class I-A Policy or Class II-1-A Policy).

         Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee, the Class I-A Insurer and the Class II-1-A Insurer (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the pooling and servicing agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the pooling and servicing agreement with respect to the qualifications of such purchaser or transferee.

         The pooling and servicing agreement will further provide that neither the master servicer, the depositor, the seller nor any director, officer, employee, or agent of the master servicer, the depositor or the seller will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor, the seller nor any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

         In addition, the pooling and servicing agreement will provide that neither the master servicer, the depositor nor the seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which either the master servicer or the seller may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the seller is a party, or any person succeeding to the business of the master servicer or the seller, will be the successor of the master servicer or the seller, as applicable under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates (such determination to be made without regard to the Class I-A Policy or Class II-1-A Policy).

         EMC will have certain rights with respect to the pooling and servicing agreement in respect of the master servicer, including the selection of a new master servicer acceptable to the Class I-A Insurer and the Class II-1-A Insurer in the event of a default by Wells Fargo. EMC may also terminate the master servicer without cause, upon payment of a termination fee from EMC's own funds, provided that a successor master servicer acceptable to the Class I-A Insurer and Class II-1-A Insurer has been appointed pursuant to the pooling and servicing agreement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to collectively in this prospectus supplement as the offered certificates. We sometimes refer to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates in this prospectus supplement collectively as the Class I-A Certificates or group I senior certificates. We sometimes refer to the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates collectively in this prospectus supplement as the Class I-M Certificates. We sometimes refer to the Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates collectively in this prospectus supplement as the Class

I-B Certificates. We sometimes refer to the Class I-M Certificates and Class I-B Certificates collectively in this prospectus supplement as the group I subordinate certificates. We sometimes refer to the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates collectively in this prospectus supplement as the Offered Class I-B Certificates. We sometimes refer to the Class I-A, Class I-M and Offered Class I-B Certificates in this prospectus supplement collectively as the group I offered certificates. We sometimes refer to the group I offered certificates, the Class I-B-4, Class I-P, Class I-C, Class I-R-1 and Class I-R-2 Certificates collectively in this prospectus supplement as the group I certificates. We sometimes refer to the Class I-R-1 Certificates and Class I-R-2 Certificates together in this prospectus supplement as the group I residual certificates or Class I-R Certificates.

         We sometimes refer to the Class II-1-A-1, Class II-1-A-2, Class II-1-A-3, Class II-1-R-1, Class II-1-R-2, Class II-1-R-3, Class II-1-X and Class II-1-PO Certificates in this prospectus supplement collectively as the group II-1 senior certificates. We sometimes refer to the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates in this prospectus supplement collectively as the Class II-1-A Certificates. We sometimes refer to the Class II-2-A Certificates in this prospectus supplement as the group II-2 senior certificates. We sometimes refer to the Class II-B-1, Class II-B-2, and Class II-B-3 Certificates in this prospectus supplement collectively as the group II offered subordinate certificates. We sometimes refer to the Class II-1-R-1, Class II-1-R-2 and Class II-1-R-3 Certificates in this prospectus supplement collectively as the group II residual certificates or Class II-1-R Certificates. We sometimes refer to the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates in this prospectus supplement collectively as the group II non-offered subordinate certificates. We sometimes refer to the group II non-offered subordinate certificates, Class II-1-P and Class II-2-P Certificates in this prospectus supplement collectively as the group II non-offered certificates. We sometimes refer to the group II offered subordinate certificates and group II non-offered subordinate certificates in this prospectus supplement collectively as the group II subordinate certificates or Class II-B Certificates. We sometimes refer to the group II-1 senior certificates, Class II-2-A Certificates and group II offered subordinate certificates in this prospectus supplement collectively as the group II offered certificates. We sometimes refer to the group II offered certificates and group II non-offered certificates collectively in this prospectus supplement as the group II certificates.

         We sometimes refer to the group I senior certificates, group II-1 senior certificates and group II-2 senior certificates in this prospectus supplement collectively as the senior certificates. We sometimes refer to the Class I-A Certificates, Class II-1-A and Class II-2-A Certificates in this prospectus supplement collectively as the Class A Certificates. We sometimes refer to the Class I-B Certificates and Class II-B Certificates in this prospectus supplement collectively as the Class B Certificates. We sometimes refer to the group I subordinate certificates and group II subordinate certificates in this prospectus supplement collectively as the subordinate certificates. We sometimes refer to the group I offered certificates and group II offered certificates in this prospectus supplement collectively as the offered certificates. We sometimes refer to the group I certificates and group II certificates in this prospectus supplement collectively as the certificates. We sometimes refer to the group I residual certificates and group II residual certificates in this prospectus supplement collectively as the residual certificates or Class R Certificates.

         The group I certificates and group II certificates are not cross-collateralized.

         The Class I-P, Class II-1-P and Class II-2-P Certificates will each have an initial Certificate Principal Balance of $100 and will be entitled to all prepayment charges received in respect of the mortgage loans in loan group I, loan group II-1 and loan group II-2, respectively.

         The trust will issue the offered certificates, other than the Class II-1-R Certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class. Each Class II-1-R Certificate will be issued as a single certificate of $50 in certificated fully registered form.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

         Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

         o we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are unable to locate a qualified successor,

         o at our option, we elect to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate Certificate Principal Balance of the applicable securities advise the securities administrator and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing such certificate owner's fractional undivided interest in the related class of certificates. Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

GLOSSARY

         "Accrued Certificate Interest" for any group II certificate (other than the Class II-1-PO, Class II-1-P, Class II-2-P and Class II-1-R Certificates) for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of a group II-1 senior certificate or group II-2 senior certificates (other than the Class II-1-PO Certificates and Class II-1-R Certificates), such certificate's share of any Net Interest Shortfalls from the related mortgage loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans and (ii) in the case of a group II subordinate certificate, such certificate's share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the related mortgage loans. Such Net Interest Shortfalls will be allocated among the certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the Class II-1-A, Class II-2-A, Class II-1-X and Class II-B Certificates will be based on a 360-day year that consists of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance of such certificate has been reduced to zero.

         "Allocable Share" with respect to any class of group II subordinate certificates on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount for each subgroup or Loan Group, as applicable; provided, that, except as described in the second succeeding sentence, no class of group II subordinate certificates (other than the class of group II subordinate certificates outstanding with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. The "Class Prepayment Distribution Trigger" for a class of group II subordinate certificates for any distribution date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class subordinated thereto, if any, and the denominator of which is the aggregate Stated Principal Balance of all of the mortgage loans in loan group II-1 and loan group II-2 as of the related due date, equals or exceeds such percentage calculated as of the closing date. If on any distribution date the Certificate Principal Balance of any class of group II subordinate certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of group II subordinate certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their numerical class designations. If the Class Prepayment Distribution Trigger is not satisfied for any class of group II subordinate certificates on any distribution date, this may have the effect of accelerating the amortization of more senior classes of group II subordinate certificates.

         "Applied Realized Loss Amount" with respect to any class of group I subordinate certificates and as to any distribution date, means the Realized Losses with respect to the mortgage loans in loan group I which have been applied in reduction of the Certificate Principal Balance of such class.

         "Certificate Principal Balance" with respect to any class of offered certificates and any distribution date, is the original certificate principal balance of such class as set forth on the cover page of this prospectus supplement, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Realized Losses allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related mortgage loans received by the master servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate and, in the case of loan group I, not previously reimbursed to such certificate as an Applied Realized Loss Amount. See "--Excess Spread and Overcollateralization Provisions" and "-- Allocation of Losses" in this prospectus supplement.

         "Class B Certificates" means, collectively, the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

         "Class I-A Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of August 31, 2005 among the Class I-A Insurer, the depositor, the seller and the trustee.

         "Class I-A Insurer" means Financial Guaranty Insurance Company.

          "Class I-A Net WAC Pass-Through Amount" means, with respect to any distribution date, the excess of (A) the amount of interest the Class I-A-1 Certificates would have been entitled to receive if no Interest Rate Cap applied, over (B) the amount of interest the Class I-A-1 Certificates would have been entitled to receive if reductions under the related Interest Rate Cap were allocated as provided in the definition thereof; provided, however, that if One-Month LIBOR plus the applicable margin for the Class I-A-1 Certificates for such distribution date is equal to or greater than the rate of interest for the Class I-A-1 Certificates determined as if the related Interest Rate Cap allocable to the Class I-A-1 Certificates and Class I-A-2 Certificates were allocated to the Class I-A-1 Certificates, the amount determined under clause
(A) would be determined as if the related Interest Rate Cap allocable to the Class I-A-1 Certificates and Class I-A-2 Certificates were allocated to the Class I-A-1 Certificates.

         "Class I-A Reimbursement Amount" is the sum of (a) the aggregate unreimbursed amount of any payments made by the Class I-A Insurer under the Class I-A Policy, together with interest on such amount from the date of payment by the Class I-A Insurer until paid in full at the Late Payment Rate (as defined in the Class I-A Insurance Agreement) and (b) any other amounts owed to the Class I-A Insurer under the Class I-A Insurance Agreement or the pooling and servicing agreement.

         "Class II-1-A Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of August 31, 2005 among the Class II-1-A Insurer, the depositor, the seller and the trustee.

         "Class II-1-A Insurer" means Assured Guaranty Corp.

         "Class II-1-A Reimbursement Amount" is the sum of (a) the aggregate unreimbursed amount of any payments made by the Class II-1-A Insurer under the Class II-1-A Policy, together with interest on such amount from the date of payment by the Class II-1-A Insurer until paid in full at the Accrual Rate (as defined in the Class II-1-A Insurance Agreement) and (b) any other amounts owed to the Class II-1-A Insurer under the Class II-1-A Insurance Agreement or the pooling and servicing agreement.

         "Class II-1-PO Certificate Deferred Payment Writedown Amount" means, with respect to any distribution date and the Class II-1-PO Certificates, the amount distributed to the Class II-1-PO Certificates on such distribution date pursuant to priority sixth under clause (A) under "-- Distributions on the Certificates -- Distributions on the Group II-1 Certificates." The Class II-1-PO Certificate Deferred Payment Writedown Amount will be allocated to the classes of group II subordinate certificates in inverse order of their numerical class designations, until the Certificate Principal Balance of each such class has been reduced to zero.

         "Class II-1-PO Certificate Principal Distribution Amount" with respect to each distribution date and the Class II-1-PO Certificates, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Class II-1-PO Certificates immediately prior to such distribution date):

         (i) the PO Percentage of the principal portion of all monthly payments due on Discount Mortgage Loan in Subgroup II-1-A on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (ii) the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in Subgroup II-1-A which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period (as defined below);

         (iii) the PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any Discount Mortgage Loan in Subgroup II-1-A;

         (iv) the lesser of (a) the PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Discount Mortgage Loan in Subgroup II-1-A which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each defaulted Discount Mortgage Loan in Subgroup II-1-A during the related Due Period and (B) the Stated Principal Balance of each such Discount Mortgage Loan in Subgroup II-1-A purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the PO Percentage of the sum of (A) the Stated Principal Balance of each Discount Mortgage Loan in Subgroup II-1-A which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such Discount Mortgage Loan in Subgroup II-1-A that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

         (v) the PO Percentage of the sum of (a) the Stated Principal Balance of each Discount Mortgage Loan in Subgroup II-1-A which was repurchased by the seller in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each Discount Mortgage Loan in Subgroup II-1-A that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of each such substitute Discount Mortgage Loan.

          "Compensating Interest" shall mean, any payments made by the master servicer and the servicers to cover Prepayment Interest Shortfalls.

         "Cross-Over Date" with respect to the group II certificates means the distribution date on which the aggregate Certificate Principal Balance of the group II subordinate certificates has been reduced to zero.

         "Discount Mortgage Loan" means with respect to Subgroup II-1-A, any mortgage loan with a Net Mortgage Rate less than 5.315% per annum.

         "Due Period" with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Excess Spread" with respect to any distribution date and loan group I is the excess, if any, of (i) the Interest Funds for such loan group for such distribution date, over (ii) the sum of (a) the premium payable to the Class I-A Insurer for such distribution date and (b) the related Monthly Interest Distributable Amounts payable to the group I offered certificates and Class I-B-4 Certificates on such distribution date and (c) any Class I-A reimbursement amounts payable under clause (2) of

"-Distributions On the Certificates-Distributions on the Group I
Certificates-Interest Distributions."

         "Fiscal Quarter" with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

         "Group I 20% Clean-up Call Date" means the first distribution date on which the aggregate Stated Principal Balance of the mortgage loans in loan group I as of the end of the related Due Period is less than or equal to 20% of the Stated Principal Balance of the mortgage loans in such loan group as of the cut-off date.

         "Group I Available Funds" shall mean the sum of Interest Funds and Principal Funds relating to the mortgage loans in loan group I.

         "Group I Basic Principal Distribution Amount" with respect to any distribution date and the group I certificates is the lesser of (a) the excess of (i) the Group I Available Funds for such distribution date over (ii) the aggregate Monthly Interest Distributable Amount for the group I offered certificates and Class I-B-4 Certificates for such distribution date and (b) the excess of (i) the Principal Remittance Amount for such distribution date over
(ii) the Group I Overcollateralization Release Amount, if any, for such distribution date.

         "Group I Extra Principal Distribution Amount" with respect to any distribution date and the mortgage loans in loan group I (a) on or prior to the earlier of (1) the Group I 20% Clean-Up Call Date and (2) the distribution date in August 2015, the lesser of (x) the Excess Spread for loan group I for such distribution date and (y) the Group I Overcollateralization Increase Amount for such distribution date; and (b) thereafter, the Excess Spread for loan group I for such distribution date; provided that, the Excess Spread described in clause
(b) will be used first to pay any Group I Overcollateralization Increase Amount, any Net Interest Shortfalls and any Net WAC Rate Carryover Amounts on such distribution date, and the remainder will be applied as part of the Group I Extra Principal Distribution Amount.

         "Group I Overcollateralized Amount" with respect to any distribution date and loan group I, is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans in loan group I as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the group I offered certificates and Class I-B-4 Certificates on such distribution date (after taking into account the payment of principal other than any Group I Extra Principal Distribution Amount on such certificates).

         "Group I Overcollateralization Increase Amount" for any distribution date and loan group I, means the lesser of (a) the excess, if any, of (i) the Group I Overcollateralization Target Amount over (ii) the Group I Overcollateralized Amount on such distribution date (after taking into account payments to the group I offered certificates and Class I-B-4 Certificates of the Group I Basic Principal Distribution Amount on such distribution date) and (b) Excess Spread for loan group I for such distribution date.

         "Group I Overcollateralization Release Amount," with respect to any distribution date and loan group I, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Group I Overcollateralized Amount for such distribution date (assuming that

100% of the Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Group I Overcollateralization Target Amount for such distribution date.

         "Group I Overcollateralization Target Amount" with respect to any distribution date is approximately 0.80% of the aggregate principal balance of the mortgage loans in loan group I as of the cut-off date.

         "Group II Available Funds" shall mean the sum of Interest Funds and Principal Funds relating to the mortgage loans in loan group II, plus an amount equal to $150 which will be used to make principal distributions to the Class II-1-R Certificates.

         "Group II-1 Certificates" consist of the Class II-1-A-1, Class II-1-A-2, Class II-1-A-3, Class II-1-PO and Class II-1-X Certificates.

         "Group II-2 Certificates" consist of the Class II-2-A Certificates.

         "Group II Principal Distribution Amount" with respect to each of the Subgroup II-1-A, Subgroup II-1-B and Group II-2 Certificates, respectively, and each distribution date, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Subgroup II-1-A, Subgroup II-1-B and Group II-2 Certificates, as applicable, immediately prior to such distribution date):

         (1) the applicable Senior Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on the mortgage loans in the related Subgroup or loan group on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related Subgroup or loan group which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

         (3) the applicable Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period;

         (4) the lesser of (a) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Subgroup or loan group which became a liquidated mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each liquidated mortgage loan in the related Subgroup or group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Subgroup or loan group purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related Subgroup or group which became a liquidated mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such mortgage loan in the related Subgroup or loan group that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

         (5) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Subgroup or loan group which was repurchased by EMC or its designee in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in the related Subgroup or loan group that has been replaced by EMC or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date over the Stated Principal Balance of each such substitute mortgage loan.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

         "Interest Accrual Period" with respect to any distribution date and the Class I-A-3, Class I-A-4, Class II-1-A-1, Class II-2-A, Class II-1-X and Class II-B Certificates, the calendar month immediately preceding the calendar month in which such distribution date occurs. With respect to any distribution date and the Class I-A-1, Class I-A-2, Class II-1-A-2, Class II-1-A-3, Class I-M and Class I-B Certificates, the period from and including the 25th day of the calendar month preceding the month in which such distribution date occurs (or, with respect to the first Interest Accrual Period for the Class I-M and Class I-B Certificates, the closing date) to and including the 24th day of the calendar month in which such distribution date occurs. The Class II-1-R Certificates and Class II-1-PO Certificates are not entitled to distributions of interest and do not have an Interest Accrual Period.

         "Interest Funds" with respect to a distribution date and each loan group generally are equal to the sum, without duplication, of

         (a) all scheduled interest collected on the mortgage loans for such loan group, less the related servicing fee, the master servicing fee and the lender paid mortgage insurance fee, if any,

         (b) all advances relating to interest for such loan group,

         (c) all Compensating Interest for such loan group,

         (d) Liquidation Proceeds and Subsequent Recoveries for such loan group, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in the related loan group,

         (e) the interest portion of proceeds of the repurchase of any mortgage loans in the related loan group, and

         (f) the interest portion of the purchase price of the assets of the mortgage loans in the related loan group (and other assets acquired in respect of the mortgage loans in such loan group) upon exercise by the majority holder of the Class I-C Certificates or the depositor or its designee, as applicable, of its optional termination right, less

         (g) such loan group's pro rata share (based on the aggregate Stated Principal Balance of the mortgage loans in that loan group) of amounts reimbursable to the related servicer, the master servicer, the securities administrator, the trustee and the custodian as provided in the pooling and servicing agreement.

         "Interest Only Certificates" the Class I-A-2, Class II-1-A-3 and Class II-1-X Certificates.

         "Interest Rate Cap" With respect to the Class I-A-1 Certificates and Class I-A-2 Certificates will be calculated based on an assumed certificate with a principal balance equal to the Certificate Principal Balance of the Class I-A-1 Certificates and a fixed pass-through rate of 5.50% per annum and a rate increase of 0.50% per annum after the group I optional termination date. If the weighted average of the Net Mortgage Rates on the mortgage loans in Loan Group I is less than 5.50% per annum (or, after the group I optional termination date, 6.00% per annum), the amount of the shortfall which would occur with respect to the assumed certificate will be allocated among the Class I-A-1 Certificates and Class I-A-2 Certificates in proportion to their current entitlements to interest, calculated without regard to this cap. The Interest Rate Cap with respect to the Class I-A-3 Certificates and Class I-A-4 Certificates will be equal to the weighted average of the Net Mortgage Rates of all of the mortgage loans in Loan Group I, minus the premium rate payable to Financial Guaranty Insurance Company for providing the financial guaranty insurance policy with respect to the Class I-A-3 Certificates and Class I-A-4 Certificates, respectively. The Interest Rate Cap with respect to the Class I-M Certificates and Class I-B Certificates will be equal to the lesser of (a) 9.00% per annum and (b) the weighted average of the Net Mortgage Rates of all of the mortgage loans in Loan Group I, in each case, adjusted for the actual number of days elapsed in the related Interest Accrual Period.

         "Interest Shortfall" with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the mortgage loans in the related loan group resulting from (a) prepayments in full with respect to the related loan group received during the related Prepayment Period, (b) partial prepayments with respect to the related loan group received during the related Prepayment Period to the extent applied prior to the due date in the month of the distribution date and
(c) interest payments on certain of the mortgage loans in the related loan group being limited pursuant to the provisions of the Relief Act or similar state or local laws.

         "Lender-Paid PMI Rate" with respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable servicer out of interest collections on the related mortgage loan.

         "Liquidation Proceeds" are all net proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged property acquired by the related servicer by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan, other than the amount of such net proceeds representing any profit realized by the related servicer in connection with the disposition of such mortgaged property.

         "Monthly Interest Distributable Amount" for any group I offered certificate and Class I-B-4 Certificate for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of a group I senior certificate, such certificate's share of any Net Interest Shortfalls from the mortgage loans in loan group I and (ii) in the case of a group I subordinate certificate, such certificate's share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the mortgage loans in loan group I. Such Net Interest Shortfalls will be allocated among the group I certificates in proportion to the amount of the Monthly Interest Distributable Amount for such group of certificates that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses for the mortgage loans in loan group I will be allocated in the following order; first, to the Class I-B-4 Certificates, second, to the Class I-B-3 Certificates, third, to the Class I-B-2 Certificates, fourth, to the Class I-B-1 Certificates, fifth to the Class I-M-3 Certificates, sixth to the Class I-M-2 Certificates, and seventh, to the Class I-M-1 Certificates. The Monthly Interest Distributable Amount with respect to the Class I-A Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Monthly Interest Distributable Amount with respect to the Class I-M Certificates and Class I-B Certificates is calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period. No Monthly Interest Distributable Amount will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance of such certificate has been reduced to zero.

         "Net Interest Shortfalls" means Interest Shortfalls net of payments by the related servicer or the master servicer in respect of Compensating Interest.

         "Net Liquidation Proceeds" with respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances by the related servicer or the master servicer, advances and expenses incurred by the related servicer or the master servicer in connection with the liquidation of such mortgage loan and the related mortgaged property.

         "Net Monthly Excess Cashflow" with respect to any distribution date and loan group I, means the sum of (a) the Remaining Excess Spread for such loan group and (b) the Group I Overcollateralization Release Amount for such distribution date.

         "Net Mortgage Rate" with respect to any mortgage loan is a rate equal to the applicable interest rate borne by such mortgage loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee and the Lender-Paid PMI Rate, if any.

         "Net WAC Rate Carryover Amount" with respect to each class of group I offered certificates and Class I-B-4 Certificates and any distribution date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such distribution date if the Pass-Through Rate applicable to such class would not have been reduced by the related Interest Rate Cap on such distribution date over (y) the amount of interest paid on such distribution date if the Pass-Through Rate is limited by the related Interest Rate Cap plus (ii) the related Net WAC Rate Carryover Amount for the previous distribution date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class for the most recently ended Interest Accrual Period.

         "Non-Discount Mortgage Loan" means with respect to loan group II-1, any mortgage loan in such loan group with a Net Mortgage Rate greater than or equal to 5.315% per annum; and with respect to loan group II-2, any mortgage loan in such loan group.

         "Non-PO Percentage" means with respect to any mortgage loan in loan group II-1 with a Net Mortgage Rate less than 5.315% per annum, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to 5.315% per annum. With respect to Non-Discount Mortgage Loans, 100%.

         "Notional Amount" means (i) with respect to the Class I-A-2 Certificates, the Certificate Principal Balance of the Class I-A-1 Certificates,
(ii) with respect to the Class II-1-A-3 Certificates, the Certificate Principal Balance of the Class II-1-A-2 Certificates and (iii) with respect to the Class II-1-X Certificates, the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-1-B with a Net Mortgage Rate greater than 8.060% per annum.

         "Pass-Through Rate" means, with respect to the Class I-A-3, Class I-A-4 and Class II-1-A-1 Certificates, the fixed rates set forth on the cover of this prospectus supplement, subject to the applicable Interest Rate Cap.

         The Pass-Through Rate on the Class I-A-1 Certificates is equal to One-Month LIBOR plus 0.500% per annum, with a maximum rate of 5.500% per annum and a minimum rate of 0.500% per annum, subject to the applicable Interest Rate Cap. The Pass-Through Rate on the Class I-A-2 Certificates is 5.000% per annum minus One-Month LIBOR, with a maximum rate of 5.000% per annum and a minimum rate of 0.000% per annum, subject to the applicable Interest Rate Cap. The Pass-Through Rate for the Class I-M-1 Certificates is equal to the lesser of (i) One-Month LIBOR plus 0.500% per annum and (ii) the applicable Interest Rate Cap. The Pass-Through Rate for the Class I-M-2 Certificates is equal to the lesser of
(i) One-Month LIBOR plus 0.660% per annum and (ii) the applicable Interest Rate Cap. The Pass-Through Rate for the Class I-M-3 Certificates is equal to the lesser of (i) One-Month LIBOR plus 0.720% per annum and (ii) the applicable Interest Rate Cap. The Pass-Through Rate for the Class I-B-1 Certificates is equal to the lesser of (i) One-Month LIBOR plus 1.200% per annum and (ii) the applicable Interest Rate Cap. The Pass-Through Rate for the Class I-B-2 Certificates is equal to the lesser of (i) One-Month LIBOR plus 1.350% per annum and (ii) the applicable Interest Rate Cap. The Pass-Through Rate for the Class I-B-3 Certificates is equal to the lesser of (i) One-Month LIBOR plus 1.750% per annum and (ii) the applicable Interest Rate Cap. The Pass-Through Rate for the Class I-B-4 Certificates is equal to the lesser of (i) One-Month LIBOR plus 3.000% per annum and (ii) the applicable Interest Rate Cap. If the majority holder of the Class I-C Certificate does not exercise its optional termination right with respect to loan group I as described under "--Optional Termination", the margin applicable to the Pass-Through Rate for the Class I-A-1 Certificates shall increase by 0.500% per annum, the margin applicable to the Pass-Through Rate for the Class I-M-1 Certificates shall increase by 0.250% per annum, the margin applicable to the Pass-Through Rate for the Class I-M-2 Certificates shall increase by 0.330% per annum, the margin applicable to the Pass-Through Rate for the Class I-M-3 Certificates shall increase by 0.360% per annum, the margin applicable to the Pass-Through Rate for the Class I-B-1 Certificates shall increase by 0.600% per annum, the margin applicable to the Pass-Through Rate for the Class I-B-2 Certificates shall increase by 0.675% per annum, the margin applicable to the Pass-Through Rate for the Class I-B-3 Certificates shall increase by 0.875% per annum and the margin applicable to the Pass-Through Rate for the Class I-B-4 Certificates shall increase by 1.500% per annum, in each case on the earlier of (i) the first distribution date after the Group I 20% Clean-up Call Date or (ii) the distribution date in August 2015.

         The Pass-Through Rate applicable to the Class II-1-A-2 Certificates is equal to One-Month LIBOR plus 0.350% per annum, subject to a maximum rate of 7.500% per annum and a minimum rate of 0.350% per annum. The Pass-Through Rate applicable to the Class II-1-A-3 Certificates is equal to 7.65% per annum minus One-Month LIBOR, subject to a maximum rate of 7.65% per annum and a minimum rate of 0.50% per annum. The Pass-Through Rate applicable to the Class II-1-X Certificates is equal to the weighted average of the excess of (a) the Net Mortgage Rate on each mortgage loan in loan group II-1 with a Net Mortgage Rate greater than 8.060% per annum over (b) 8.060% per annum.

         The Pass-Through Rate applicable to the Class II-2-A Certificates will be equal to the weighted average of the Net Mortgage Rates on the mortgage loans in loan group II-2.

         The Pass-Through Rate applicable to the Class II-B Certificates will be equal to the weighted average of (i) 5.315% per annum, (ii) 8.060% per annum, and (iii) the weighted average of the Net Mortgage Rates of the mortgage loans in loan group II-2, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-1-A, Subgroup II-1-B and loan group II-2, respectively (other than the portion of the Subgroup II-1-A mortgage loans attributable to the Class II-1-PO Certificates), the aggregate Certificate Principal Balance of the related class or classes of group II senior certificates, other than the Class II-1-PO Certificates. The Class I-P, Class I-R-1, Class I-R-2, Class II-1-P, Class II-1-PO, Class II-1-R-1, Class II-1-R-2, Class II-1-R-3 and Class II-2-P Certificates are not entitled to distributions in respect of interest and do not have Pass-Through Rates.

         "PO Percentage" means with respect to loan group II-1 and any related Discount Mortgage Loan a fraction, expressed as a percentage, equal to 5.315% per annum minus the Net Mortgage Rate thereof divided by 5.315% per annum.

         "Prepayment Period" with respect to a distribution date is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs in the case of the mortgage loans for which EMC is the servicer and such period as is provided in the related servicing agreement with respect to the other servicers.

         "Principal Distribution Amount" with respect to loan group I and any distribution date, is equal to

         o the Group I Basic Principal Distribution Amount for such distribution date, plus; and

         o any Group I Extra Principal Distribution Amount for such distribution date,.

         "Principal Funds" for each loan group generally are equal to the sum, without duplication, of

                  (i) the scheduled principal collected on the mortgage loans in the related loan group during the related Due Period or advanced on or before the related servicer advance date,

                  (ii) prepayments, exclusive of any prepayment charges, collected on the mortgage loans in the related loan group in the related Prepayment Period,

                  (iii) the Stated Principal Balance of each mortgage loan in the related loan group that was repurchased by the seller or the related servicer,

                  (iv) the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans in the related loan group is less than the aggregate unpaid principal balance of any deleted mortgage loan in the related loan group delivered by the related servicer in connection with a substitution of such mortgage loan in such loan group,

                  (v) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans in the related loan group, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, in each case with respect to the mortgage loan in the related loan group, and

                  (vi) the principal portion of the purchase price of the mortgage loans in the related loan group (and all other assets required in respect of the mortgage loans in the related loan group) upon the exercise by the majority holder of the Class I-C Certificates or EMC or its designee, as applicable, of its optional termination right, less

                  (vii) such loan group's pro rata share (based on the aggregate Stated Principal Balance of the mortgage loans in that loan group) of amounts reimbursable to the related servicer, the master servicer, the securities administrator, the trustee and the custodian, as provided in the pooling and servicing agreement, to the extent not reimbursed from Interest Funds.

         "Principal Remittance Amount" with respect to the mortgage loans in loan group I and each distribution date, is equal to the sum of the amounts listed in clauses (i) through (v) of the definition of Principal Funds in respect of loan group I.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan in the related loan group over the Net Liquidation Proceeds. To the extent that the related servicer or the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of related certificates on any distribution date.

         "Relief Act" means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

         "Remaining Excess Spread" with respect to loan group I and any distribution date is the Excess Spread less the sum of (i) any Group I Overcollateralization Increase Amount, in each case for such distribution date and (ii) any unpaid Class I-A Reimbursement Amount related to interest or principal draws not previously paid to the Class I-A Insurer other than as described under clauses (i) and (ix) under "Distributions on the Certificates--Distributions on the Group I Certificates--Excess Spread and Overcollateralization Provisions".

         "Senior Percentage" with respect to each Subgroup and group II-2, the lesser of (a) 100% and (b) the percentage obtained by dividing the aggregate Certificate Principal Balance of the group II-1 senior certificates of such Subgroup (other than the Class II-1-PO, Class II-1-A-3, Class II-1-X and

Class II-1-R Certificates) or the group II-2 senior certificates immediately prior to such distribution date, by the aggregate Stated Principal Balance of the mortgage loans in the related Subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) or group II-2, as applicable, as of the beginning of the related Due Period. The initial Senior Percentage for the Subgroup II-1-A, Subgroup II-1-B and loan group II-2 will be approximately 92.47%, 92.47% and 92.50%, respectively.

         "Senior Prepayment Percentage" with respect to the Subgroup II-1-A Certificates, Subgroup II-1-B Certificates and Class II-2-A Certificates, on any distribution date occurring during the periods set forth below will be as follows:

         Period (dates inclusive)                    Senior Prepayment
                                                     Percentage
         September 25, 2005 - August 25, 2010        100%

         September 25, 2010 - August 25, 2011        Senior Percentage for the related
                                                     Certificates plus 70% of the related
                                                     Subordinate Percentage.

         September 25, 2011 - August 25, 2012        Senior Percentage for the related
                                                     Certificates plus 60% of the related
                                                     Subordinate Percentage.

         September 25, 2012 - August 25, 2013        Senior Percentage for the related
                                                     Certificates plus 40% of the related
                                                     Subordinate Percentage.

         September 25, 2013 - August 25, 2014        Senior Percentage for the related
                                                     Certificates plus 20% of the related
                                                     Subordinate Percentage.

         September 25, 2014 and thereafter           Senior Percentage for the
                                                     related Certificates.

         Any scheduled reduction to the Senior Prepayment Percentage for the Subgroup II-1-A, Subgroup II-1-B and Class II-2-A Certificates shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the group II mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the group II subordinate certificates does not exceed 50% and (2) cumulative Realized Losses on the group II mortgage loans do not exceed (a) 30% of the aggregate Certificate Principal Balance of the group II subordinate certificates as of the closing date ("Original Subordinate Principal Balance") if such distribution date occurs between and including September 2010 and August 2011,
(b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including September 2011 and August 2012, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including September 2012 and August 2013, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including September 2013 and August 2014, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after September 2014.

         Notwithstanding the foregoing, if on any distribution date, the percentage for Subgroup II-1-A, Subgroup II-1-B or loan group II-2, the numerator of which is the aggregate Certificate Principal Balance of the related group II senior certificates (other than the Class II-1-PO, Class II-1-A-3, Class II-1-X and Class II-1-R Certificates) immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in such Subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) and loan group II-2 as of the beginning of the related Due Period, exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage with respect to the group II senior certificates of each Subgroup or the Class II-2-A Certificates, as applicable, for such distribution date will equal 100%.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, the cut-off date principal balance thereof minus the sum of

                  (i) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

                  (ii) all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement or the related servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

                  (iii) any Realized Loss thereon incurred during the related Prepayment Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Subgroup" means any of Subgroup II-1-A and Subgroup II-1-B.

         "Subgroup II-1-A" means all of the mortgage loans in loan group II-1 with a Net Mortgage Rate of less than or equal to 5.315% per annum, plus the Subgroup II-1-A Fraction of the principal balance of any mortgage loan in loan group II with a Net Mortgage Rate greater than 5.315% per annum and less than 8.060% per annum.

         "Subgroup II-1-A Certificates" means the Class II-1-A-1 Certificates and Class II-1-PO Certificates.

         "Subgroup II-1-A Fraction" with respect to any mortgage loan in loan group II with a Net Mortgage Rate of greater than 5.315% per annum and less than 8.060% per annum, is a fraction, (x) the numerator of which is equal to 8.060% minus the Net Mortgage Rate of such mortgage loan, and (y) the denominator of which is equal to 2.745%.

         "Subgroup II-1-B" means the Subgroup II-1-B Fraction of the Stated Principal Balance of any mortgage loan in loan group II with a Net Mortgage Rate greater than 5.315% per annum and less than 8.060% per annum, plus all mortgage loans with a Net Mortgage Rate greater than or equal to 8.060% per annum.

         "Subgroup II-1-B Certificates" means the Class II-1-A-2, Class II-1-A-3 and Class II-1-X Certificates.

         "Subgroup II-1-B Fraction" with respect to any mortgage loan with a Net Mortgage Rate of greater than 5.315% per annum and less than 8.060% per annum, is a fraction, (x) the numerator of which is equal to the Net Mortgage Rate of such mortgage loan minus 5.315%, and (y) the denominator of which is equal to 2.745%.

          "Subordinate Certificate Writedown Amount" with respect to the group II subordinate certificates, the amount by which (x) the sum of the Certificate Principal Balances of the group II certificates (other than the Class II-1-R, Class II-1-P, Class II-2-P, Class II-1-A-3 and Class II-1-X Certificates) (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the group II certificates (other than the Class II-1-R, Class II-1-P, Class II-2-P, Class II-1-A-3 and Class II-1-X Certificates) on such distribution date) exceeds (y) the Stated Principal Balances of the mortgage loans in loan group II on the due date related to such distribution date.

         "Subordinate Optimal Principal Amount" with respect to the group II subordinate certificates and each distribution date will be an amount equal to the sum of the following from each Subgroup or loan group II-2, as applicable (but in no event greater than the aggregate Certificate Principal Balance of the group II subordinate certificates immediately prior to such distribution date):

         (1) the applicable Subordinate Percentage of the Non-PO Percentage of the principal portion of all amounts due on each mortgage loan in the related Subgroup or group II-2 on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related Subgroup or loan group II-2 which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

         (3) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in the related Subgroup or loan group II-2;

         (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each liquidated mortgage loan in the related Subgroup or loan group II-2, as applicable, over (b) the sum of the amounts distributable to the holders of the related senior certificates pursuant to clause (4) of the definition of "Group II Principal Distribution Amount" and clause (iv) of the definition of "Class II-1-PO Certificate Principal Distribution Amount" on such distribution date;

         (5) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Subgroup or loan group II-2 which was repurchased by EMC or its designee in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related Subgroup or loan group II-2 that has been replaced by EMC or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

         (6) on the distribution date on which the Certificate Principal Balances of the related senior certificates (other than the related Interest Only Certificates and Class II-1-PO Certificates) have all been reduced to zero, 100% of any applicable Group II Principal Distribution Amount.

         "Subordinate Percentage" as of any distribution date and with respect to any Subgroup and group II-2, 100% minus the related Senior Percentage for the senior certificates related to such Subgroup or loan group II-2. The initial Subordinate Percentage for Subgroup II-1-A Certificates, Subgroup II-1-B Certificates and loan group II-2 will be equal to approximately 7.53%, 7.53% and 7.50%, respectively.

         "Subordinate Prepayment Percentage" as of any distribution date and with respect to any Subgroup and loan group II-2, 100% minus the related Senior Prepayment Percentage for such Subgroup and loan group II-2, except that on any distribution date after the Certificate Principal Balance of each class of group II senior certificates have each been reduced to zero, the Subordinate Prepayment Percentage for the group II subordinate certificates with respect to such Subgroup or loan group II-2 will equal 100%.

          "Subsequent Recoveries" means any amount recovered by a servicer or the master servicer (net of reimbursable expenses) with respect to a defaulted mortgage loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such mortgage loan.

         "Target Rate" means (A) for distribution dates on or prior to the group I optional termination date, 5.50% per annum and (B) for distribution dates thereafter, 6.00% per annum.

DISTRIBUTIONS ON THE CERTIFICATES

         General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date. In addition, the depositor shall cause to deposited into the Distribution Account an amount equal to $150 to be added to the Group II Available Funds (which shall be deemed to be related to Subgroup II-1-A) to make principal distributions to the Class II-1-R Certificates.

         The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/BSABS I 2005-AC6 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Distributions on the Group I Certificates

         Interest Distributions. On each distribution date, the securities administrator will withdraw from the Distribution Account the amount of the Interest Funds for loan group I for such distribution date and, based on the related monthly statement provided to it by the master servicer, apply such amount as follows:

         To pay accrued and unpaid interest on the group I offered certificates and Class I-B-4 Certificates, in the following order of priority, to the extent of Interest Funds after payment of the premium payable to the Class I-A Insurer on such distribution date:

               2. to the holders of the Class I-A Certificates, concurrently on a pro rata basis, the Monthly Interest Distributable Amount for such classes for such distribution date;

               3. to the Class I-A Insurer, any Class I-A Reimbursement Amount relating to interest draws on the Class I-A Policy;

               4. to the holders of the Class I-M-1 Certificates, the Monthly Interest Distributable Amount for such class for such distribution date;

               5. to the holders of the Class I-M-2 Certificates, the Monthly Interest Distributable Amount for such class for such distribution date;

               6. to the holders of the Class I-M-3 Certificates, the Monthly Interest Distributable Amount for such class for such distribution date;

               7. to the holders of the Class I-B-1 Certificates, the Monthly Interest Distributable Amount for such class for such distribution date;

               8. to the holders of the Class I-B-2 Certificates, the Monthly Interest Distributable Amount for such class for such distribution date;

               9. to the holders of the Class I-B-3 Certificates, the Monthly Interest Distributable Amount for such class for such distribution date; and

               10. to the holders of the Class I-B-4 Certificates, the Monthly Interest Distributable Amount for such class for such distribution date.

         On each distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the group I loans to the extent not covered by Compensating Interest related to loan group I will reduce the amount of the interest payable to the group I offered certificates on such distribution date as described in the definition of Monthly Interest Distributable Amount under "--Glossary" in this prospectus supplement. The holders of the group I offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the Net Monthly Excess Cashflow for loan group I to the extent of funds available as described under "--Excess Spread and Overcollateralization Provisions" in this prospectus supplement, and in the case of the Class I-A-1 Certificates, from payments made under the yield maintenance agreement as described under "Yield Maintenance Agreement" in this prospectus supplement.

         Solely for federal income tax purposes, on each distribution date on which the weighted average of the Net Mortgage Rates on the mortgage loans in loan group I is less than the Target Rate, (i) the Monthly Interest Distributable Amount distributable from a REMIC in respect of the Class I-A-1 Certificates will include the Class I-A Net WAC Pass-Through Amount for such distribution date, which amount will be deemed paid by the Class I-A-1 Certificateholders to a reserve account (the "Class I-A Net WAC Reserve Account"), and (ii) the Monthly Interest Distributable Amount distributable from a REMIC in respect of the Class I-A-2 Certificates will be net of the Class I-A Net WAC Pass-Through Amount for such distribution date, which amount the Class I-A-2 Certificateholders will be deemed to receive from the Class I-A Net WAC Reserve Account.

         Any Excess Spread with respect to loan group I to the extent necessary to restore or maintain a level of overcollateralization equal to the Group I Overcollateralization Target Amount will be the Group I Overcollateralization Increase Amount and will be included as part of the Principal Distribution Amount for the group I offered certificates (other than the Class I-A-2 Certificates) and Class I-B-4 Certificates and distributed as described below under "--Principal Distributions"; provided, however, any such Excess Spread that would otherwise be distributed to the Class I-A-3 Certificates or Class I-A-4 Certificates to pay the Group I Overcollateralization Increase Amount for any distribution date will be used to pay the Class I-A Insurer any Class I-A-3 and Class I-A-4 Reimbursement Amount relating to interest or principal draws on the Class I-A Policy, if any, which was not previously paid to the Class I-A Insurer pursuant to clause (2) under "Distributions on the Certificates--Distributions on the Group I Certificates--Interest Distributions", prior to paying such Group I Overcollateralization Increase Amount to the Class I-A-3 Certificates or Class I-A-4 Certificates. Any Excess Spread remaining after the distribution of the amounts described in the preceding sentence will be applied as Net Monthly Excess Cashflow as described under "--Excess Spread and Overcollateralization Provisions".

         Principal Distributions. On each distribution date, the securities administrator will, based on the related monthly statement provided to it by the master servicer, distribute the Principal Distribution Amount with respect to the group I offered certificates and Class I-B-4 Certificates (other than Class I-A-2 Certificates) for such distribution date to such classes of certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balances thereof have been reduced to zero.

         On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans in loan group I received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class I-P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class I-P Certificates.

         Excess Spread and Overcollateralization Provisions. On each distribution date, Excess Spread for loan group I will be required to be applied as a Group I Extra Principal Distribution Amount and distributed as part of the Principal Distribution Amount as described above under "-- Distributions on the Certificates -- Distributions on the Group I Certificates -- Principal Distributions" with respect to the group I offered certificates and Class I-B-4 Certificates whenever the Group I Overcollateralized Amount is less than the Group I Overcollateralization Target Amount; provided that, after the earlier of
(1) the 20% Clean-Up Call Date and (2) the distribution date in August 2015, such Excess Spread will be used first to pay the Group I Overcollateralization Increase Amount, any Net Interest Shortfalls and any Net WAC Rate Carryover Amounts, in that order, on such distribution date, and the remainder will be applied as part of the Group I Extra Principal Distribution Amount. The amount of any Net Monthly Excess Cashflow in loan group I with respect to each distribution date will be distributed in the following manner and order of priority:

                  (i) to the holders of the Class I-A Certificates, on a pro rata basis, based on the entitlement of each such class, then to the holders of the Class I-M-1 Certificates, then to the holders of the Class I-M-2 Certificates, then to the holders of the Class I-M-3 Certificates, then to the holders of the Class I-B-1 Certificates, then to the holders of the Class I-B-2 Certificates, then to the holders of the Class I-B-3 Certificates and then to the holders of the Class I-B-4 Certificates, any related Net Interest Shortfalls for such classes of certificates on such distribution date, to the extent not previously reimbursed; provided, however, any Net Monthly Excess Cashflow allocable to the Class I-A-3 Certificates or Class I-A-4 Certificates under this clause will be used to pay any unpaid Class I-A Reimbursement Amounts, relating to interest draws owed to the Class I-A Insurer prior to paying any related Net Interest Shortfalls to the Class I-A-3 Certificates or Class I-A-4 Certificates;

                  (ii) from remaining Net Monthly Excess Cashflow for loan group I, to the holders of the Class I-M-1 Certificates, in an amount equal to the Applied Realized Loss Amount for such class;

                  (iii) from remaining Net Monthly Excess Cashflow for loan group I, to the holders of the Class I-M-2 Certificates, in an amount equal to the Applied Realized Loss Amount for such class;

                  (iv) from remaining Net Monthly Excess Cashflow for loan group I, to the holders of the Class I-M-3 Certificates, in an amount equal to the Applied Realized Loss Amount for such class;

                  (v) from remaining Net Monthly Excess Cashflow for loan group I, to the holders of the Class I-B-1 Certificates, in an amount equal to the Applied Realized Loss Amount for such class;

                  (vi) from remaining Net Monthly Excess Cashflow for loan group I, to the holders of the Class I-B-2 Certificates, in an amount equal to the Applied Realized Loss Amount for such class;

                  (vii) from remaining Net Monthly Excess Cashflow for loan group I, to the holders of the Class I-B-3 Certificates, in an amount equal to the Applied Realized Loss Amount for such class;

                  (viii) from remaining Net Monthly Excess Cashflow for loan group I, to the holders of the Class I-B-4 Certificates, in an amount equal to the Applied Realized Loss Amount for such class;

                  (ix) from remaining Net Monthly Excess Cashflow for loan group I, to the reserve fund (the "Group I Reserve Fund") established in accordance with the terms of the pooling and servicing agreement an amount equal to the sum of the Net WAC Rate Carryover Amounts, if any, with respect to the group I offered certificates and Class I-B-4 Certificates in the order of priority and to the extent described in the first full paragraph below; provided, however, any Net Monthly Excess Cashflow payable to the Class I-A-3 Certificates or Class I-A-4 Certificates under this clause will be used to pay any unpaid Class I-A Reimbursement Amounts to the extent not paid pursuant to clause (i) above prior to paying any Net WAC Carryover Amounts to the Class I-A-3 Certificates or Class I-A-4 Certificates;

                  (x) from remaining Net Monthly Excess Cashflow for loan group I, to the Class I-C Certificates an amount specified in the pooling and servicing agreement; and

                  (xi) from any remaining amounts, to the group I residual certificates as described in the pooling and servicing agreement.

         On each distribution date, the securities administrator, after making the required distributions of interest and principal to the group I offered certificates as described under "-- Distributions on the Group I Certificates - Interest Distributions" and "-- Principal Distributions" and after the distribution of the Net Monthly Excess Cashflow in loan group I as described above, the securities administrator will withdraw from the Group I Reserve Fund the amounts on deposit therein and distribute such amounts to the group I offered certificates and Class I-B-4 Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class and payable under clause (ix) above in the following manner and order of priority: first, to the group I senior certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class, on a pro rata basis, based on the entitlement of each such class, and to the extent not covered by the yield maintenance agreement in the case of the Class I-A-1 Certificates; second, to the Class I-M-1 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; third, to the Class I-M-2 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; fourth, to the Class I-M-3 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; fifth, to the Class I-B-1 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; sixth, to the Class I-B-2 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; seventh, to the Class I-B-3 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; and eighth, to the Class I-B-4 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class.

         In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of group I certificates has been reduced to zero, that class of group I certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Net Interest Shortfalls or Net WAC Rate Carryover Amounts.

         Distributions on the Group II-1 Certificates

         (A) On each distribution date, the Group II Available Funds for loan group II-1 will be distributed as follows:

                  first, to the Class II-1-A Insurer, the premium payable on such distribution date;

                  second, to the Class II-1-A-1, Class II-1-A-2, Class II-1-A-3 and Class II-1-X Certificates, on a pro rata basis, the Accrued Certificate Interest on such classes for such distribution date. As described below, Accrued Certificate Interest on the Class II-1-A-1, Class II-1-A-2, Class II-1-A-3 and Class II-1-X Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                  third, to the Class II-1-A-1, Class II-1-A-2, Class II-1-A-3 and Class II-1-X Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group II Available Funds;

                  fourth, concurrently as follows:

                           (I) to the extent of the remaining Group II Available Funds related to Subgroup II-1-A, first, to the Class II-1-R-1, Class II-1-R-2 and Class II-1-R-3, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero, and then, to the Class II-1-A-1 Certificates, as principal, the Group II Principal Distribution Amount for Subgroup II-1-A in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero; and

                           (II) to the extent of the remaining Group II Available Funds related to Subgroup II-1-B, to the Class II-1-A-2 Certificates, as principal, the Group II Principal Distribution Amount for Subgroup II-1-B, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

                  fifth, to the Class II-1-PO Certificates, the Class II-1-PO Certificate Principal Distribution Amount for such distribution date to the extent of the remaining Group II Available Funds, until the Certificate Principal Balance thereof has been reduced to zero;

                  sixth, to the Class II-1-PO Certificates, the Class II-1-PO Certificate Deferred Amount, provided, that (i) on any distribution date, distributions pursuant to this priority sixth shall not exceed the excess, if any, of (x) Group II Available Funds remaining after giving effect to distributions pursuant to priority first through fifth above over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of group II subordinate certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of the Class II-1-PO Certificates and (iii) no distribution will be

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         made in respect of the Class II-1-PO Certificate Deferred Amount on or
         after the related Cross-Over Date; and

                  seventh, to the Class II-1-A Insurer, any Class II-1-A Reimbursement Amount relating to any claims under the Class II-1-A Policy and any amounts due and owing to the Class II-1-A Insurer under the pooling and servicing agreement.

         Distributions on the Group II-2 Certificates and the Group II Subordinate Certificates

         (A) On each distribution date, the Group II Available Funds for loan group II-2 will be distributed as follows:

                  first, to the Class II-2-A-Certificates, the Accrued Certificate Interest on such classes for such distribution date. As described below, Accrued Certificate Interest on the Class II-2-A Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                  second, to the Class II-2-A Certificates any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group II Available Funds for loan group II-2; and

                  third, to the Class II-2-A Certificates in reduction of the Certificate Principal Balance thereof, the Group II Principal Distribution Amount for the Class II-2-A Certificates related to loan group II-2 for such distribution date, until the Current Principal Amount of such class has been reduced to zero.

          (B) Except as provided in paragraph (C) and (D) below, on each distribution date on or prior to the Cross-Over Date, an amount equal to the sum of the remaining Group II Available Funds after the distributions in (A) above will be distributed sequentially, in the following order, to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, respectively, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such Class's Allocable Share, if any, for such distribution date, in each case, to the extent of the sum of the remaining Group II Available Funds.

         (C) On each distribution date prior to the Cross-Over Date but after the reduction of the Certificate Principal Balance of all of the group II senior certificates related to a Subgroup or loan group II-2 to zero, the remaining class or classes of group II senior certificates (other than the Interest Only Certificates) will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon their Certificate Principal Balances immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining group II senior certificates' respective Subgroup or loan group allocated to such group II senior certificates, 50% of the Principal Prepayments on any mortgage loan in the Subgroup, Subgroups or loan group relating to the class or classes of group II senior certificates of the fully repaid certificate group or subgroup; provided, however, that if (A) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (B) the aggregate Stated Principal Balance of the mortgage loans in loan group II delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the group II senior certificates in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any mortgage loan in the Subgroup or loan group relating to the fully repaid class or classes of group II senior certificates will be allocated to the group II subordinate certificates.

         (D) If on any distribution date on which the aggregate Certificate Principal Balance of the related group II senior certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Subgroup or loan group and any group II subordinate certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the group II subordinate certificates in respect of principal will be distributed to the group II senior certificates (other than the Interest Only Certificates), pro rata, based upon their Certificate Principal Balances immediately prior to such distribution date, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of the related group II senior certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related Subgroup or loan group, and (ii) the Accrued Certificate Interest otherwise allocable to the group II subordinate certificates on such distribution date will be reduced, if necessary, and distributed to such class or classes of group II senior certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of the applicable group II Senior Certificates, over (y) the aggregate Stated Principal Balance of the mortgage loans in the related Subgroup or loan group. Any such reduction in the Accrued Certificate Interest on the group II subordinate certificates will be allocated in reverse order of the group II subordinate certificates' numerical designations, commencing with the Class II-B-6 Certificates.

         (E) If, after distributions have been made pursuant to priorities first, second and third of clause (A) under "--Distributions on the Group II-1 Certificates" above on any distribution date, the remaining Group II Available Funds related to Subgroup II-1-A is less than the sum of the Group II Principal Distribution Amount for Subgroup II-1-A and Class II-1-PO Certificate Principal Distribution Amount, the remaining Group II Available Funds related to Subgroup II-1-B is less than the Group II Principal Distribution Amount for Subgroup II-1-B or the remaining Group II Available Funds related to loan group II-2 is less than the Group II Principal Distribution Amount for loan group II-2, such amounts shall be reduced, and such remaining funds will be distributed to the related group II senior certificates (other than the related Interest Only Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class II-1-PO Certificates pursuant to this paragraph, the Certificate Principal Balance of the Class II-1-PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class II-1-PO Certificates in accordance with priority fifth of clause (A) under "--Distributions on the Group II-1 Certificates" above, and (ii) principal actually distributed to the Class II-1-PO Certificates after giving effect to this paragraph (such difference for the Class II-1-PO Certificates, the "Class II-1-PO Certificate Cash Shortfall"). The Class II-1-PO Certificate Cash Shortfall for the Class II-1-PO Certificates with respect to any distribution date will be added to the Class II-1-PO Certificate Deferred Amount.

         On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans in loan group II-1 received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the Class II-1-P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class II-1-P Certificates. On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans in loan group II-2 received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the Class II-2-P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class II-2-P Certificates.

         The definition of Group II Principal Distribution Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Subgroup or loan group II-2 based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the group II-1 senior certificates (other than the related Interest Only Certificates and Class II-1-PO Certificates) of a Subgroup and the percentage interest of such Subgroup evidenced by the group II subordinate certificates on a pro rata basis, and between the Class II-2-A Certificates and the percentage interest of loan group II-2 evidenced by the group II subordinate certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the group II-1 senior certificates of the related Subgroup and the Class II-2-A Certificates for the first five years after the closing date (subject to certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the group II-1 senior certificates (other than the related Interest Only Certificates and Class II-1-PO Certificates) of a Subgroup and the Class II-2-A Certificates over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the group II senior certificates (other than the related Interest Only Certificates and Class II-1-PO Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the Stated Principal Balance of the mortgage loans in each Subgroup and loan group II-2 evidenced by the group II subordinate certificates. Increasing the respective percentage interest in a Subgroup or loan group II-2 of the group II subordinate certificates relative to that of the related group II senior certificates is intended to preserve the availability of the subordination provided by the group II subordinate certificates.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in loan group II to be made on such distribution date as described under "--Allocation of Losses" below.

         Net Interest Shortfalls allocable to the Class I-A-3 Certificates and Class I-A-4 Certificates are not covered by the Class I-A Policy. Net Interest Shortfalls allocable to the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates are not covered by the Class II-1-A Policy.

         Realized Losses on the mortgage loans will reduce the Accrued Certificate Interest payable to the certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balance of the group II subordinate certificates has been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the group II subordinate certificates, beginning with the class of group II subordinate certificates with the highest numerical class designation, and will not reduce the Accrued Certificate Interest on the group II senior certificates. Once the aggregate Certificate Principal Balance of the group II subordinate certificates has been reduced to zero the interest portion of Realized Losses in loan group II will be allocated to the related group II senior certificates.

         If on any distribution date the Group II Available Funds are less than Accrued Certificate Interest on the group II senior certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the mortgage loans in loan group II, the shortfall will be allocated among the holders of each class of related group II senior certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any interest shortfalls with respect to the mortgage loans will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Group II Available Funds remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the related servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         Distributions on the Group II Subordinate Certificates

         Distributions in reduction of the Certificate Principal Balances of the group II subordinate certificates will be made pursuant to priority (c) of clause (B) under "--Distributions on the Group II Certificates." In accordance with such priority, the Group II Available Funds, if any, remaining after distributions of principal and interest on the class or classes of group II senior certificates and amounts due to the Class II-1-A Insurer on such distribution date will be allocated to the group II subordinate certificates in an amount equal to each such class's Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

         All unscheduled principal collections on the mortgage loans in loan group II not otherwise distributable to the group II senior certificates (other than the related Interest Only Certificates and Class II-1-PO Certificates) will be allocated on a pro rata basis among the class of group II subordinate certificates with the highest payment priority then outstanding and each other class of group II subordinate certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Certificates, respectively, only if the sum of the current percentage interests in the related mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the related mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As stated above, during the first five years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a Subgroup or loan group II-2 will be allocated to the group II senior certificates (other than the related Interest Only Certificates and Class II-1-PO Certificates) in the related Subgroup and the Class II-2-A Certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless certain loss and delinquency tests are satisfied and no amounts are due to the Class II-1-A Insurer. In addition, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the group II-1 senior certificates (other than the related Interest Only Certificates and Class II-1-PO Certificates) of a Subgroup and the Class II-2-A Certificates immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage for the group II-1 senior certificates of such Subgroup and the Class II-2-A Certificates will equal 100%.

ALLOCATION OF LOSSES

         Group I Certificates

         Any Realized Losses on the mortgage loans in loan group I will be applied on any distribution date as follows: first, to Excess Spread for loan group I as part of the payment of the Group I Extra Principal Distribution Amount, second, in reduction of the Group I Overcollateralized Amount, until reduced to zero, third, to the Class I-B-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class I-B-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class I-B-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class I-B-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class I-M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class I-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and ninth, to the Class I-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

         The pooling and servicing agreement does not permit the allocation of the principal portion of Realized Losses to the group I senior certificates. Investors in the group I senior certificates should note that although the principal portion of Realized Losses cannot be allocated to the group I senior certificates, under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans in loan group I to pay the group I senior certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the trust or the exercise by the majority holder of the Class I-C Certificates, of its optional termination right, there may be insufficient amounts available to pay the related senior certificates in full.

         Once Realized Losses have been allocated to the group I subordinate certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts allocable to the group I subordinate certificates may be repaid to the holders of the such certificates from remaining Net Monthly Excess Cashflow for loan group I, according to the priorities set forth under "Distributions on the Group I Certificates- Excess Spread and Overcollateralization Provisions" above.

         Any allocation of a Realized Loss to a group I subordinate certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any group I subordinate certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Net Monthly Excess Cashflow for loan group I.

         Group II Certificates

         Realized Losses with respect to any mortgage loan in loan group II will be allocated on a pro rata basis between the PO Percentage of the Stated Principal Balance of such mortgage loan and the Non-PO Percentage of such Stated Principal Balance.

         On each distribution date, the PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan and any Class II-1-PO Certificate Cash Shortfall will be allocated to the Class II-1-PO Certificates until the Certificate Principal Balance of the Class II-1-PO Certificates is reduced to zero and the remainder of such Realized Losses will be allocated as described in the following paragraph below. With respect to any distribution date through the related Cross-Over Date, the aggregate of all amounts so allocable to the Class II-1-PO Certificates on such date in respect of any Realized Losses and any Class II-1-PO Certificate Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or Class II-1-PO Certificate Cash Shortfalls and not distributed on prior distribution dates will be the "Class II-1-PO Certificate Deferred Amount." To the extent funds are available therefor on any distribution date through the Cross-Over Date, distributions in respect of the Class II-1-PO Certificate Deferred Amount for the Class II-1-PO Certificates will be made in accordance with priority sixth of clause (A) under "--Distributions on the Group II-1 Certificates" above. No interest will accrue on the Class II-1-PO Certificate Deferred Amount. On each distribution date through the related Cross-Over Date, the Certificate Principal Balance of the lowest ranking class of group II subordinate certificates then outstanding will be reduced by the amount of any distributions in respect of any Class II-1-PO Certificate Deferred Amount on such distribution date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount. After the related Cross-Over Date, no more distributions will be made in respect of, and applicable Realized Losses and Class II-1-PO Certificate Cash Shortfalls allocable to the Class II-1-PO Certificates will not be added to, the Class II-1-PO Certificate Deferred Amount.

         The Non-PO Percentage of the principal portion of Realized Losses on the mortgage loans in loan group II will be allocated on any distribution date as follows: first, to the Class II-B-6 Certificates; second, to the Class II-B-5 Certificates; third, to the Class II-B-4 Certificates; fourth, to the Class II-B-3 Certificates; fifth, to the Class II-B-2 Certificates; and sixth, to the Class II-B-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the Non-PO Percentage of principal portion of Realized Losses on the mortgage loans in loan group II will be allocated among the group II-1 senior certificates (other than the Class II-1-A-3 Certificates and Class II-1-X Certificates) in proportion to their remaining certificate principal balances and losses on the mortgage loans in loan group II-2 will be allocated to the Class II-2-A Certificates.

         No reduction of the Certificate Principal Balance of any class of a related group II senior certificates (other than the related Interest Only Certificates) shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of such group II senior certificates (other than the related Interest Only Certificates) as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date. This limitation is referred to in this prospectus supplement as the Loss Allocation Limit.

         In the event that the related servicer or the master servicer receives any Subsequent Recoveries in respect of the mortgage loans from either loan group, such Subsequent Recoveries will be included as a part of the Interest Funds or Principal Funds for the related loan group, as the case may be, for the related distribution date and distributed in accordance with the priorities described under "Description of the Certificates--Distributions on the Certificates," in this prospectus supplement and the Certificate Principal Balance of each class of subordinate certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries but, in the case of the group I offered certificates, only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under "Description of the Certificates--Excess Spread and Overcollateralization Provisions" in this prospectus supplement. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the distribution date on which such increase occurs.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. One-Month LIBOR for the Class I-A-1 Certificates and Class I-A-2 Certificates and the first Interest Accrual Period will be approximately 3.588% per annum. One-Month LIBOR for the Class II-1-A-2 Certificates and Class II-1-A-3 Certificates and the first Interest Accrual Period will be approximately 3.540% per annum. One-Month LIBOR for the other offered certificates and any Interest Accrual Period shall be calculated as described above.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such Interest Accrual Period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

         o with an established place of business in London,

         o which have been designated as such by the trustee and

         o which are not controlling, controlled by, or under common control with, the depositor, the seller or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the trustee, the master servicer, the Class I-A Insurer, the Class II-1-A Insurer and the depositor a statement generally setting forth, among other information:

               1. the amount of the related distribution to holders of the certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

               2. the amount of such distribution to holders of the Class I-A-1 Certificates allocable to interest and the portion thereof, if any, provided by the yield maintenance agreement;

               3. the amount of the related distribution to holders of the senior certificates and subordinate certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Group I Extra Principal Distribution Amount included therein;

               4. the amount of such distribution to holders of the certificates allocable to interest;

               5. any Net WAC Rate Carryover Amounts for the group I certificates (if any);

               6. the Certificate Principal Balance of the certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

               7. the Stated Principal Balance of all of the mortgage loans in each loan group in the aggregate for the following distribution date;

               8. with respect to each loan group, the amount of the servicing fee for the related servicer paid to or retained by the master servicer or the related servicer, as the case may be, for the related Due Period;

               9. the pass-through rate for each class of offered certificates for such distribution date;

               10. with respect to each loan group, the amount of advances included in the distribution on such distribution date;

               11. the number and aggregate principal amounts of the mortgage loans in each loan group, (A)(1) 30 days delinquent, (2) 60 days delinquent and
(3) 90 days or more delinquent , and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

               12. with respect to any mortgage loan in loan group I or loan group II that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss, as applicable, on, such mortgage loan as of the end of the related Prepayment Period;

               13. with respect to each loan group, the total number and principal balance of any real estate owned, or REO properties as of the end of the related Prepayment Period;

               14. with respect to each loan group, the cumulative amount of Applied Realized Loss Amounts, to date and, in addition, if the Certificate Principal Balances of the related subordinate certificates have all been reduced to zero, the cumulative amount of any Realized Losses with respect to that loan group that have not been allocated to any certificates;

               15. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans in the related loan group that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans in the related group;

               16. the Realized Losses in respect of each loan group during the related Prepayment Period and the cumulative Realized Losses for each loan group through the end of the preceding month; and

               17. the amount of the distribution made on such distribution date to the holders of the Class I-P Certificates, Class II-1-P and Class II-2-P Certificates allocable to prepayment charges.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders, the Class I-A Insurer and the Class II-1-A Insurer via the securities administrator's internet website. Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, the seller, the securities administrator and the trustee, with the consent of the Class I-A Insurer and Class II-1-A Insurer but without the consent of certificateholders,

         o to cure any ambiguity,

         o to correct or supplement any provision therein, or

         o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates (such determination to be without regard to the financial guaranty insurance policy issued by the Class I-A Insurer in connection with the Class I-A-3 Certificates and Class I-A-4 Certificates and the financial guaranty insurance policy issued by the Class II-1-A Insurer in connection with the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates).

         In addition, the pooling and servicing agreement may be amended with the consent of the Class I-A Insurer and the Class II-1-A Insurer but without the consent of the certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee, the Class I-A Insurer and the Class II-1-A Insurer have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the seller, the securities administrator and the trustee, with the consent of the Class I-A Insurer and the Class II-1-A Insurer and the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

         o reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

         o cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes;

         o reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel (a copy of which shall be addressed to and delivered to the Class I-A Insurer and the Class II-1-A Insurer) to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify as a REMIC for federal tax purposes.

         Notwithstanding the foregoing, the Class I-A Insurer shall have the right to consent to any amendment which materially affects its rights and obligations under the pooling and servicing agreement or the rights of any holder of the Class I-A-3 Certificates and Class I-A-4 Certificates. So long as there is not a continuing default by the Class I-A Insurer of its obligations under the Class I-A Policy, the Class I-A Insurer has, and may exercise without the consent of the holders of the Class I-A-3 Certificates and Class I-A-4 Certificates, all of the rights of the holders of the Class I-A-3 Certificates and Class I-A-4 Certificates under the pooling and servicing agreement.

         Notwithstanding the foregoing, the Class II-1-A Insurer shall have the right to consent to any amendment which materially affects its rights and obligations under the pooling and servicing agreement or the rights of any holder of the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates. So long as there is not a continuing default by the Class II-1-A Insurer of its obligations under the Class II-1-A Policy, the Class II-1-A Insurer has, and may exercise without the consent of the holders of the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates, all of the rights of the holders of the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates under the pooling and servicing agreement.

VOTING RIGHTS

         As of any date of determination, with respect to the group I certificates,

         o holders of the certificates, other than the Class I-A-2, Class I-P, Class I-C and group I residual certificates will be allocated 94.00% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

         o holders of the Class I-A-2 Certificates and Class I-P Certificates will each be allocated 1% of all voting rights,

         o holders of the Class I-C Certificates will be allocated 3% of all voting rights, and

         o holders of each of the group I residual certificates will be allocated 0.50% of all voting rights.

         As of any date of determination, with respect to the group II certificates,

         o holders of the certificates other than the Class II-1-A-3, Class II-1-X, Class II-1-P and group II residual certificates will be allocated 95.50% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

         o holders of the Class II-1-A-3, Class II-1-X, Class II-1-P and Class II-2-P Certificates will each be allocated 1% of all voting rights; and

         o holders of each of the group II residual certificates will be allocated 0.50% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests. Matters which solely affect the group I certificates or group II certificates will be voted on solely by the related classes.

CERTAIN RIGHTS OF THE CLASS I-A INSURER

         The Class I-A Insurer shall be subrogated to the rights of each holder of a Class I-A-3 Certificate and Class I-A-4 Certificates to receive distributions on the Class I-A-3 Certificates and Class I-A-4 Certificates, as applicable, to the extent of any payment by the Class I-A Insurer under the Class I-A Policy.

         Unless it is in default under the terms of the Class I-A Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Class I-A Insurer, pursuant to the terms of the pooling and servicing agreement, each Class I-A-3 certificateholder and Class I-A-4 certificateholder agrees that the Class I-A Insurer shall be treated by the depositor, the master servicer, the trustee, the securities administrator and the seller as if the Class I-A Insurer were the holder of all Class I-A-3 Certificates and Class I-A-4 Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class I-A-3 certificateholders and Class I-A-4 certificateholders thereunder without any further consent of the holders of the Class I-A-3 Certificates and the holders of the Class I-A-3 Certificates will not exercise any of such rights without the prior written consent of the Class I-A Insurer. Once the Class I-A-3 Certificates have been paid in full and any Class I-A Reimbursement Amount owed to the Class I-A Insurer has been paid, these rights will terminate.

CERTAIN RIGHTS OF THE CLASS II-1-A INSURER

         The Class II-1-A Insurer shall be subrogated to the rights of each holder of a Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificate to receive distributions on the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates to the extent of any payment by the Class II-1-A Insurer under the Class II-1-A Policy.

         Unless it is in default under the terms of the Class II-1-A Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Class II-1-A Insurer, pursuant to the terms of the pooling and servicing agreement, each Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 certificateholder agrees that the Class II-1-A Insurer shall be treated by the depositor, the master servicer, the trustee, the securities administrator and the seller as if the Class II-1-A Insurer were the holder of all Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 certificateholder thereunder without any further consent of the holders of the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates and the holders of the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates will not exercise any of such rights without the prior written consent of the Class II-1-A Insurer. Once the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates have been paid in full and any Class II-1-A Reimbursement Amount owed to the Class II-1-A Insurer has been paid, these rights will terminate.

OPTIONAL TERMINATION

         The majority holder of the Class I-C Certificates will have the right to purchase all remaining mortgage loans in loan group I and REO properties in loan group I and thereby effect early retirement of all of the group I certificates on any distribution date on or after the earlier of (i) the Group I 20% Clean-Up Call Date and (ii) the distribution date occurring in August 2015. We refer to such date as the group I optional termination date. In the event that the majority holder of the Class I-C Certificates exercises such option it will effect such repurchase at a price equal to the sum of

         o 100% of the Stated Principal Balance of each mortgage loan in loan group I, other than in respect of REO Property in loan group I, plus accrued interest thereon at the applicable mortgage rate,

         o the appraised value of any REO property in loan group I, up to the Stated Principal Balance of the related mortgage loan, and

         o with respect to loan group I, any unreimbursed out-of-pocket costs and expenses of the trustee, the related servicer or the master servicer and the principal portion of any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing obligations, and any Class I-A Reimbursement Amount due to the Class I-A Insurer.

         EMC or its designee will have the right to purchase all remaining mortgage loans in loan group II and REO properties in loan group II and thereby effect early retirement of all of the group II certificates (other than the Class II-1-R-3 Certificates to the extent that any group I certificates are outstanding, as described below) on any distribution date after the aggregate Stated Principal Balance of the group II mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than 10% of the aggregate Stated Principal Balance of the group II mortgage loans as of the cut-off date. In the event that the EMC or its designee exercises such option it will effect such repurchase at a price equal to the sum of

         o 100% of the Stated Principal Balance of each group II mortgage loan, other than in respect of REO Property in loan group II, plus accrued interest thereon at the applicable mortgage rate,

         o the appraised value of any REO property in loan group II, up to the Stated Principal Balance of the related mortgage loan, and

         o with respect to loan group II, any related unreimbursed out-of-pocket costs and expenses of the trustee, the related servicer or the master servicer and the principal portion of any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing obligations, and any Class II-1-A Reimbursement Amount due to the Class II-1-A Insurer.

Proceeds from such purchases will be distributed to the related certificateholders in the priority described above in "Description of the Certificates -- Distributions on the Certificates." In the event that the purchase price to be paid by the majority holder of the Class I-C Certificates or EMC or its designee, as applicable, is based in part on the appraised value of any REO property in the related loan group and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under "Description of the Certificates - Allocation of Losses". Any purchase of the related mortgage loans and related REO properties will result in an early retirement of the related certificates.

         Notwithstanding anything to the contrary herein, the Class II-1-R-3 Certificates will not be retired until the later of (i) the retirement of all the group I certificates and (ii) the retirement of all the group II certificates (other than the Class II-1-R-3 Certificates).

OPTIONAL PURCHASE OF CERTAIN LOANS

         As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

         In addition, during the 90 day period following the closing date, EMC may, in its sole discretion, purchase any mortgage loan for which the related originator or prior owner has breached a representation or warranty made to EMC regarding the characteristics of such mortgage loan.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

         o any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, and any advance required to be made by the master servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

         o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer, in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

         o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee shall automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement; provided, however that the trustee in its capacity of successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided, further that the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer (with the prior written consent of the Class I-A Insurer and the Class II-1-A Insurer, which consent shall not be unreasonably withheld) as the successor to the master servicer under the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the pooling and servicing agreement. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee shall act in such capacity as provided under the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, or the Class I-A Insurer or the Class II-1-A Insurer will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder, the Class I-A Insurer or the Class II-1-A Insurer, as applicable, previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, the Class I-A Insurer or the Class II-1-A Insurer, as applicable, have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

         U.S. Bank National Association will be the trustee under the pooling and servicing agreement. The depositor and the master servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at US Bank Corporate Trust Services, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/BSABS I 2005-AC6 or at such other address as the trustee may designate from time to time.

THE SECURITIES ADMINISTRATOR

         Wells Fargo will be the securities administrator under the pooling and servicing agreement so long as it also is the master servicer. The securities administrator's corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Bear Stearns Asset Backed Securities I LLC, Series 2005-AC6 or at such other address as the securities administrator may designate from time to time.

         The securities administrator may resign or be removed at any time, including upon the resignation or removal of the master servicer. The trustee may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator with the prior written consent of the Class I-A Insurer and the Class II-1-A Insurer, which consent shall not be unreasonably withheld. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust with the prior written consent of the Class I-A Insurer and Class II-1-A Insurer, which consent shall not be unreasonably withheld. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.


                           YIELD MAINTENANCE AGREEMENT

         The trustee, on behalf of the trust fund, will enter into a yield maintenance agreement (the "Yield Maintenance Agreement") with Wells Fargo Bank, N.A. (the "Counterparty") for the benefit of the holders of the Class I-A-1 Certificates. The Yield Maintenance Agreement is intended to provide partial protection to the holders of the Class I-A-1 Certificates in the event that the Pass-Through Rate applicable to the Class I-A-1 Certificates is limited by the related Interest Rate Cap.

         The Counterparty is a bankruptcy remote derivatives product company based in San Francisco, California. The Counterparty maintains a ratings classification of "AA" from Standard & Poor's and "Aaa" from Moody's. The Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or
(ii) the most recent audited annual financial statements of the Counterparty. Requests for such information should be directed to Luis Garcia of Wells Fargo Bank, N.A. at (415) 396-1521 or in writing at 550 California, San Francisco, California 94104.

         On each distribution date, the counterparty will make payments under the Yield Maintenance Agreement to the securities administrator for the benefit of the holders of the Class I-A-1 Certificates. The payment to be made by the Counterparty under the Yield Maintenance Agreement on each distribution date will be equal to the amount accrued during the related calculation period on the Notional Amount specified below at a rate equal to the excess of (i) One-Month LIBOR (subject to a ceiling of 9.00% in the case of the Yield Maintenance Agreement relating to the Class I-A-1 Certificates) over (ii) for each distribution date, the rates set forth below. The Notional Amount of the Yield Maintenance Agreement is equal to the lesser of (i) the Certificate Principal Balance of the Class I-A-1 Certificates at the beginning of the related calculation period, and (ii) the notional amount set forth below:

                                    Notional amount         Cap Rate of
                                  of Class I-A-1 Yield   Class I-A-1 Yield
                                      Maintenance           Maintenance
   Month of Distribution Date         Agreement($)         Agreement (%)
   --------------------------         ------------         -------------
October 25, 2005...............       29,695,996.66            5.00
November 25, 2005..............       29,354,383.84            5.00
December 25, 2005..............       28,975,853.60            5.00
January 25, 2006...............       28,561,245.27            5.00
February 25, 2006..............       28,111,566.50            5.00
March 25, 2006.................       27,627,944.87            5.00
April 25, 2006.................       27,111,806.41            5.00
May 25, 2006...................       26,564,564.18            5.00
June 25, 2006..................       25,988,193.63            5.00
July 25, 2006..................       25,391,810.51            5.00
August 25, 2006................       24,799,721.12            5.00
September 25, 2006.............       24,220,456.43            5.00
October 25, 2006...............       23,654,516.22            5.00
November 25, 2006..............       23,101,595.25            5.00
December 25, 2006..............       22,561,395.28            5.00
January 25, 2007...............       22,033,624.88            5.00
February 25, 2007..............       21,517,999.25            5.00
March 25, 2007.................       21,014,240.11            5.00
April 25, 2007.................       20,522,075.55            5.00
May 25, 2007...................       20,041,239.85            5.00
June 25, 2007..................       19,571,473.37            5.00
July 25, 2007..................       19,112,522.39            5.00
August 25, 2007................       18,664,139.00            5.00
September 25, 2007.............       18,226,080.95            5.00
October 25, 2007...............       17,798,111.53            5.00
November 25, 2007..............       17,379,999.42            5.00
December 25, 2007..............       16,971,518.61            5.00
January 25, 2008...............       16,572,448.24            5.00
February 25, 2008..............       16,182,572.50            5.00
March 25, 2008.................       15,801,680.51            5.00
April 25, 2008.................       15,429,566.22            5.00
May 25, 2008...................       15,066,028.28            5.00
June 25, 2008..................       14,710,869.95            5.00
July 25, 2008..................       14,363,898.98            5.00
August 25, 2008................       14,024,927.52            5.00
September 25, 2008.............       13,693,772.01            5.00
October 25, 2008...............       13,370,253.10            5.00
November 25, 2008..............       13,054,195.52            5.00
December 25, 2008..............       12,745,428.03            5.00
January 25, 2009...............       12,443,783.29            5.00

                                    Notional amount         Cap Rate of
                                  of Class I-A-1 Yield   Class I-A-1 Yield
                                      Maintenance           Maintenance
   Month of Distribution Date         Agreement($)         Agreement (%)
   --------------------------         ------------         -------------
February 25, 2009..............       12,149,097.79            5.00
March 25, 2009.................       11,861,211.77            5.00
April 25, 2009.................       11,579,969.12            5.00
May 25, 2009...................       11,305,217.29            5.00
June 25, 2009..................       11,036,807.24            5.00
July 25, 2009..................       10,774,593.31            5.00
August 25, 2009................       10,518,433.20            5.00
September 25, 2009.............       10,268,187.86            5.00
October 25, 2009...............       10,023,721.41            5.00
November 25, 2009..............        9,784,901.09            5.00
December 25, 2009..............        9,551,597.18            5.00
January 25, 2010...............        9,323,682.92            5.00
February 25, 2010..............        9,101,034.47            5.00
March 25, 2010.................        8,883,530.79            5.00
April 25, 2010.................        8,671,008.97            5.00
May 25, 2010...................        8,463,399.93            5.00
June 25, 2010..................        8,260,590.72            5.00
July 25, 2010..................        8,062,187.41            5.00
August 25, 2010................        7,868,266.69            5.00
September 25, 2010.............        7,678,807.13            5.00
October 25, 2010...............        7,493,736.99            5.00
November 25, 2010..............        7,312,955.17            5.00
December 25, 2010..............        7,136,362.92            5.00
January 25, 2011...............        6,963,863.73            5.00
February 25, 2011..............        6,795,363.31            5.00
March 25, 2011.................        6,630,769.54            5.00
April 25, 2011.................        6,469,992.41            5.00
May 25, 2011...................        6,312,943.97            5.00
June 25, 2011..................        6,159,538.29            5.00
July 25, 2011..................        6,009,691.41            5.00
August 25, 2011................        5,863,321.29            5.00

         On each Distribution Date, amounts received from the Yield Maintenance Agreement with respect to such Distribution Date will be allocated to the following classes of certificates in the following order of priority:

         (i) first, from amounts received under the Yield Maintenance Agreement to the Class I-A-1 Certificates based on the amount of Net WAC Rate Carryover Amount for such class of certificates for such distribution date; and

         (ii) second, from any remaining amounts received from the Yield Maintenance Agreement, to the Class I-C Certificates.

                              THE CLASS I-A POLICY

         The following information has been supplied by the Class I-A Insurer for inclusion in this prospectus supplement.

THE POLICY

         The Class I-A Insurer will issue a surety bond (the "Class I-A Policy") for the benefit of the Class I-A-3 Certificates and Class I-A-4 Certificates. The following summary of the provisions of the Class I-A Policy does not purport to be complete and is qualified in its entirety by reference to the Class I-A Policy.

         The Class I-A Insurer, in consideration of the right to receive monthly premiums pursuant to the pooling and servicing agreement and the Class I-A Insurance Agreement, and subject to the terms of the Class I-A Policy, unconditionally and irrevocably agrees to pay each Insured Amount, to the extent set forth in the pooling and servicing agreement, to the securities administrator on behalf of the trustee, as trustee for the Insured Certificateholders, except as otherwise provided in the Class I-A Policy with respect to Preference Amounts.

         For the purposes of the Class I-A Policy, the following terms have the following meanings:

         "Deficiency Amount" means, with respect to any distribution date and the Class I-A-3 Certificates and Class I-A-4 Certificates, an amount, if any, equal to the sum of: (i) the excess of (x) the Monthly Interest Distributable Amount for the Class I-A-3 Certificates and Class I-A-4 Certificates on such distribution date, plus the interest portion of any Realized Losses on the mortgage loans in loan group I on such distribution date which are allocated to reduce the Monthly Interest Distributable Amount for the Class I-A-3 Certificates and Class I-A-4 Certificates on such distribution date in accordance with the pooling and servicing agreement over (y) the Interest Funds from the mortgage loans in loan group I on such distribution date allocated to pay the Monthly Interest Distributable Amount on the Class I-A-3 Certificates and Class I-A-4 Certificates on such distribution date as provided in the pooling and servicing agreement, and (ii) the Certificate Principal Balance of the Class I-A-3 Certificates and Class I-A-4 Certificates to the extent unpaid on the last scheduled distribution date or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement, in each case after giving effect to distributions made on such date from sources other than the Class I-A Policy.

         "Insured Amount" means, with respect to the Class I-A-3 Certificates and Class I-A-4 Certificates, (1) any Deficiency Amount and (2) any Preference Amount.

         "Notice" means a written notice in the form attached as an exhibit to the Class I-A Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the securities administrator to the Class I-A Insurer specifying the information set forth in such exhibit.

         "Insured Certificateholder" means, as to a particular Class I-A-3 Certificate or Class I-A-4 Certificate, the Person, other than the depositor, any servicer, the master servicer, the trustee, the seller, the securities administrator or any subservicers retained by a servicer who, on the applicable distribution date, is entitled under the terms of the Class I-A-3 Certificate or Class I-A-4 Certificate to a distribution on the Class I-A-3 Certificates or Class I-A-4 Certificates.

         The Class I-A Insurer will pay a Deficiency Amount with respect to the Class I-A-3 Certificates and Class I-A-4 Certificates by 12:00 noon (New York City time) in immediately available funds to the securities administrator on behalf of the trustee on the later of (i) the second business day following the business day on which the Class I-A Insurer shall have received Notice that a Deficiency Amount is due in respect of the Class I-A-3 Certificates or Class I-A-4 Certificates, and (ii) the distribution date on which the related Deficiency Amount is payable to the Insured Certificateholders pursuant to the pooling and servicing agreement, for payment to the Insured Certificateholders in the same manner as other payments with respect to the Class I-A-3 Certificates or Class I-A-4 Certificates are required to be made. Any Notice received by the Class I-A Insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the Class I-A Insurer on the next succeeding business day.

         Upon such payment of an Insured Amount hereunder, the Class I-A Insurer shall be fully subrogated to the rights of the Insured Certificateholders to receive the amount so paid. The Class I-A Insurer's obligations with respect to the Class I-A-3 Certificates and Class I-A-4 Certificates under the Class I-A Policy with respect to each distribution date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the securities administrator on behalf of the trustee, as trustee for the Insured Certificateholders for payment to such Insured Certificateholders, as provided in the pooling and servicing agreement and herein, whether or not such funds are properly applied by the securities administrator or the trustee.

         If any portion or all of any amount that is insured hereunder that was previously distributed to an Insured Certificateholder is recoverable and recovered from such Insured Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), the Class I-A Insurer will pay on the guarantee described in the second paragraph under "The Class I-A Policy," an amount equal to each such Preference Amount by 12:00 noon on the second business day following receipt by the Class I-A Insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the Class I-A Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Class I-A Insurer, irrevocably assigning to the Class I-A Insurer all rights and claims of the trustee and/or such Insured Certificateholder relating to or arising under such Preference Amount and appointing the Class I-A Insurer as the agent of the trustee and/or such Insured Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the securities administrator or such Insured Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the trustee or the Insured Certificateholder directly

(unless the Insured Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order, in which case payment shall be made to the trustee for payment to the Insured Certificateholder upon delivery of proof of such payment reasonably satisfactory to the Class I-A Insurer). Notwithstanding the foregoing, in no event shall the Class I-A Insurer be (i) required to make any payment under the Class I-A Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Class I-A Insurer under the Class I-A Policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Class I-A-3 Certificates or Class I-A-4 Certificates, prior to the time the Class I-A Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Class I-A Insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

         Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the Class I-A Insurer after 12:00 noon, New York City time, on a given business day or on any day that is not a business day shall be deemed to have been received by the Class I-A Insurer on the next succeeding business day. If any notice received by the Class I-A Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Class I-A Policy, it will be deemed not to have been received by the Class I-A Insurer, and the Class I-A Insurer will promptly so advise the securities administrator, and the securities administrator may submit an amended notice. All payments made by the Class I-A Insurer under the Class I-A Policy in respect of Preference Amounts will be made with the Class I-A Insurer's own funds.

         The Class I-A Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Class I-A Policy is not refundable for any reason, including the payment of any Class I-A-3 Certificates or Class I-A-4 Certificates prior to the maturity of the Class I-A-3 Certificates or Class I-A-4 Certificates. The Class I-A Policy shall expire and terminate without any action on the part of the Class I-A Insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Class I-A-3 Certificates and Class I-A-4 Certificates shall have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

         A monthly premium shall be due and payable in arrears as provided in the pooling and servicing agreement and the Class I-A Insurance Agreement.

         The Class I-A Policy does not cover Unpaid Interest Shortfalls or Net WAC Rate Carryover Amounts on the Class I-A-3 Certificates and Class I-A-4 Certificates, nor does it guarantee to the Insured Certificateholders any particular rate of principal payment. In addition, the Class I-A Policy does not cover shortfalls, if any, attributable to the liability of the depositor, the trust, the trustee or the Insured Certificateholders for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Class I-A Policy does not cover the failure of the trustee or securities administrator to make any distribution required under the pooling and servicing agreement to any Insured Certificateholders.

         The Class I-A Policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws and principles thereof. The proper venue for any action or proceeding on the Class I-A Policy shall be the County of New York, State of New York.

         THE INSURANCE PROVIDED BY THE CLASS I-A POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE,
ARTICLE 76).

         In the event that payments under any Class I-A-3 Certificate or Class I-A-4 Certificate are accelerated, nothing contained in the Class I-A Policy shall obligate the Class I-A Insurer to make any payment of principal and interest on such Class I-A-3 Certificate or Class I-A-4 Certificate on an accelerated basis, unless such acceleration of payment by the Class I-A Insurer is at the sole option of the Class I-A Insurer; it being understood that a payment shortfall in respect of the redemption of any Class I-A-3 Certificate or Class I-A-4 Certificate by reason of the repurchase of the assets of the trust pursuant to the pooling and servicing agreement does not constitute acceleration for the purposes of the Class I-A Policy.

                              THE CLASS I-A INSURER

         The Class I-A Insurer, a New York stock insurance corporation, is a direct, wholly-owned subsidiary of FGIC Corporation, a Delaware Corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The Class I-A Insurer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and, through a branch, in the United Kingdom.

         On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Class I-A Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Class I-A Insurer or any claims under any insurance policy, including the Class I-A Policy, issued by the Class I-A Insurer.

         The Class I-A Insurer is subject to the insurance laws and regulations of the State of New York, where the Class I-A Insurer is domiciled, including
Article 69 of the New York Insurance Law ("Article 69"), a comprehensive financial guaranty insurance statute. The Class I-A Insurer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles ("SAP") and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance and certain related lines.

         For the six months ended June 30, 2005, and the years ended December 31, 2004 and December 31, 2003, the Class I-A Insurer had written directly or assumed through reinsurance, guaranties of approximately $35.3 billion, $59.5 billion and $42.4 billion par value of securities, respectively (of which approximately 61%, 56% and 79%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $131.3 million, $323.6 million and $260.3 million, respectively. For the six months ended June 30, 2005, the Class I-A Insurer had reinsured, through facultative and excess of loss arrangements, approximately 4.2% of the risks it had written.

         The following table sets forth the capitalization of the Class I-A Insurer as of December 31, 2003, December 31, 2004 and June 30, 2005 respectively, on the basis of generally accepted accounting principles ("GAAP").

                      FINANCIAL GUARANTY INSURANCE COMPANY
                              CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                                                             (UNAUDITED)
                                                      DECEMBER 31,       DECEMBER 31,          JUNE30,
                                                          2003               2004                2005
                                                          ----               ----
Unearned Premiums                                         $919             $1,043              $1,133
Other Liabilities                                           86                121                 149
Stockholder's Equity
   Common Stock                                             15                 15                  15
   Additional Paid-in Capital                            1,858              1,883               1,891
   Accumulated Other
     Comprehensive Income                                    2                 15                  22
Retained Earnings                                           94                265                 378
                                                            --                ---                 ---
Total Stockholder's Equity                               1,969              2,178               2,306
                                                         -----              -----               -----
Total Liabilities and
   Stockholder's Equity                                 $2,974             $3,342              $3,588
                                                        ======             ======              ======

         The audited financial statements of the Class I-A Insurer as of December 31, 2003 and 2004 and for each of the years in the three-year period ended December 31, 2004, which are included as Exhibit 99.1 and the unaudited financial statements of the Class I-A Insurer as of June 30, 2005 and for the three month and six month periods ended June 30, 2005 and 2004 which are included as Exhibit 99.2, in each case, to the Current Report on Form 8-K filed by the Depositor on August 29, 2005 (SEC file number 333-125422) in connection with the registration statement of which this prospectus supplement is a part, are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading "The Class I-A Insurer" or in such Exhibits 99.1 or 99.2, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the Class I-A Insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the Class I-A Insurer (if any) included in documents filed by the depositor with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

         Copies of the Class I-A Insurer's GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Class I-A Insurer's telephone number is (212) 312-3000.

         NEITHER THE CLASS I-A INSURER NOR ANY OF ITS AFFILIATES ACCEPTS ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF, NOR HAVE THEY PARTICIPATED IN THE PREPARATION OF, THE PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY INFORMATION OR DISCLOSURE THAT IS PROVIDED TO POTENTIAL PURCHASERS OF THE SERIES 2005-AC6 ASSET-BACKED CERTIFICATES, OR OMITTED FROM SUCH DISCLOSURE, OTHER THAN WITH RESPECT TO THE ACCURACY OF INFORMATION REGARDING THE CLASS I-A INSURER AND THE CLASS I-A POLICY SET FORTH UNDER THE HEADING "THE CLASS I-A POLICY" IN THIS PROSPECTUS SUPPLEMENT. IN ADDITION, THE CLASS I-A INSURER MAKES NO REPRESENTATION REGARDING THE SERIES 2005-AC6 ASSET-BACKED CERTIFICATES OR THE ADVISABILITY OF INVESTING IN THE 2005-AC6 ASSET-BACKED CERTIFICATES.

THE CLASS I-A INSURER'S CREDIT RATINGS

         The financial strength of the Class I-A Insurer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, and "AAA" by Fitch Ratings. Each rating of the Class I-A Insurer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the Class I-A Insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Series 2005-AC6 Asset-Backed Certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class I-A-3 Certificates and Class I-A-4 Certificates. The Class I-A Insurer does not guarantee the market price or investment value of the Class I-A-3 Certificates and Class I-A-4 Certificates nor does it guarantee that the ratings on the Class I-A-3 Certificates and Class I-A-4 Certificates will not be revised or withdrawn.

                             THE CLASS II-1-A POLICY

         The following summary of terms of the financial guaranty insurance policy to be issued by Assured Guaranty Corp. ("Assured Guaranty") does not purport to be complete and is qualified in its entirety by reference to the financial guaranty insurance policy.

         Assured Guaranty has made a commitment to issue a financial guaranty insurance policy relating to the Class II-1-A-1 Certificates and a financial guaranty insurance policy relating to the, Class II-1-A-2 and Class II-1-A-3 Certificates (collectively, the "Class II-1-A Policy"), effective as of the date of issuance of the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates (the "Class II-1-A Insured Certificates"). Under the terms of the Class II-1-A Policy, Assured Guaranty will unconditionally and irrevocably guarantee to pay each and every insured payment (as described below) which becomes due for payment but shall be unpaid by reason of nonpayment by the trust. The Class II-1-A Policy is non-cancelable for any reason, including without limitation the non-payment of premium.

         Insured payments for any distribution date are as follows: (i) the Current Interest for the accrual period on the Class II-1-A Insured Certificates; (ii) the Class II-A Insured Certificate Loss Amount for such Distribution Date, if any; and (iii) the Certificate Principal Balance of the Class II-

1-A Insured Certificates on the related Class II-A Insured Certificate on the distribution date occurring in September 2020 or, with the consent of Assured Guaranty, upon the earlier termination of the trust pursuant to the terms of the pooling and servicing agreement, after giving effect to distributions from the trust on that distribution date. The total aggregate principal amount of insured payments in respect of the Certificate Principal Balance of the Class II-1-A Insured Certificates payable by Assured Guaranty under the Class II-1-A Policy will in no event exceed $122,089,254. A "Class II-1-A Insured Certificate Loss Amount" means, with respect to any distribution date and the Class II-1-A Insured Certificates, the Realized Losses allocated to the Class II-1-A Insured Certificates on such distribution date. An insured payment is due for payment when, on a distribution date, there is a shortfall in available funds on deposit in the Distribution Account to pay the foregoing amounts on the applicable distribution dates (the "Defaulted Amount"). Notwithstanding the foregoing, an insured payment does not include any Net WAC Rate Carryover Amount or any Interest Shortfalls allocated to the Class II-1-A Insured Certificates on the related distribution date, or any shortfall attributable to the liability of the trust, any REMIC, the trustee or the securities administrator for withholding or other taxes, including interest and penalties in respect of such liability.

         Assured Guaranty will pay each Defaulted Amount (other than such as constitute "avoided payments") to the securities administrator, on behalf of the trustee, as beneficiary of the Class II-1-A Policy on behalf of the holders of the Class II-1-A Insured Certificates, on the later of (i) the date such Defaulted Amount becomes due for payment or (ii) the second business day following the day on which Assured Guaranty receives notice of claim therefor in accordance with the terms of the Class II-1-A Policy. Avoided payments are amounts previously distributed by or on behalf of the trust on the Class II-1-A Insured Certificates which are or may be recoverable and sought to be recovered as avoidable preferences by a trustee in bankruptcy pursuant to an insolvency proceeding in accordance with a final nonappealable order of a court having competent jurisdiction. Assured Guaranty will pay amounts of avoided payments when due to be paid pursuant to an applicable court order, but in any event no earlier than the fourth business day following proper notice as described in the Class II-1-A Policy.

         Assured Guaranty shall be subrogated to the rights of the holders of the Class II-1-A Insured Certificates to receive payments in respect of the insured payments to the extent of any payment by Assured Guaranty under the Class II-1-A Policy.

         The Class II-1-A Policy is not covered by the property/casualty insurance fund specified in Article 76 of the New York Insurance Law.

         Pursuant to the terms of the pooling and servicing agreement, for so long as there is no continuing default by Assured Guaranty with respect to its obligations under the Class II-1-A Policy, each holder of a Class II-1-A Insured Certificate agrees that Assured Guaranty shall be treated by the depositor, the master servicer, the seller, the originators, the securities administrator and the trustee as if Assured Guaranty were the holder of all of the Class II-1-A Insured Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the holders of the Class II-1-A Insured Certificates thereunder.

         In addition to the rights set forth in this prospectus supplement, Assured Guaranty may have additional rights with respect to the enforcement of representations and warranties, events of default, and other matters as set forth in the pooling and servicing agreement.

         Capitalized terms used in the Class II-1-A Policy and not otherwise defined in the Class II-1-A Policy shall have the meanings set forth in the pooling and servicing agreement as of the date of execution of the Class II-1-A Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by Assured Guaranty.

                            THE CLASS II-1-A INSURER

         Assured Guaranty is a Maryland-domiciled insurance company regulated by the Maryland Insurance Administration and licensed to conduct financial guaranty insurance business in forty-seven states, the District of Columbia and Puerto Rico. Assured Guaranty commenced operations in 1988. Assured Guaranty is a wholly owned, indirect subsidiary of Assured Guaranty Ltd. ("AGL"), a Bermuda-based holding company whose shares are publicly held and are listed on the New York Stock Exchange under the symbol "AGO." AGL, through its operating subsidiaries, provides credit enhancement products to the public finance, structured finance and mortgage markets. Neither AGL nor any of its shareholders is obligated to pay any debts of Assured Guaranty or any claims under any insurance policy issued by Assured Guaranty.

         Assured Guaranty is subject to insurance laws and regulations in Maryland and in New York (and in other jurisdictions in which it is licensed) that, among other things, (i) limit Assured Guaranty's business to financial guaranty insurance and related lines, (ii) prescribe minimum solvency requirements, including capital and surplus requirements, (iii) limit classes and concentrations of investments, (iv) regulate the amount of both the aggregate and individual risks that may be insured, (v) limit the payment of dividends by Assured Guaranty, (vi) require the maintenance of contingency reserves and (vii) govern changes in control and transactions among affiliates. Certain state laws to which Assured Guaranty is subject also require the approval of policy rates and forms.

         Assured Guaranty's financial strength is rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies Inc., "Aa1" by Moody's Investors Service, Inc. and "AAA" by Fitch, Inc. Each rating of Assured Guaranty should be evaluated independently. An explanation of the significance of the above ratings may be obtained from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any security, and such ratings are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any security guaranteed by Assured Guaranty. Assured Guaranty does not guaranty the market price of the securities it guarantees, nor does it guaranty that the ratings on such securities will not be revised or withdrawn.

Capitalization of Assured Guaranty Corp.

         The following table sets forth the capitalization of Assured Guaranty as of December 31, 2003 and 2004 and as of June 30, 2005 (unaudited), on the basis of accounting principles generally accepted in the United States of America ("GAAP"):

                                                      DECEMBER 31             DECEMBER 31              JUNE 30
                                                          2003                   2004                   2005
                                                     (IN MILLIONS)           (IN MILLIONS)          (IN MILLIONS)
                                                     -------------           -------------          -------------
Unearned Premiums                                      $    389                $    369               $    201
Other Liabilities                                           236                     280                    178

Shareholder's Equity:
     Common Stock                                            15                      15                     15
     Additional Paid-in Capital                             351                     386                    363
     Unrealized Gain on Bonds, Net of Tax                    45                      43                     41
     Retained Earnings                                      465                     563                    600
                                                       --------                --------               --------
Total Shareholder's Equity                             $    876                $  1,007               $  1,019
                                                       --------                --------               --------
Total Liabilities and Shareholder's Equity             $  1,501                $  1,656               $  1,398

         The following documents are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof:

         o The consolidated balance sheets of Assured Guaranty as of December 31, 2004 and December 31, 2003 and the related consolidated statements of operations and comprehensive income, of shareholder's equity and of cash flows for each of the three years in the period ended December 31, 2004, prepared in accordance with GAAP, included as Exhibit 99.1 to the Annual Report on Form 10-K of AGL for the fiscal year ended December 31, 2004 (which was filed with the Securities and Exchange Commission (the "SEC") on March 22, 2005);

         o The unaudited consolidated balance sheet and statement of shareholder's equity of Assured Guaranty as of and for the period ended March 31, 2005, respectively, and the related consolidated statements of operations and comprehensive income and cash flows for the three months ended March 31, 2005 and March 31, 2004, prepared in accordance with GAAP, included as Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (which was filed by AGL with the SEC on May 12, 2005);

         o The unaudited consolidated balance sheet and statement of shareholder's equity of Assured Guaranty as of and for the period ended June 30, 2005, respectively, the related consolidated statements of operations and comprehensive income for the three and six months ended June 30, 2005 and June 30, 2004, and the statements of cash flows for the six months ended June 30, 2005 and June 30, 2004, prepared in accordance with GAAP, included as Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (which was filed by AGL with the SEC on August 15, 2005); and

         o The Current Reports on Form 8-K filed by AGL with the SEC on April 12, 2005, April 20, 2005, May 10, 2005, May 18, 2005, June 24, 2005
           and August 5, 2005, as they relate to Assured Guaranty.

         Any statement contained in a document incorporated herein by reference or contained in this prospectus supplement under this heading "The Class II-1-A Insurer" shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which is incorporated by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All consolidated financial statements of Assured Guaranty included in documents filed by AGL with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class II-1-A Insured Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

         The Maryland Insurance Administration recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the Maryland Insurance Code, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the Maryland Insurance Administration to financial statements prepared in accordance with GAAP in making such determinations.

         Copies of the consolidated financial statements of Assured Guaranty incorporated by reference herein and of the statutory financial statements filed by Assured Guaranty with the Maryland Insurance Administration are available upon request by contacting Assured Guaranty at 1325 Avenue of the Americas, New York, New York 10019 or by calling Assured Guaranty at (212) 974-0100.

         Assured Guaranty makes no representation regarding the certificates or the advisability of investing in the Certificates. In addition, Assured Guaranty makes no representation regarding, nor does it accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding Assured Guaranty supplied by Assured Guaranty and presented under this heading "The Class II-1-A Insurer."

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Approximately 19.11% of the mortgage loans in loan group I, by cut-off date principal balance, at origination provided for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to three years from the date of the execution of the related mortgage note. Approximately 37.23% of the mortgage loans in loan group II, by cut-off date principal balance, at origination provided for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to three years from the date of the execution of the related mortgage note. These penalties, if still applicable and if enforced by the related servicer would typically discourage prepayments on the mortgage loans. The holders of the Class I-P Certificates will be entitled to all prepayment charges received on the mortgage loans in loan group I. The holders of the Class II-1-P Certificates will be entitled to all prepayment charges received on the mortgage loans in loan group II-1. The holders of the Class II-2-P Certificates will be entitled to all prepayment charges received on the mortgage loans in loan group II-2. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans in loan group I, loan group II-1 or loan group II-2, as applicable. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "nonconforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the seller's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

         The weighted average life and yield to maturity of each class of group I offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans in the related loan group and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balance (other than the Class I-A-2 Certificates) of the group I offered certificates will be influenced by, among other factors,

         o the overcollateralization level of the assets in the related loan group at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the group I offered certificates (other than the Class I-A-2 Certificates) and Class I-B-4 Certificates;

         o the delinquency and default experience of the mortgage loans in the related loan group, and

         o the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class I-C Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement when the required overcollateralization level for the related loan group has been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of group I offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions on the Certificates" and "--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If a Realized Loss for the related loan group is allocated to a related class of subordinate certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

         As described under "Description of the Certificates--Allocation of Losses", amounts otherwise distributable to holders of the group II subordinate certificates may be made available to protect the holders of the group II senior certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by monthly advances, and amounts otherwise distributable to holders of the group II subordinate certificates with a higher numerical class designation may be made available to protect the holders of group II subordinate certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the group II subordinate certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the group II subordinate certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of group II subordinate certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of group II subordinate certificates from distributions of portions of the Subordinate Optimal Principal Amount. See "Description of the Certificates--Distributions on the Certificates" and "--Distributions on the Group II Subordinate Certificates" in this prospectus supplement.

YIELD CONSIDERATIONS FOR SPECIFIC CLASSES

         Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates. If the Certificate Principal Balance of the Class I-B-4, Class I-B-3 and Class I-B-2 Certificates have been reduced to zero, the yield to maturity on the Class I-B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class I-B-1 Certificates. If the Certificate Principal Balances of the Class I-B-4 Certificates and Class I-B-3 Certificates have been reduced to zero, the yield to maturity on the Class I-B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class I-B-2 Certificates. If the Certificate Principal Balances of the Class I-B-4 Certificates have been reduced to zero, the yield to maturity on the Class I-B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class I-B-3 Certificates. The initial undivided interest in loan group I evidenced by the Class I-B-1, Class I-B-2, Class I-B-3 Certificates and Class I-B-4 Certificates, in the aggregate, is approximately 8.30%. Investors in the Class I-B Certificates should fully consider the risk that Realized Losses on the group I mortgage loans could result in the failure of these investors to fully recover their investments.

         Class I-M-1, Class I-M-2 and Class I-M-3 Certificates. If the Certificate Principal Balances of the Class I-B, Class I-M-3 Certificates and Class I-M-2 Certificates have been reduced to zero, the yield to maturity on the Class I-M-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class I-M-1 Certificates. If the Certificate Principal Balances of the Class I-B Certificates and Class I-M-3 Certificates have been reduced to zero, the yield to maturity on the Class I-M-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class I-M-2 Certificates. If the Certificate Principal Balances of the Class I-B Certificates have been reduced to zero, the yield to maturity on the Class I-M-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class I-M-3 Certificates. The initial undivided interest in loan group I evidenced by the Class I-M-1, Class I-M-2, and Class I-M-3 Certificates, in the aggregate, is approximately 12.90%. Investors in the Class I-M Certificates should fully consider the risk that Realized Losses on the group I mortgage loans could result in the failure of these investors to fully recover their investments.

         Class II-B-1, Class II-B-2 and Class II-B-3 Certificates. If the Certificate Principal Balance of the Class II-B-6, Class II-B-5, Class II-B-4, Class II-B-3 and Class II-B-2 Certificates have been reduced to zero, the yield to maturity on the Class II-B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class II-B-1 Certificates. If the Certificate Principal Balances of the Class II-B-6, Class II-B-5, Class II-B-4 and Class II-B-3 Certificates have been reduced to zero, the yield to maturity on the Class II-B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class II-B-2 Certificates. If the Certificate Principal Balances of the Class II-B-6, Class II-B-5 and Class II-B-4 Certificates have been reduced to zero, the yield to maturity on the Class II-B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class II-B-3 Certificates. The initial undivided interest in loan group II evidenced by the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in the aggregate, is approximately 7.50%. The initial undivided interest in loan group II evidenced by the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in the aggregate, is approximately 2.00%. Investors in the Class II-B Certificates should fully consider the risk that Realized Losses on the group II mortgage loans could result in the failure of these investors to fully recover their investments.

PREPAYMENT CONSIDERATIONS

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the Class I-A, Class II-A and Class II-B Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         All of the mortgage loans bear fixed rates. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         The "last scheduled distribution date" for each class of group I offered certificates is the distribution date in September 2035, which is the distribution date in the month following the latest maturing mortgage loan in the related loan group. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

         o prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

         o Excess Spread in respect of each loan group to the extent available will be applied as an accelerated payment of principal on the related offered certificates to the extent described herein and

         o the majority holder of the Class I-C Certificate may exercise its option to repurchase all the mortgage loans in the related loan group as described under "Optional Termination" herein.

         The "last scheduled distribution date" for each class of group II-1 offered certificates and group II-2 offered certificates is the distribution date in September 2020 and September 2035, respectively, which are the distribution dates in the month following the latest maturing mortgage loan in the related loan groups. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

         o prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

         o EMC or its designee, as applicable, may exercise its option to repurchase all the mortgage loans in the related loan group as described under "Optional Termination" herein.

         Prepayments on the group I mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the Prepayment Assumption, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") of 8% in the first month of the life of such pool, such rate increasing by an additional approximate 1.45% CPR (precisely 16%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 24% CPR for the remainder of the life of such pool.

         Prepayments on the group II mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the Prepayment Assumption, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") of 6% in the first month of the life of such pool, such rate increasing by an additional approximate 1.09% CPR (precisely 12%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 18% CPR for the remainder of the life of such pool.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the Prepayment Assumption, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

         o the mortgage loans prepay at the indicated percentages of the prepayment assumption;

         o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in September 2005, in accordance with the payment priorities defined herein;

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the related mortgage loans occur;

         o scheduled payments are assumed to be received on the first day of each month commencing in September 2005, there are no shortfalls in the payment of interest to related certificateholders and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of the Prepayment Period, commencing in August 2005, and include 30 days, interest thereon;

         o the level of One-Month LIBOR remains constant at 3.670% per annum with respect to loan group I and 3.540% per annum with respect to loan group II;

         o the closing date for the group I certificates is August 31, 2005 and the closing date for the group II certificates is August 30, 2005;

         o the Class I-P, Class II-1-P, Class II-2-P Certificates have a Certificate Principal Balance equal to zero;

         o except as indicated with respect to the weighted average lives, the majority holder of the Class I-C Certificate with respect to loan group I or EMC or its designee with respect to loan group II, as applicable, does not exercise its right to purchase the related assets of the trust fund on the related optional termination date;

         o the mortgage pool consists of mortgage loans in each loan group having the approximate characteristics described below:

                                                                            ORIGINAL      REMAINING        STATED
                                       GROSS                NET           AMORTIZATION   AMORTIZATION     REMAINING      REMAINING
 LOAN              CURRENT           MORTGAGE            MORTGAGE             TERM           TERM           TERM       INTEREST ONLY
NUMBER     GROUP   BALANCE ($)         RATE (%)            RATE (%)         (MONTHS)       (MONTHS)       (MONTHS)        (MONTHS)
------     -----   -----------         --------            --------         --------       --------       --------        --------
  1          I     97,576,087.65   6.4503278360        6.1957083092           359            357             357            N/A
  2          I      4,409,209.85   6.4806014851        6.1883590038           360            357             357            N/A
  3          I        205,970.68   6.3750000000        5.5550000000           360            357             357            N/A
  4          I     15,162,913.68   6.6244817733        6.2703960655           360            358             358            N/A
  5          I     75,744,888.81   6.4291001837        6.1791001837           360            358             358            118
  6          I      7,668,892.50   7.0373334139        6.7873334139           360            359             359            119
  7          I        400,000.00   7.5000000000        7.2500000000           360            359             359            119
  8          I      8,567,205.03   6.8567043596        6.6067043596           360            359             359            119
  9          I      3,022,149.00   6.6457271796        6.3957271796           360            357             357             57
  10         I        932,999.08   6.7500000000        6.3343299545           360            357             357             57
  11         I      4,320,151.12   6.6308457172        6.1108069312           360            357             357             57
  12       II-1     4,227,683.11   5.3965446053        5.1465446053           180            179             179            119
  13       II-1    13,779,425.09   5.5322640053        5.1598526443           180            176             176            N/A
  14       II-1       150,800.00   9.2500000000        9.0000000000           180            180             180            120
  15       II-1    74,582,764.52   6.5150470663        6.2650470663           180            179             179            104
  16       II-1    39,710,191.96   6.0344730212        5.7191856551           180            177             177            N/A
  17       II-1       120,511.01   7.9900000000        7.7400000000           360            342             162            N/A
  18       II-2   133,718,679.10   6.6968357983        6.4196227713           359            357             357            N/A
  19       II-2    19,525,400.98   6.3132222821        5.9587092280           360            357             357            N/A
  20       II-2       903,157.74   7.4179677226        7.0381006562           360            358             358            N/A
  21       II-2       178,100.79   6.8750000000        6.6250000000           360            348             348            N/A
  22       II-2    84,601,348.04   6.4216769606        6.0294263712           360            357             357            N/A
  23       II-2   136,626,755.13   6.4397500997        6.1897500997           360            358             358            118
  24       II-2     4,890,621.71   6.9046689608        6.6388376402           360            359             359            119
  25       II-2       628,000.00   6.7181528662        6.4681528662           360            358             358            118
  26       II-2       305,280.00   6.8294352725        6.5794352725           360            353             353            113
  27       II-2    21,104,801.45   6.7263105084        6.4763105084           360            359             359            119
  28       II-2     7,436,513.59   6.6111118417        6.3006009065           360            357             357             57
  29       II-2     2,444,378.15   6.3921667932        6.1007468338           360            357             357             57
  30       II-2    14,441,851.56   6.5713045274        6.1762154143           360            357             357             57

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                         CLASS I-A, CLASS I-M AND CLASS I-B CERTIFICATES
                                                         -----------------------------------------------
          DISTRIBUTION DATE                   0%              50%              100%             150%             200%
          -----------------                   --              ---              ----             ----             ----
Initial Percentage..................         100%             100%             100%             100%             100%
August 25, 2006.....................          99               90               81               71               62
August 25, 2007.....................          99               79               61               45               31
August 25, 2008.....................          98               69               46               28               16
August 25, 2009.....................          97               60               34               18                8
August 25, 2010.....................          96               52               26               11                3
August 25, 2011.....................          96               45               19                6                1
August 25, 2012.....................          95               39               14                3                0
August 25, 2013.....................          93               34               10                2                0
August 25, 2014.....................          92               30                7                *                0
August 25, 2015.....................          91               26                5                0                0
August 25, 2016.....................          88               22                3                0                0
August 25, 2017.....................          85               18                2                0                0
August 25, 2018.....................          81               15                1                0                0
August 25, 2019.....................          78               12                *                0                0
August 25, 2020.....................          74               10                0                0                0
August 25, 2021.....................          70                8                0                0                0
August 25, 2022.....................          66                6                0                0                0
August 25, 2023.....................          61                5                0                0                0
August 25, 2024.....................          56                3                0                0                0
August 25, 2025.....................          51                2                0                0                0
August 25, 2026.....................          46                1                0                0                0
August 25, 2027.....................          40                *                0                0                0
August 25, 2028.....................          34                0                0                0                0
August 25, 2029.....................          28                0                0                0                0
August 25, 2030.....................          21                0                0                0                0
August 25, 2031.....................          14                0                0                0                0
August 25, 2032.....................           6                0                0                0                0
August 25, 2033.....................           0                0                0                0                0
August 25, 2034.....................           0                0                0                0                0
August 25, 2035.....................           0                0                0                0                0
Weighted Average Life (in years)(1)         19.09             6.78             3.60             2.36             1.72
Weighted Average Life (in years)(1)(2)       9.60             5.62             3.08             2.02             1.48

---------------
*Indicates a number that is greater than zero but less than 0.5%.

 (1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
 (2) To the related optional termination date.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                   CLASS II-1-A-1 CERTIFICATES
                                                                   ---------------------------
          DISTRIBUTION DATE                   0%              50%              100%             150%             200%
          -----------------                   --              ---              ----             ----             ----
Initial Percentage..................         100%             100%             100%             100%             100%
August 25, 2006.....................          98               91               83               76               68
August 25, 2007.....................          96               80               65               52               40
August 25, 2008.....................          93               70               51               35               22
August 25, 2009.....................          91               62               39               23               11
August 25, 2010.....................          88               54               30               14                4
August 25, 2011.....................          86               47               23                9                1
August 25, 2012.....................          83               41               18                5                0
August 25, 2013.....................          79               36               13                3                0
August 25, 2014.....................          74               30               10                2                0
August 25, 2015.....................          64               24                7                1                0
August 25, 2016.....................          52               18                5                1                0
August 25, 2017.....................          40               12                3                *                0
August 25, 2018.....................          27                7                2                *                0
August 25, 2019.....................          13                3                1                *                0
August 25, 2020.....................           0                0                0                0                0
August 25, 2021.....................           0                0                0                0                0
August 25, 2022.....................           0                0                0                0                0
August 25, 2023.....................           0                0                0                0                0
August 25, 2024.....................           0                0                0                0                0
August 25, 2025.....................           0                0                0                0                0
August 25, 2026.....................           0                0                0                0                0
August 25, 2027.....................           0                0                0                0                0
August 25, 2028.....................           0                0                0                0                0
August 25, 2029.....................           0                0                0                0                0
August 25, 2030.....................           0                0                0                0                0
August 25, 2031.....................           0                0                0                0                0
August 25, 2032.....................           0                0                0                0                0
August 25, 2033.....................           0                0                0                0                0
August 25, 2034.....................           0                0                0                0                0
August 25, 2035.....................           0                0                0                0                0
Weighted Average Life (in years)(1)         10.36             6.26             4.02             2.73             1.98

---------------
*Indicates a number that is greater than zero but less than 0.5%.

 (1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                   CLASS II-1-A-2 CERTIFICATES
                                                                   ---------------------------
          DISTRIBUTION DATE                   0%              50%              100%             150%             200%
          -----------------                   --              ---              ----             ----             ----
Initial Percentage..................         100%             100%             100%             100%             100%
August 25, 2006.....................          99               92               85               78               70
August 25, 2007.....................          98               82               68               54               42
August 25, 2008.....................          97               74               53               37               24
August 25, 2009.....................          96               66               42               25               12
August 25, 2010.....................          95               58               33               16                5
August 25, 2011.....................          94               52               26               10                1
August 25, 2012.....................          93               46               20                6                0
August 25, 2013.....................          92               41               16                4                0
August 25, 2014.....................          87               36               12                2                0
August 25, 2015.....................          75               28                8                2                0
August 25, 2016.....................          61               21                6                1                0
August 25, 2017.....................          47               15                4                1                0
August 25, 2018.....................          32                9                2                *                0
August 25, 2019.....................          15                4                1                *                0
August 25, 2020.....................           0                0                0                0                0
August 25, 2021.....................           0                0                0                0                0
August 25, 2022.....................           0                0                0                0                0
August 25, 2023.....................           0                0                0                0                0
August 25, 2024.....................           0                0                0                0                0
August 25, 2025.....................           0                0                0                0                0
August 25, 2026.....................           0                0                0                0                0
August 25, 2027.....................           0                0                0                0                0
August 25, 2028.....................           0                0                0                0                0
August 25, 2029.....................           0                0                0                0                0
August 25, 2030.....................           0                0                0                0                0
August 25, 2031.....................           0                0                0                0                0
August 25, 2032.....................           0                0                0                0                0
August 25, 2033.....................           0                0                0                0                0
August 25, 2034.....................           0                0                0                0                0
August 25, 2035.....................           0                0                0                0                0
Weighted Average Life (in years)(1)         11.38             6.76             4.27             2.86             2.06

---------------

*Indicates a number that is greater than zero but less than 0.5%.

 (1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                     CLASS II-B CERTIFICATES
                                                                     -----------------------
          DISTRIBUTION DATE                   0%              50%              100%             150%             200%
          -----------------                   --              ---              ----             ----             ----
Initial Percentage..................         100%             100%             100%             100%             100%
August 25, 2006.....................          99               99               99               99               99
August 25, 2007.....................          98               98               98               98               98
August 25, 2008.....................          97               97               97               97               97
August 25, 2009.....................          96               96               96               96               96
August 25, 2010.....................          95               95               95               95               95
August 25, 2011.....................          94               91               88               85               82
August 25, 2012.....................          92               86               80               74               61
August 25, 2013.....................          91               80               70               60               38
August 25, 2014.....................          89               73               58               46               24
August 25, 2015.....................          85               63               46               32               15
August 25, 2016.....................          80               55               36               22                9
August 25, 2017.....................          75               47               27               15                5
August 25, 2018.....................          70               39               21               10                3
August 25, 2019.....................          65               33               16                7                2
August 25, 2020.....................          59               28               12                5                1
August 25, 2021.....................          57               24                9                3                1
August 25, 2022.....................          54               21                7                2                *
August 25, 2023.....................          51               18                6                2                *
August 25, 2024.....................          48               15                4                1                *
August 25, 2025.....................          45               13                3                1                *
August 25, 2026.....................          42               11                3                *                *
August 25, 2027.....................          38                9                2                *                *
August 25, 2028.....................          34                7                1                *                *
August 25, 2029.....................          30                6                1                *                *
August 25, 2030.....................          26                5                1                *                *
August 25, 2031.....................          21                3                *                *                *
August 25, 2032.....................          16                2                *                *                *
August 25, 2033.....................          11                1                *                *                *
August 25, 2034.....................           5                1                *                *                *
August 25, 2035.....................           0                0                0                0                0
Weighted Average Life (in years)(1)         18.14            12.70            10.30             9.04             7.79

---------------

 (1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                    CLASS II-1-PO CERTIFICATES
                                                                    --------------------------
          DISTRIBUTION DATE                   0%              50%              100%             150%             200%
          -----------------                   --              ---              ----             ----             ----
Initial Percentage..................         100%             100%             100%             100%             100%
August 25, 2006.....................          97               89               82               75               68
August 25, 2007.....................          93               78               65               53               42
August 25, 2008.....................          89               68               51               37               26
August 25, 2009.....................          85               59               40               26               16
August 25, 2010.....................          81               51               31               18               10
August 25, 2011.....................          76               44               24               12                6
August 25, 2012.....................          72               38               19                8                3
August 25, 2013.....................          67               32               14                6                2
August 25, 2014.....................          61               27               11                4                1
August 25, 2015.....................          55               22                8                3                1
August 25, 2016.....................          45               16                5                2                *
August 25, 2017.....................          34               11                3                1                *
August 25, 2018.....................          22                7                2                *                *
August 25, 2019.....................          10                3                1                *                *
August 25, 2020.....................           0                0                0                0                0
August 25, 2021.....................           0                0                0                0                0
August 25, 2022.....................           0                0                0                0                0
August 25, 2023.....................           0                0                0                0                0
August 25, 2024.....................           0                0                0                0                0
August 25, 2025.....................           0                0                0                0                0
August 25, 2026.....................           0                0                0                0                0
August 25, 2027.....................           0                0                0                0                0
August 25, 2028.....................           0                0                0                0                0
August 25, 2029.....................           0                0                0                0                0
August 25, 2030.....................           0                0                0                0                0
August 25, 2031.....................           0                0                0                0                0
August 25, 2032.....................           0                0                0                0                0
August 25, 2033.....................           0                0                0                0                0
August 25, 2034.....................           0                0                0                0                0
August 25, 2035.....................           0                0                0                0                0
Weighted Average Life (in years)(1)          9.39             5.98             4.08             2.95             2.25

---------------

*Indicates a number that is greater than zero but less than 0.5%.

 (1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                    CLASS II-2-A CERTIFICATES
                                                                    -------------------------
          DISTRIBUTION DATE                   0%              50%              100%             150%             200%
          -----------------                   --              ---              ----             ----             ----
Initial Percentage..................         100%             100%             100%             100%             100%
August 25, 2006.....................          99               92               84               76               69
August 25, 2007.....................          99               82               67               53               41
August 25, 2008.....................          98               74               53               36               23
August 25, 2009.....................          97               66               42               24               12
August 25, 2010.....................          96               59               33               15                5
August 25, 2011.....................          95               52               26               10                1
August 25, 2012.....................          94               47               20                6                0
August 25, 2013.....................          93               42               16                4                0
August 25, 2014.....................          92               37               13                2                0
August 25, 2015.....................          91               34               10                2                0
August 25, 2016.....................          88               30                8                1                0
August 25, 2017.....................          86               26                6                1                0
August 25, 2018.....................          83               23                5                1                0
August 25, 2019.....................          80               20                4                *                0
August 25, 2020.....................          77               18                3                *                0
August 25, 2021.....................          74               16                3                *                0
August 25, 2022.....................          71               14                2                *                0
August 25, 2023.....................          67               12                2                *                0
August 25, 2024.....................          63               10                1                *                0
August 25, 2025.....................          59                8                1                *                0
August 25, 2026.....................          55                7                1                *                0
August 25, 2027.....................          50                6                1                *                0
August 25, 2028.....................          45                5                *                *                0
August 25, 2029.....................          39                4                *                *                0
August 25, 2030.....................          34                3                *                *                0
August 25, 2031.....................          27                2                *                *                0
August 25, 2032.....................          21                2                *                *                0
August 25, 2033.....................          14                1                *                *                0
August 25, 2034.....................           6                *                *                *                0
August 25, 2035.....................           0                0                0                0                0
Weighted Average Life (in years)(1)         20.48             8.43             4.52             2.86             2.02

---------------

*Indicates a number that is greater than zero but less than 0.5%.

 (1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

         The yields to investors on the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rate on the Class I-A-1 and Class II-1-A-2 Certificates will vary with LIBOR and the pass-through rate on the Class I-A-2 Certificates and Class II-1-A-3 Certificates will vary inversely with LIBOR. The pass-through rates on the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

         To illustrate the significance of changes in the level of LIBOR and prepayments on the yields to maturity on the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of the Prepayment Assumption and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the mortgage loans, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans prepay at constant percentages of the Prepayment Assumption and the level of LIBOR, the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

         In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

         The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from their actual characteristics and performance, and assuming further that:

         o on each LIBOR rate adjustment date, LIBOR will be at the level shown;

         o the aggregate purchase prices of the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates are approximately $29,954,816, approximately $503,934, approximately $29,556,868 and approximately $1,953,654, respectively; and

         o the initial pass-through rates on the Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates are described under "Summary--Pass-Through Rates" of this prospectus supplement.

         There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yields to maturity on the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates will correspond to any of the pre-tax yields to maturity shown in this prospectus supplement, that the level of LIBOR will correspond to the levels shown in the table or that the aggregate purchase price of the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase a Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
           CLASS I-A-1 CERTIFICATES TO PREPAYMENTS AND ONE-MONTH LIBOR

                                                                PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                -----------------------------------
                     LIBOR                           0%           50%         100%         150%          200%
                     -----                           --           ---         ----         ----          ----
                     1.67%                          2.41%        2.31%       2.35%        2.40%          2.46%
                     2.67%                          3.41%        3.31%       3.34%        3.38%          3.43%
                     3.67%                          4.41%        4.31%       4.33%        4.37%          4.40%
                     4.67%                          5.36%        5.29%       5.31%        5.33%          5.36%
                5.00% and above                     5.57%        5.59%       5.60%        5.62%          5.64%


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
           CLASS I-A-2 CERTIFICATES TO PREPAYMENTS AND ONE-MONTH LIBOR

                                                                PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                -----------------------------------
                     LIBOR                           0%           50%         100%         150%          200%
                     -----                           --           ---         ----         ----          ----
                     1.67%                         275.13%      255.71%     235.17%      213.28%        189.72%
                     2.67%                         178.36%      161.40%     143.41%      124.15%        103.27%
                     3.67%                         93.79%       78.98%       63.17%       46.02%        27.09%
                     4.67%                         20.25%        7.10%      (8.24%)      (26.07%)      (46.08%)
                5.00% and above                       *            *           *            *              *

---------------------------
         * These yields represent a loss of substantially all of the assumed purchase price for the Class I-A-2 Certificates


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
         CLASS II-1-A-2 CERTIFICATES TO PREPAYMENTS AND ONE-MONTH LIBOR

                                                                PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                -----------------------------------
                     LIBOR                           0%           50%         100%        150%           200%
                     -----                           --           ---         ----        ----           ----
                     1.54%                          1.90%        1.90%       1.91%        1.91%         1.92%
                     2.54%                          2.90%        2.90%       2.90%        2.90%         2.89%
                     3.54%                          3.91%        3.90%       3.90%        3.89%         3.87%
                     4.54%                          4.92%        4.91%       4.89%        4.88%         4.85%
                     5.54%                          5.93%        5.92%       5.90%        5.87%         5.84%
                     6.54%                          6.95%        6.93%       6.90%        6.86%         6.82%
                7.54% and above                     7.57%        7.55%       7.51%        7.47%         7.43%


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
         CLASS II-1-A-3 CERTIFICATES TO PREPAYMENTS AND ONE-MONTH LIBOR

                                                                PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                -----------------------------------
                     LIBOR                           0%           50%         100%         150%          200%
                     -----                           --           ---         ----         ----          ----
                     1.54%                         109.26%      97.34%       84.67%       71.00%        55.92%
                     2.54%                         89.37%       77.81%       65.45%       51.97%        36.82%
                     3.54%                         70.16%       58.95%       46.87%       33.48%        17.96%
                     4.54%                         51.53%       40.67%       28.85%       15.43%        (0.97)%
                     5.54%                         33.13%       22.66%       11.13%      (2.47)%       (20.75)%
                     6.54%                         13.59%        3.66%      (7.43)%      (21.19)%      (43.53)%
                7.54% and above                    (1.66)%     (11.04)%     (21.60)%     (35.13)%      (62.76)%

         Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates, and thus do not reflect the return on any investment in the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of the certificates.

         There can be no assurance that the mortgage loans in loan group II will prepay at any particular rate or that the yield on any class of Class I-A-1, Class I-A-2, Class II-1-A-2 and Class II-1-A-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

         In addition, the yield to maturity on the Class I-A-2 Certificates and Class II-1-A-3 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time, because the Notional Amount of the Class I-A-2 Certificates is equal to the aggregate Certificate Principal Balance of the Class I-A-1 Certificates and the Notional Amount of the Class II-1-A-3 Certificates is equal to the Certificate Principal Balance of the Class II-1-A-2 Certificates. Investors in the Class I-A-2 Certificates and Class II-1-A-3 Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

CLASS II-1-PO CERTIFICATE YIELD CONSIDERATIONS

         The Class II-1-PO Certificates will be "principal only" certificates, will not bear interest and will be offered at a substantial discount to their original principal amounts. As indicated in the table below low rates of principal payments (including prepayments) will have a material negative effect on the yield to investors in the Class II-1-PO Certificates.

         The significance of the effects of prepayments on the Class II-1-PO Certificates is illustrated in the following table entitled "Pre-Tax Yield to Maturity of the Class II-1-PO Certificates at the Following Prepayment Assumption," which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of the Prepayment

Assumption. The yields of such certificates set forth in the following table were calculated using the assumptions specified above under "Decrement Tables".

         It is not likely that the Discount Mortgage Loans will prepay at a constant rate until maturity or that all such Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class II-1-PO Certificate and there can be no assurance that the pre-tax yield to an investor in the Class II-1-PO Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class II-1-PO Certificate.

       PRE-TAX YIELD TO MATURITY OF THE CLASS II-1-PO CERTIFICATES AT THE

                         FOLLOWING PREPAYMENT ASSUMPTION

            ASSUMED PURCHASE PRICE                   0%           50%         100%        150%           200%
            ----------------------                   --           ---         ----        ----           ----
                   $375,355                         3.98%        6.66%       10.22%      14.44%         19.17%

YIELD SENSITIVITY OF THE INTEREST ONLY CERTIFICATES

         The yield to maturity on the Class I-A-2 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in loan group I, which rates may fluctuate significantly over time, because the Notional Amount of the Class I-A-2 Certificates is equal to the aggregate Certificate Principal Balance of the Class I-A-1 Certificates. The yield to maturity on the Class II-1-A-3 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in Subgroup II-1-B, which rates may fluctuate significantly over time, because the Notional Amount of the Class II-1-A-3 Certificates is equal to the Certificate Principal Balance of the Class II-1-A-2 Certificates. The yield to maturity on the Class II-1-X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in loan group II-1 with a Net Mortgage Rate greater than 8.060% per annum, because the Class II-1-X Certificates are only entitled to receive interest payments from the mortgage loans in loan group II-1 with a Net Mortgage Rate greater than 8.060% per annum.

         See "Adjustable Rate Certificate Yield Considerations" for the table indicating the sensitivity of the pre-tax yield to maturity on the Class I-A-2 Certificates and Class II-1-A-3 Certificates to various constant rates of prepayment on the related mortgage loans and levels of LIBOR.

         The following table indicates the sensitivity of the pre-tax yield to maturity on the Class II-1-X Certificates to various constant rates of prepayment on the mortgage loans in loan group II-1 by projecting the monthly aggregate payments on the certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Structuring Assumptions including the assumptions regarding the characteristics and performance of such mortgage loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase price set forth below in the case of the Class II-1-X Certificates. Any differences between such assumptions and the actual characteristics and performance of the related mortgage loans and of such Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

        PRE-TAX YIELD TO MATURITY OF THE CLASS II-1-X CERTIFICATES AT THE

                         FOLLOWING PREPAYMENT ASSUMPTION

            ASSUMED PURCHASE PRICE                   0%           50%         100%        150%           200%
            ----------------------                   --           ---         ----        ----           ----
                    $3,884                         39.08%       29.57%       19.63%       9.17%        (1.88)%

         Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class II-1-X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class II-1-X Certificates, and thus do not reflect the return on any investment in the Class II-1-X Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturities on the Class II-1-X Certificates are likely to differ from those shown in the table above, even if the average prepayment rate on all of the mortgage loans equals the percentages of Prepayment Assumption indicated in the table above over any given time period or over the entire life of the Certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Class II-1-X Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class I-A-2, Class II-1-A-3 and Class II-1-X Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, holders of the Class II-1-X Certificates have rights to interest payments solely from the mortgage loans in loan group II with a Net Mortgage Rate greater than 8.060% per annum; thus, the yield on the Class II-1-X Certificates will be materially adversely affected to a greater extent than on the other group II offered certificates if the mortgage loans in loan group II-1 with a Net Mortgage Rate greater than 8.060% per annum prepay faster than the mortgage loans in loan group II-1 with a Net Mortgage Rate less than or equal to 8.060% per annum.

         For additional considerations relating to the yield on the Offered Certificates, see "Yield and Prepayment Considerations" in the Prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE CLASS II-1-R
CERTIFICATES

         The certificateholders' after-tax rate of return on their Class II-1-R Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class II-1-R Certificates. Holders of residual certificates will have tax liabilities with respect to their Class II-1-R Certificates during the early years of the REMICs' term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Class II-1-R Certificates will have tax liabilities with respect to their Class II-1-R Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class II-1-R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class II-1-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

         Holders of Class II-1-R Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Class II-1-R Certificates on after-tax rates of return on the Class II-1-R Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP ("Tax Counsel") will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and the certificates, other than the residual certificates, exclusive of any right to receive any Net WAC Rate Carryover Amount, or any right to receive, or obligation to pay, any Class I-A Net WAC Pass-Through Amount, as described in this prospectus supplement, will represent regular interests in a REMIC, and the residual certificates will each represent the sole class of residual interests in a REMIC.

TAXATION OF REGULAR CERTIFICATES

         A holder of an offered certificate, other than a residual certificate (a "Regular Certificate"), will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that a Regular Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on its disposition should generally, subject to the limitation described below and subject to the discussion below regarding Net WAC Rate Carryover Amount and Class I-A Net WAC Pass-Through Amounts, in the case of the group I offered certificates, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the Regular Certificate had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the Regular Certificate over (y) the amount actually included in such holder's income with respect to the Regular Certificate.

         Interest on a Regular Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a Regular Certificate could be considered to have been issued with original issue discount, known as OID. Specifically, the Class I-A-1 Certificates may, the Class I-A-2, Class II-1-A-3, Class II-1-X, Class II-1-PO and Class II-B-3 Certificates will, and all other classes of Regular Certificates will not, be treated as having been issued with OID. We refer you to "Material Federal Income Tax Considerations - Taxation of Debt Securities" in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

         The Internal Revenue Service (the "IRS") has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Regular Certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Regular Certificates, the IRS could assert that the Regular Certificates should be treated as issued with, or with a different amount of, OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         If the method of computing OID described in the prospectus results in a negative amount for any period with respect to any holders of Regular Certificates, in particular, the holders of the Interest Only Certificates, the amount of OID allocable to such period would be zero, and such certificateholders will be permitted to offset such amounts only against future OID (if any) from such certificates. Although uncertain, a certificateholder may be permitted to deduct a loss to the extent that his or her remaining basis in such certificates exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the related mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

         The OID regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Regular Certificates issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of Regular Certificates issued with OID are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

         Some classes of Regular Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Premium" in the prospectus.

         In addition to the above, each holder of a group I offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the reserve fund in respect of the Net WAC Rate Carryover Amount.

         The Class I-A-1 Certificates also represent the obligation to make payments in respect of the Class I-A Net WAC Pass-Through amount to the Class I-A Net WAC Reserve Account, which obligation shall not be an interest in any REMIC but a contractual obligation of the holders of the Class I-A-1 Certificates. The Class I-A-2 Certificates also represent the right to receive payments from the Class I-A Net WAC Reserve Account in respect of the Class I-A Net WAC Pass-Through Amount. Neither the reserve fund related to loan group I nor the Class I-A Net WAC Reserve Account will be an asset of any REMIC.

         The treatment of amounts received by a holder of a group I offered certificate in respect of the Net WAC Rate Carryover Amount or, in the case of the Class I-A-2 Certificates, the Class I-A Net WAC Pass-Through Amounts, or in the case of the Class I-A-1 Certificates, of amounts paid in respect of the Class I-A Net WAC Pass-Through Amounts will depend on the portion, if any, of such holder's purchase price allocable to the rights or obligations with respect thereto. Under the REMIC regulations, each holder of a Regular Certificate must allocate its purchase price for the Regular Certificate among its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments from the reserve fund in respect of the Net WAC Rate Carryover Amount, its undivided interest, in the case of the Class I-A-2 Certificates, in the right to receive payments from the Class I-A Net WAC Reserve Account in respect of the Class I-A Net WAC Pass-Through Amount, and its obligation, in the case of the Class I-A-1 Certificates, to make payments to the Class I-A Net WAC Reserve Account in respect of the Class I-A Net WAC Pass-Through Amount, in accordance with the relative fair market values of each property right or obligation. The securities administrator will, as required, treat payments made to the holders of the group I offered certificates that are Regular Certificates in respect of the Net WAC Rate Carryover Amount and payments made by the Class I-A-1 Certificateholders and received by the Class I-A-2 Certificateholders in respect of the Class I-A Net WAC Pass-Through Amount as income or expense or loss, as the case may be, based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID regulations provide that the trust's allocation of the issue price is binding on all such holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the securities administrator will treat the right to receive payments from the reserve fund in respect of Net WAC Rate Carryover Amounts, the right to receive payments from the Class I-A Net WAC Reserve Account in respect of the Class I-A Net WAC Pass-Through Amount and the obligation to make payments to the Class I-A Net WAC Reserve Account in respect of the Class I-A Net WAC Pass-Through Amount, as having a de minimis value. Under the REMIC regulations, the trustee is required to account for the right to receive payments from the reserve fund in respect of the Net WAC Rate Carryover Amount, the right to receive payments from the Class I-A Net WAC Reserve Account in respect of the Class I-A Net WAC Pass-Through Amount and the obligation to make payments to the Class I-A Net WAC Reserve Account in respect of the Class I-A Net WAC Pass-Through Amount as discrete property rights or obligations. Holders of the group I offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the group I offered certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the securities administrator's treatment of payments of the Net WAC Rate Carryover Amount and the Class I-A Net WAC Pass-Through Amount is respected, ownership of the right to such payments will entitle the owner to amortize the price paid therefor under the Notional Principal Contract Regulations.

         Upon the sale of a group I offered certificate, the amount of the sales price allocated to the selling certificateholder's right to receive payments from the reserve fund in respect of the Net WAC Rate Carryover Amount or from the Class I-A Net WAC Reserve Account in respect of the Class I-A Net WAC Pass-Through Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Regular Certificate. A holder of a group I offered certificate will have gain or loss from such a termination of the right to receive payments from the reserve fund in respect of the Net WAC Rate Carryover Amount or from the Class I-A Net WAC Reserve Account in respect of the Class I-A Net WAC Pass-Through Amount in an amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive such payments. Such gain or loss generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution,
Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

         It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amount, or that the right to receive, or obligation to make, payments in respect of the Class I-A Net WAC Pass-Through Amount could be treated as a partnership among the holders of the related group I offered certificates and/or Class I-C Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount or Class I-A Net WAC Pass-Through Amount.

         Because the rights to payment from the reserve fund in respect of Net WAC Rate Carryover Amounts and from the Class I-A Net Reserve Account in respect of Class I-A Net WAC Pass-Through Amounts are treated as separate rights not payable by any REMIC elected by the trust, such rights will not be treated as a qualifying asset for any group I offered certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust or real estate mortgage investment conduit, and any amounts received from the reserve fund or the Class I-A Net WAC Reserve Account will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that makes REMIC elections made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that makes REMIC elections may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, securities administrator's or the trustee's obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, securities administrator or trustee in either case out of its own funds. In the event that the master servicer, securities administrator or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates adjusted in the manner provided in the pooling and servicing agreement.

STATUS OF THE OFFERED CERTIFICATES

         With respect to the group I offered certificates, this paragraph is relevant to such certificates exclusive of any rights of the holders of such certificates to receive payments in respect of the Net WAC Rate Carryover Amount, or any right to receive, or obligation to pay, any Class I-A Net WAC Pass -Through Amount, as described in this prospectus supplement. The Regular Certificates will be treated as "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code, as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. However, the right of each group I offered certificate to receive payments from the reserve fund in respect of the Net WAC Rate Carryover Amount, or the right to receive, or obligation to pay, any Class I-A Net WAC Pass-Through Amount, as applicable, will not qualify as an asset described in
Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code. As a result, the group I offered certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued REMIC regulations under the provisions of the Code that significantly affect holders of residual certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the residual certificates. The pooling and servicing agreement includes special provisions regarding the transfer of residual certificates to ensure that any transferee of a residual certificate is not a disqualified organization, is not acquiring the residual certificate on behalf of a disqualified organization and will maintain that status and will obtain similar assurances from any person to whom the transferee shall subsequently transfer a residual certificate, and that any transfer of a residual certificate to a disqualified organization shall be null and void. In addition, under the pooling and servicing agreement, the residual certificates may not be transferred to non-United States persons.

         The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the residual certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations, and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the residual certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the residual certificates.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same safe harbor provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

         The residual certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the residual certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs' term as a result of their ownership of the residual certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a residual certificate, or possibly later under the "wash sale" rules of Section 1091 of the Code, may cause the residual certificateholders' after-tax rate of return to be zero or negative even if the residual certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the residual certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the residual certificates over their life.

         An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a residual certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability.

         Potential investors in residual certificates should also be aware that under the terms of the pooling and servicing agreement, the holders of the largest percentage interest in the residual certificates shall, by their acceptance of such certificates, agree to irrevocably appoint the securities administrator as their agent to perform all of the duties of the tax matters person for the related REMIC.

         Purchasers of the residual certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the residual certificates.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                              STATE AND OTHER TAXES

         None of the depositor, the master servicer, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the federal tax laws or the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such offered certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least "BBB-", as more fully described in "ERISA Considerations" in the prospectus.

         The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

         (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

         (b) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

         (c) a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

         (d) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Exemption does not apply to Plans sponsored by the Underwriter, the trustee, the master servicer, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the "Restricted Group"). It is expected that the Exemption will apply to the acquisition and holding of the offered certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

         It is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the subordinate certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate. As noted above, one requirement for eligibility of the offered certificates under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on outstanding principal balance of the mortgage loan and the fair market value of any of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

         Each beneficial owner of a subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch Ratings or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc., as Underwriter, the depositor has agreed to sell the offered certificates to the Underwriter, and the Underwriter has agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $768,000,000 plus accrued interest on the Class I-A, Class II-A, Class II-1-X and Class II-B Certificates, before deducting issuance expenses payable by the depositor, estimated to be $560,000.

         The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter is an affiliate of the depositor and EMC.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of EMC and the underwriter.

                                     EXPERTS

         The predecessor basis financial statements of Financial Guaranty Insurance Company for the year ended December 31, 2002 have been included in the Current Report on Form 8-K of the depositor, which is incorporated by reference in the registration statement to which the prospectus supplement relates, in reliance upon the report of KPMG LLP, independent registered public accounting firm, which is also included therein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Financial Guaranty Insurance Company as of December 31, 2004 and 2003 and for the year ended December 31, 2004 and the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which are incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The financial statements of Assured Guaranty Corp. incorporated in this prospectus supplement by reference to Exhibit 99.1 in Assured Guaranty Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Moody's and Standard & Poor's.

                                         RATINGS
                                         -------
                   CLASS              MOODY'S           STANDARD & POOR'S
                   -----              -------           -----------------
                   I-A-1                Aaa                    AAA
                   I-A-2                Aaa                    AAA
                   I-A-3                Aaa                    AAA
                   I-A-4                Aaa                    AAA
                   I-M-1                Aa2                     AA
                   I-M-2                 A2                     A
                   I-M-3                 A3                     A-
                   I-B-1                Baa1                   BBB+
                   I-B-2                Baa2                   BBB
                   I-B-3                Baa3                   BBB-
                 II-1-A-1               Aaa                    AAA
                 II-1-A-2               Aaa                    AAA
                 II-1-A-3               Aaa                    AAA
                  II-1-X                Aaa                    AAA
                  II-1-PO               Aaa                    AAA
                  II-2-A                Aaa                    AAA
                  II-B-1                 --                     AA
                  II-B-2                 --                     A
                  II-B-3                 --                    BBB
                 II-1-R-1                --                    AAA
                 II-1-R-2                --                    AAA
                 II-1-R-3                --                    AAA

         The security ratings assigned to the Class II-1-A-1, Class II-1-A-2 and Class II-1-A-3 Certificates are without regard to the Class II-1-A Policy. The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. In addition, the ratings on the offered certificates do not address the likelihood of receipt by the holders of the offered certificates of any amounts in respect of Net WAC Rate Carryover Amounts.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                LEGAL INVESTMENT

         The senior certificates, Class I-M-1 and Class II-B-1 Certificates will constitute "mortgage related securities" for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment

Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
(iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                             INDEX OF DEFINED TERMS

Accrued Certificate Interest:....................63
Allocable Share:.................................64
Applied Realized Loss Amount:....................64
Assured Guaranty:...............................107
Bishop's Gate....................................47
Certificate Principal Balance....................64
Class B Certificates:............................64
Class I-A Insurance Agreement....................64
Class I-A Insurer................................64
Class I-A Net WAC Pass-Through Amount............65
Class I-A Net WAC Reserve Account................80
Class I-A Reimbursement Amount...................65
Class II-1-A Insurance Agreement.................65
Class II-1-A Insurer.............................65
Class II-1-A Reimbursement Amount................65
Class II-1-PO Certificate Deferred Payment
  Writedown Amount...............................65
Class II-1-PO Certificate Principal
  Distribution Amount............................65
Class II-A Insured Certificates.................107
Class Prepayment Distribution Trigger:...........64
Clearstream......................................59
Code............................................131
Compensating Interest............................66
Contributions Tax...............................135
Counterparty.....................................99
CPR.............................................116
Cross-Over Date..................................66
CSSF.............................................61
Defaulted Amount:...............................108
Discount Mortgage Loan:..........................66
Distribution Account.............................54
DTC..............................................59
Due Period.......................................66
EMC..............................................46
ERISA...........................................138
Euroclear........................................59
Excess Spread....................................66
Exemption.......................................138
FHA..............................................44
Financial Intermediary...........................59
Fiscal Quarter...................................67
GAAP............................................109
Global Securities.................................1
Group I 20% Clean-up Call Date...................67
Group I Available Funds..........................67
Group I Basic Principal Distribution Amount......67
Group I Extra Principal Distribution Amount......67
Group I Overcollateralization Increase Amount....67
Group I Overcollateralization Release Amount.....67
Group I Overcollateralization Target Amount......68
Group I Overcollateralized Amount................67
Group I Reserve Fund.............................82
Group II Available Funds.........................68
Group II Principal Distribution Amount...........68
Group II-1 Certificates:.........................68
Group II-2 Certificates:.........................68
Insurance Proceeds...............................69
Interest Accrual Period..........................69
Interest Funds...................................69
Interest Only Certificates:......................70
Interest Rate Cap................................70
Interest Shortfall...............................70
IRS.............................................132
Lender-Paid PMI Rate.............................70
LIBOR business day...............................90
Liquidation Proceeds.............................70
Master Servicer Collection Account...............53
MERS.............................................41
MERS(R) System...................................41
Monthly Interest Distributable Amount............71
Net Interest Shortfalls..........................71
Net Liquidation Proceeds.........................71
Net Monthly Excess Cashflow......................71
Net Mortgage Rate................................71
Net WAC Rate Carryover Amount....................71
Non-Discount Mortgage Loan.......................72
Non-PO Percentage................................72
non-U.S. person...................................5
Notional amount..................................72
Notional Principal Contract Regulations.........133
Parity Act.......................................37
Pass-Through Rate................................72
PHH..............................................47
PHH Assignment Agreement.........................47
PHH Loans........................................47
PHH Servicing Agreement..........................47
Plans...........................................138
PO Percentage....................................73
Prepayment Period................................73
Principal Distribution Amount....................73
Principal Funds..................................73
Principal Remittance Amount......................74
PTCE............................................139
PTE.............................................138
Realized Loss....................................74
Reference Banks..................................90
Regular Certificate.............................132
Relief Act.......................................74
Remaining Excess Spread..........................74
Restricted Group................................139
Rules............................................59
Senior Percentage................................74
Senior Prepayment Percentage.....................75
Stated Principal Balance.........................76
Subgroup.........................................76
Subgroup II-1-A..................................76

Subgroup II-1-A Certificates.....................76
Subgroup II-1-A Fraction.........................76
Subgroup II-1-B..................................77
Subgroup II-1-B Certificates.....................77
Subgroup II-1-B Fraction.........................77
Subordinate Certificate Writedown Amount.........77
Subordinate Optimal Principal Amount.............77
Subordinate Percentage...........................78
Subordinate Prepayment Percentage................78
Subsequent Recoveries............................78
SunTrust.........................................46
SunTrust Assignment Agreement....................46
SunTrust Loans...................................46
SunTrust Servicing Agreement.....................46
super jumbos.....................................44
Target Rate......................................78
Tax Counsel.....................................131
U.S. person.......................................4
Union Federal Bank...............................43
VA 44
Waterfield.......................................43
Wells Fargo......................................46
Wells Fargo Assignment Agreement.................47
Wells Fargo Loans................................47
Wells Fargo Servicing Agreement..................47
Yield Maintenance Agreement......................99

                                                                      SCHEDULE A


                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The description herein of the mortgage loans in each loan group is based upon the estimates of the composition thereof as of August 1, 2005. Prior to the issuance of the certificates, mortgage loans in each loan group may be removed as a result of (i) principal prepayments thereof in full prior to the cut-off date, (ii) requirements of Moody's or S&P, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the applicable sub-trust. The depositor believes that the estimated information set forth herein with respect to the mortgage loans in each loan group as presently constituted is representative of the characteristics thereof at the time the certificates are issued, although certain characteristics of the mortgage loans in each loan group may vary.

         Notwithstanding the foregoing, on or prior to the closing date, scheduled or unscheduled principal payments made with respect to the mortgage loans in each loan group may decrease the Scheduled Principal Balance of the mortgage loans in each loan group as of the cut-off date as set forth in this prospectus supplement by as much as ten percent (10%). Accordingly, the initial principal amount of any of the offered certificates by the closing date is subject to a decrease by as much as ten percent (10%) from amounts shown on the front cover hereof.

   MORTGAGE RATES OF THE MORTGAGE LOANS IN LOAN GROUP I AS OF THE CUT-OFF DATE

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
MORTGAGE INTEREST RATES (%)                                         MORTGAGE LOANS          CUT-OFF DATE               LOANS
---------------------------                                         --------------       -------------------       -------------
    5.001  -  5.500                                                        3                 $  1,462,530               0.67 %
    5.501  -  6.000                                                      111                   52,544,592              24.10
    6.001  -  6.500                                                      215                   92,960,077              42.64
    6.501  -  7.000                                                      131                   39,721,235              18.22
    7.001  -  7.500                                                       83                   13,023,360               5.97
    7.501  -  8.000                                                       47                   12,088,190               5.54
    8.001  -  8.500                                                       16                    3,439,971               1.58
    8.501  -  9.000                                                        4                    1,926,255               0.88
    9.001  -  9.500                                                        2                      791,782               0.36
    9.501  -  10.000                                                       1                       52,475               0.02
                                                                    --------------       -------------------       -------------
                Total                                                    613                 $218,010,467             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group I was approximately 6.502% per annum.

       ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS IN LOAN GROUP I

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS* (%)                                  MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------------------------                                  --------------       -------------------       -------------
       10.01  -  20.00                                                     2                 $    124,105               0.06 %
       20.01  -  30.00                                                     6                    2,086,906               0.96
       30.01  -  40.00                                                    12                    2,977,375               1.37
       40.01  -  50.00                                                    26                   11,834,200               5.43
       50.01  -  60.00                                                    54                   25,416,533              11.66
       60.01  -  70.00                                                   115                   57,055,489              26.17
       70.01  -  80.00                                                   317                  101,731,439               46.66
       80.01  -  90.00                                                    69                   15,314,170               7.02
       90.01  -  100.00                                                   12                    1,470,250               0.67
                                                                    --------------       -------------------       -------------
                   Total                                                 613                 $218,010,467             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in loan group I was approximately 70.69%.

*Original Loan-to-Value Ratios were determined based on the ratio of the original principal amount of the mortgage loan as of the cut-off date to the lesser of (i) the sales price for the related mortgaged property or (ii) the appraised value, at the time of origination of the mortgage loan.


    SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN LOAN GROUP I AS OF
                                THE CUT-OFF DATE

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)                                     MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------------------------                                     --------------       -------------------       -------------
        0.01  -  50,000.00                                                40                 $  1,614,906               0.74 %
   50,000.01  -  100,000.00                                              186                   12,005,390               5.51
  100,000.01  -  150,000.00                                                1                      103,141               0.05
  350,000.01  -  400,000.00                                               84                   32,310,496              14.82
  400,000.01  -  450,000.00                                              102                   43,322,814              19.87
  450,000.01  -  500,000.00                                               53                   25,351,325              11.63
  500,000.01  -  550,000.00                                               37                   19,517,035               8.95
  550,000.01  -  600,000.00                                               29                   16,733,300               7.68
  600,000.01  -  650,000.00                                               30                   19,134,887               8.78
  650,000.01  or more                                                     51                   47,917,173              21.98
                                                                    --------------       -------------------       -------------
                   Total                                                 613                 $218,010,467             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the average principal balance of the mortgage loans in loan group I was approximately $355,645.

               CREDIT SCORES OF THE MORTGAGE LOANS IN LOAN GROUP I

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF CREDIT SCORES                                              MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------------                                              --------------       -------------------       -------------
       No Credit Score Available                                           4                 $  2,313,174               1.06 %
581 - 600                                                                  2                      453,000               0.21
601 - 620                                                                 12                    2,857,472               1.31
621 - 640                                                                 46                   16,270,376               7.46
641 - 660                                                                 46                   18,713,889               8.58
661 - 680                                                                 59                   17,811,885               8.17
681 - 700                                                                115                   39,250,976              18.00
701 - 720                                                                 82                   29,042,131              13.32
721 - 740                                                                 82                   24,866,140              11.41
741 - 760                                                                 58                   23,388,208              10.73
761 - 780                                                                 65                   27,094,883              12.43
781 - 800                                                                 25                   10,545,393               4.84
801 or higher                                                             17                    5,402,940               2.48
                                                                    --------------       -------------------       -------------
                   Total                                                 613                 $218,010,467             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average credit score of the mortgage loans in loan group I for which credit scores are available was approximately 711.



       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE PROPERTIES* IN LOAN GROUP I

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION                                             MORTGAGE LOANS          CUT-OFF DATE               LOANS
-----------------------                                             --------------       -------------------       -------------
California                                                               141                 $ 75,557,984              34.66 %
Florida                                                                   57                   21,228,859               9.74
New York                                                                  45                   18,925,582               8.68
New Jersey                                                                21                   10,877,370               4.99
Virginia                                                                  23                   10,228,622               4.69
Arizona                                                                   20                    9,376,039               4.30
Georgia                                                                   30                    8,589,414               3.94
Maryland                                                                  19                    7,586,583               3.48
Texas                                                                     64                    7,010,022               3.22
Massachusetts                                                             13                    5,646,099               2.59
Other (less than 2% in any one State)                                    180                   42,983,893              19.72
                                                                    --------------       -------------------       -------------
                   Total                                                 613                 $218,010,467             100.00 %
                                                                    ==============       ===================       =============

*No more than approximately 1.04% of the mortgage loans in loan group I by scheduled principal balance will be secured by properties located in any one zip code area.

            PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN LOAN GROUP I

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
PROPERTY TYPE                                                       MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------                                                       --------------       -------------------       -------------
Two-to-Four Family                                                        84                 $ 32,792,272              15.04 %
Low-Rise Condominium                                                      32                    8,594,661               3.94
High-Rise Condominium                                                     10                    5,848,650               2.68
PUD                                                                       46                   21,764,814               9.98
Single Family                                                            440                  148,960,470              68.33
Townhouse                                                                  1                       49,600               0.02
                                                                    --------------       -------------------       -------------
                   Total                                                 613                 $218,010,467             100.00 %
                                                                    ==============       ===================       =============



            OCCUPANCY STATUS OF MORTGAGE PROPERTIES* IN LOAN GROUP I

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
OCCUPANCY STATUS                                                    MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------                                                    --------------       -------------------       -------------
Investor                                                                 183                 $ 36,213,352              16.61 %
Owner Occupied                                                           392                  161,497,850              74.08
Second Home                                                               38                   20,299,265               9.31
                                                                    --------------       -------------------       -------------
                   Total                                                 613                 $218,010,467             100.00 %
                                                                    ==============       ===================       =============

*Based upon representation of the related mortgagors at the time of origination.



     ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP I

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF ORIGINAL TERMS TO STATED MATURITY                          MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------------------------------------                          --------------       -------------------       -------------
 240 - 359 months                                                          3                 $  1,099,102               0.50 %
 360 months                                                              610                  216,911,365              99.50
                                                                    --------------       -------------------       -------------
                   Total                                                 613                 $218,010,467             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in loan group I was approximately 360 months.

    REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP I

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF REMAINING TERMS TO STATED MATURITY                         MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------------------------------------                         --------------       -------------------       -------------
 181 - 240 months                                                          2                 $    558,097               0.26 %
 301 - 360 months                                                        611                  217,452,371              99.74
                                                                    --------------       -------------------       -------------
                   Total                                                 613                 $218,010,467             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average stated remaining term to scheduled maturity of the mortgage loans in loan group I was approximately 358 months.



               LOAN PURPOSE OF THE MORTGAGE LOANS IN LOAN GROUP I

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
LOAN PURPOSE                                                        MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------                                                        --------------       -------------------       -------------
Cash Out Refinance                                                       260                 $ 96,766,536              44.39 %
Purchase                                                                 290                   91,416,180              41.93
Rate/Term Refinance                                                       63                   29,827,752              13.68
                                                                    --------------       -------------------       -------------
                   Total                                                 613                 $218,010,467             100.00 %
                                                                    ==============       ===================       =============



            DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP I

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
DOCUMENTATION TYPE                                                  MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------------                                                  --------------       -------------------       -------------
Full/Alternative                                                         208                 $ 65,224,346              29.92 %
No Documentation                                                          48                   16,274,910              7.47
No Income/No Asset                                                        11                    2,670,493              1.22
No Ratio                                                                  86                   39,459,567             18.10
Stated Income/Verified Assets                                            207                   78,543,935             36.03
Stated Income/Stated Assets                                               53                   15,837,216              7.26
                                                                    --------------       -------------------       -------------
                   Total                                                 613                 $218,010,467             100.00 %
                                                                    ==============       ===================       =============

 MORTGAGE RATES OF THE MORTGAGE LOANS IN LOAN GROUP II-1 AS OF THE CUT-OFF DATE

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
MORTGAGE INTEREST RATES (%)                                         MORTGAGE LOANS          CUT-OFF DATE               LOANS
---------------------------                                         --------------       -------------------       -------------
      4.501  -  5.000                                                      2                 $    353,589               0.27 %
      5.001  -  5.500                                                     89                   13,592,633              10.25
      5.501  -  6.000                                                    275                   51,167,876              38.60
      6.001  -  6.500                                                    148                   29,990,896              22.62
      6.501  -  7.000                                                    120                   22,983,313              17.34
      7.001  -  7.500                                                     54                   10,860,588               8.19
      7.501  -  8.000                                                     18                    3,311,681               2.50
      8.001  -  8.500                                                      1                      160,000               0.12
      9.001  -  9.500                                                      1                      150,800               0.11
                                                                    --------------       -------------------       -------------
                   Total                                                 708                 $132,571,376             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in Loan Group II-1 was approximately 6.238% per annum.


     ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS* (%)                                  MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------------------------                                  --------------       -------------------       -------------
          0.01  -  10.00                                                   1                 $    110,360               0.08 %
         10.01  -  20.00                                                   4                      245,686               0.19
         20.01  -  30.00                                                  28                    2,858,537               2.16
         30.01  -  40.00                                                  23                    2,553,018               1.93
         40.01  -  50.00                                                  42                    7,570,698               5.71
         50.01  -  60.00                                                  50                    7,170,511               5.41
         60.01  -  70.00                                                  94                   20,758,163              15.66
         70.01  -  80.00                                                 375                   76,904,471              58.01
         80.01  -  90.00                                                  89                   14,010,091              10.57
         90.01  -  100.00                                                  2                      389,839               0.29
                                                                    --------------       -------------------       -------------
                   Total                                                 708                 $132,571,376             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Loan Group II-1 was approximately 72.21%.

*Original Loan-to-Value Ratios were determined based on the ratio of the original principal amount of the mortgage loan as of the Cut-off Date to the lesser of (i) the sales price for the related mortgaged property or (ii) the appraised value, at the time of origination of the mortgage loan.

   SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN LOAN GROUP II-1 AS OF
                                THE CUT-OFF DATE

                                                                                          AGGREGATE SCHEDULED
                                                                                           PRINCIPAL BALANCE
                                                                      NUMBER OF            OUTSTANDING AS OF       % OF MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)                                     MORTGAGE LOANS           CUT-OFF DATE              LOANS
-------------------------------                                     --------------       -------------------       -------------
         0.01  -  50,000.00                                                5                 $    215,765               0.16 %
    50,000.01  -  100,000.00                                             180                   13,843,698              10.44
   100,000.01  -  150,000.00                                             164                   20,581,386              15.52
   150,000.01  -  200,000.00                                             131                   22,969,833              17.33
   200,000.01  -  250,000.00                                              84                   18,513,317              13.96
   250,000.01  -  300,000.00                                              57                   15,311,520              11.55
   300,000.01  -  350,000.00                                              31                   10,130,621               7.64
   350,000.01  -  400,000.00                                              18                    6,737,077               5.08
   400,000.01  -  450,000.00                                              11                    4,694,696               3.54
   450,000.01  -  500,000.00                                               7                    3,281,913               2.48
   500,000.01  -  550,000.00                                               5                    2,658,851               2.01
   550,000.01  -  600,000.00                                               2                    1,148,418               0.87
   600,000.01  -  650,000.00                                               2                    1,286,537               0.97
   650,000.01  or more                                                    11                   11,197,741               8.45
                                                                    --------------       -------------------       -------------
                   Total                                                 708                 $132,571,376             100.00 %
                                                                    ==============       ===================       =============

            As of the cut-off date, the average principal balance of the mortgage loans in Loan Group II-1 was approximately $187,248.



             CREDIT SCORES OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF CREDIT SCORES                                              MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------------                                              --------------       -------------------       -------------
No Credit Score Available                                                  1                 $    218,515               0.16 %
561 - 580                                                                  4                      469,939               0.35
581 - 600                                                                  8                    1,662,090               1.25
601 - 620                                                                  9                    2,421,760               1.83
621 - 640                                                                 32                    7,446,578               5.62
641 - 660                                                                 42                   11,821,271               8.92
661 - 680                                                                 58                   14,646,478              11.05
681 - 700                                                                119                   19,721,759              14.88
701 - 720                                                                122                   19,314,242              14.57
721 - 740                                                                 88                   15,928,155              12.01
741 - 760                                                                 89                   14,904,899              11.24
761 - 780                                                                 63                   10,720,492               8.09
781 - 800                                                                 48                   11,016,457               8.31
801 or higher                                                             25                    2,278,740               1.72
                                                                    --------------       -------------------       -------------
                   Total                                                 708                 $132,571,376             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group II-1 for which credit scores are available was approximately 709.

     GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE PROPERTIES* IN LOAN GROUP II-1

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION                                             MORTGAGE LOANS          CUT-OFF DATE               LOANS
-----------------------                                             --------------       -------------------       -------------
California                                                                84                 $ 22,864,898              17.25 %
Maryland                                                                  88                   21,711,735              16.38
Florida                                                                   76                   13,699,255              10.33
New York                                                                  30                    7,447,218               5.62
Arizona                                                                   33                    6,820,135               5.14
Washington                                                                22                    5,717,650               4.31
Texas                                                                     53                    5,592,409               4.22
Colorado                                                                  26                    4,929,733               3.72
Pennsylvania                                                              32                    4,482,605               3.38
Virginia                                                                  17                    4,292,659               3.24
New Jersey                                                                17                    3,893,319               2.94
Other (less than 2% in any one State)                                    230                   31,119,761              23.47
                                                                    --------------       -------------------       -------------

                   Total                                                 708                 $132,571,376             100.00 %
                                                                    ==============       ===================       =============

*No more than approximately 1.32% of the mortgage loans in Loan Group II-1 by scheduled principal balance will be secured by properties located in any one zip code area.



          PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN LOAN GROUP II-1

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
PROPERTY TYPE                                                       MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------                                                       --------------       -------------------       -------------
Two-to-Four Family                                                        56                 $ 12,039,499               9.08 %
Low-Rise Condominium                                                      39                    6,121,147               4.62
High-Rise Condominium                                                      1                    1,050,000               0.79
PUD                                                                      106                   22,753,418              17.16
Single Family                                                            506                   90,607,312              68.35
                                                                    --------------       -------------------       -------------
                           Total                                         708                 $132,571,376             100.00 %
                                                                    ==============       ===================       =============



           OCCUPANCY STATUS OF MORTGAGE PROPERTIES* IN LOAN GROUP II-1

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
OCCUPANCY STATUS                                                    MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------                                                    --------------       -------------------       -------------
Investor                                                                 167                 $ 29,692,099              22.40 %
Owner Occupied                                                           522                   99,663,335              75.18
Second Home                                                               19                    3,215,941               2.43
                                                                    --------------       -------------------       -------------
                   Total                                                 708                 $132,571,376             100.00 %
                                                                    ==============       ===================       =============

*Based upon representation of the related mortgagors at the time of origination.

   ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF ORIGINAL TERMS TO STATED MATURITY                          MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------------------------------------                          --------------       -------------------       -------------
120 - 179 months                                                           1                 $    134,792               0.10 %
180 months                                                               707                  132,436,583              99.90
                                                                    --------------       -------------------       -------------
                   Total                                                 708                $ 132,571,376             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group II-1 was approximately 180 months.



   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF REMAINING TERMS TO STATED MATURITY                         MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------------------------------------                         --------------       -------------------       -------------
    61 - 120 months                                                        1                 $    134,792               0.10 %
   121 - 180 months                                                      707                  132,436,583              99.90
                                                                    --------------       -------------------       -------------
                   Total                                                 708                 $132,571,376             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average stated remaining term to scheduled maturity of the mortgage loans in Loan Group II-1 was approximately 178 months.



              LOAN PURPOSE OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
LOAN PURPOSE                                                        MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------                                                        --------------       -------------------       -------------
Cash Out Refinance                                                       351                 $ 61,263,633              46.21 %
Purchase                                                                 260                   56,158,160              42.36
Rate/Term Refinance                                                       97                   15,149,583              11.43
                                                                    --------------       -------------------       -------------
                           Total                                         708                 $132,571,376             100.00 %
                                                                    ==============       ===================       =============



           DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP II-1

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
DOCUMENTATION TYPE                                                  MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------------                                                  --------------       -------------------       -------------
Full/Alternative                                                         378                 $ 59,067,142              44.55 %
No Documentation                                                          12                    2,216,651               1.67
No Income/No Asset                                                        24                    4,079,082               3.08
No Ratio                                                                  92                   21,115,861              15.93
Stated Income/Verified Assets                                            192                   43,871,908              33.09
Stated Income/Stated Assets                                               10                    2,220,732               1.68
                                                                    --------------       -------------------       -------------
                   Total                                                 708                 $132,571,376             100.00 %
                                                                    ==============       ===================       =============

MORTGAGE RATES OF THE MORTGAGE LOANS IN LOAN GROUP II-1-A AS OF THE CUT-OFF DATE

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
MORTGAGE INTEREST RATES (%)                                         MORTGAGE LOANS          CUT-OFF DATE               LOANS
---------------------------                                         --------------       -------------------       -------------
     4.501  -  5.000                                                       2                 $    353,589               0.35 %
     5.001  -  5.500                                                      89                   13,592,633              13.50
     5.501  -  6.000                                                     275                   47,060,755              46.76
     6.001  -  6.500                                                     148                   22,188,145              22.04
     6.501  -  7.000                                                     120                   12,669,589              12.59
     7.001  -  7.500                                                      54                    4,045,813               4.02
     7.501  -  8.000                                                      18                      739,827               0.74
     8.001  -  8.500                                                       1                        3,497               0.00
                                                                    --------------       -------------------       -------------
                   Total                                                 707                 $100,653,848             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group II-1-A was approximately 6.064% per annum.


    ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS IN LOAN GROUP II-1-A

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS* (%)                                  MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------------------------                                  --------------       -------------------       -------------
         0.01  -  10.00                                                    1                 $     82,820               0.08 %
        10.01  -  20.00                                                    4                      233,359               0.23
        20.01  -  30.00                                                   28                    2,722,671               2.70
        30.01  -  40.00                                                   23                    2,328,911               2.31
        40.01  -  50.00                                                   42                    6,482,614               6.44
        50.01  -  60.00                                                   50                    6,467,028               6.43
        60.01  -  70.00                                                   94                   17,318,211              17.21
        70.01  -  80.00                                                  374                   52,376,984              52.04
        80.01  -  90.00                                                   89                   12,357,873              12.28
        90.01  -  100.00                                                   2                      283,377               0.28
                                                                    --------------       -------------------       -------------
                           Total                                         707                 $100,653,848             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in loan group II-1-A was approximately 71.03%.

*Original Loan-to-Value Ratios were determined based on the ratio of the original principal amount of the mortgage loan as of the Cut-off Date to the lesser of (i) the sales price for the related mortgaged property or (ii) the appraised value, at the time of origination of the mortgage loan.

  SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN LOAN GROUP II-1-A AS OF
                                THE CUT-OFF DATE

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)                                     MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------------------------                                     --------------       -------------------       -------------
         0.01  -  50,000.00                                               67                 $  2,429,047               2.41 %
    50,000.01  -  100,000.00                                             241                   17,923,758              17.81
   100,000.01  -  150,000.00                                             179                   22,135,008              21.99
   150,000.01  -  200,000.00                                              86                   14,870,488              14.77
   200,000.01  -  250,000.00                                              60                   13,579,397              13.49
   250,000.01  -  300,000.00                                              26                    7,121,438               7.08
   300,000.01  -  350,000.00                                              19                    6,029,260               5.99
   350,000.01  -  400,000.00                                              12                    4,478,798               4.45
   400,000.01  -  450,000.00                                               2                      844,696               0.84
   450,000.01  -  500,000.00                                               3                    1,437,868               1.43
   500,000.01  -  550,000.00                                               1                      511,131               0.51
   550,000.01  -  600,000.00                                               1                      556,418               0.55
   600,000.01  -  650,000.00                                               2                    1,286,537               1.28
   650,000.01  or more                                                     8                    7,450,004               7.40
                                                                    --------------       -------------------       -------------
                    Total                                                707                 $100,653,848             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the average principal balance of the mortgage loans in loan group II-1-A was approximately $142,368.



            CREDIT SCORES OF THE MORTGAGE LOANS IN LOAN GROUP II-1-A

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF CREDIT SCORES                                              MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------------                                              --------------       -------------------       -------------
No Credit Score Available                                                  1                 $    163,986               0.16 %
561 - 580                                                                  4                      307,609               0.31
581 - 600                                                                  8                    1,137,149               1.13
601 - 620                                                                  9                    1,655,261               1.64
621 - 640                                                                 32                    4,550,000               4.52
641 - 660                                                                 42                    7,575,177               7.53
661 - 680                                                                 58                    9,768,390               9.70
681 - 700                                                                118                   13,921,532              13.83
701 - 720                                                                122                   15,111,024              15.01
721 - 740                                                                 88                   12,955,092              12.87
741 - 760                                                                 89                   12,528,327              12.45
761 - 780                                                                 63                    9,267,950               9.21
781 - 800                                                                 48                    9,571,072               9.51
801 or higher                                                             25                    2,141,279               2.13
                                                                    --------------       -------------------       -------------
                           Total                                         707                 $100,653,848             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average credit score of the mortgage loans in loan group II-1-A for which credit scores are available was approximately 715.

    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE PROPERTIES* IN LOAN GROUP II-1-A

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION                                             MORTGAGE LOANS          CUT-OFF DATE               LOANS
-----------------------                                             --------------       -------------------       -------------
California                                                                84                 $ 17,805,215              17.69 %
Maryland                                                                  88                   16,061,949              15.96
Florida                                                                   76                    8,592,561               8.54
New York                                                                  30                    6,839,707               6.80
Arizona                                                                   33                    5,127,136               5.09
Washington                                                                21                    5,125,057               5.09
Texas                                                                     53                    4,456,345               4.43
Colorado                                                                  26                    3,754,193               3.73
Pennsylvania                                                              32                    3,561,285               3.54
Virginia                                                                  17                    3,184,324               3.16
New Jersey                                                                17                    3,156,313               3.14
Other (less than 2% in any one State)                                    230                   22,989,763              22.84
                                                                    --------------       -------------------       -------------
                           Total                                         707                 $100,653,848             100.00 %
                                                                    ==============       ===================       =============

*No more than approximately 1.46% of the mortgage loans in loan group II-1-A by scheduled principal balance will be secured by properties located in any one zip code area.



         PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN LOAN GROUP II-1-A

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
PROPERTY TYPE                                                       MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------                                                       --------------       -------------------       -------------
Two-to-Four Family                                                        56                 $  6,645,261               6.60 %
Low-Rise Condominium                                                      39                    4,642,129               4.61
High-Rise Condominium                                                     1                       357,650               0.36
PUD                                                                      106                   16,909,536              16.80
Single Family                                                            505                   72,099,273              71.63
                                                                    --------------       -------------------       -------------
                           Total                                         707                 $100,653,848             100.00 %
                                                                    ==============       ===================       =============



         OCCUPANCY STATUS OF MORTGAGE PROPERTIES* IN LOAN GROUP II-1-A

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
OCCUPANCY STATUS                                                    MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------                                                    --------------       -------------------       -------------
Investor                                                                 166                 $ 16,423,497              16.32 %
Owner Occupied                                                           522                   81,989,463              81.46
Second Home                                                               19                    2,240,889               2.23
                                                                    --------------       -------------------       -------------
                           Total                                         707                 $100,653,848             100.00 %
                                                                    ==============       ===================       =============

*Based upon representation of the related mortgagors at the time of origination.

  ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-1-A

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF ORIGINAL TERMS TO STATED MATURITY                          MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------------------------------------                          --------------       -------------------       -------------
120 - 179 months                                                           1                 $    113,432               0.11 %
 180 months                                                              706                  100,540,417              99.89
                                                                    --------------       -------------------       -------------
                           Total                                         707                 $100,653,848             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in loan group II-1-A was approximately 180 months.



  REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-1-A

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF REMAINING TERMS TO STATED MATURITY                         MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------------------------------------                         --------------       -------------------       -------------
     61 - 120 months                                                       1                 $    113,432               0.11 %
   121 - 180 months                                                      706                  100,540,417              99.89
                                                                    --------------       -------------------       -------------
                           Total                                         707                 $100,653,848             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average stated remaining term to scheduled maturity of the mortgage loans in loan group II-1-A was approximately 178 months.



             LOAN PURPOSE OF THE MORTGAGE LOANS IN LOAN GROUP II-1-A

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
LOAN PURPOSE                                                        MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------                                                        --------------       -------------------       -------------
Cash Out Refinance                                                       351                 $ 52,075,487              51.74 %
Purchase                                                                 259                   36,742,739              36.50
Rate/Term Refinance                                                       97                   11,835,623              11.76
                                                                    --------------       -------------------       -------------
                           Total                                         707                 $100,653,848             100.00 %
                                                                    ==============       ===================       =============



          DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP II-1-A

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
DOCUMENTATION TYPE                                                  MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------------                                                  --------------       -------------------       -------------
Full/Alternative                                                         378                 $ 51,945,589              51.61 %
No Documentation                                                          12                    1,758,334               1.75
No Income/No Asset                                                        23                    2,791,710               2.77
No Ratio                                                                  92                   12,940,112              12.86
Stated Income/Verified Assets                                            192                   29,399,242              29.21
Stated Income/Stated Assets                                               10                    1,818,861               1.81
                                                                    --------------       -------------------       -------------
                           Total                                         707                 $100,653,848             100.00 %
                                                                    ==============       ===================       =============

MORTGAGE RATES OF THE MORTGAGE LOANS IN LOAN GROUP II-1-B AS OF THE CUT-OFF DATE

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
MORTGAGE INTEREST RATES (%)                                         MORTGAGE LOANS          CUT-OFF DATE               LOANS
---------------------------                                         --------------       -------------------       -------------
     5.501  -  6.000                                                     254                 $  4,107,121              12.87  %
     6.001  -  6.500                                                     148                    7,802,751              24.45
     6.501  -  7.000                                                     120                   10,313,724              32.31
     7.001  -  7.500                                                      54                    6,814,774              21.35
     7.501  -  8.000                                                      18                    2,571,854               8.06
     8.001  -  8.500                                                       1                      156,503               0.49
     9.001  -  9.500                                                       1                      150,800               0.47
                                                                    --------------       -------------------       -------------
                 Total                                                   596                 $ 31,917,527             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group II-1-B was approximately 6.785% per annum.


    ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS IN LOAN GROUP II-1-B

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS* (%)                                  MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------------------------                                  --------------       -------------------       -------------
          0.01  -  10.00                                                   1                 $     27,540               0.09 %
         10.01  -  20.00                                                   2                       12,327               0.04
         20.01  -  30.00                                                  16                      135,866               0.43
         30.01  -  40.00                                                  15                      224,107               0.70
         40.01  -  50.00                                                  31                    1,088,084               3.41
         50.01  -  60.00                                                  39                      703,484               2.20
         60.01  -  70.00                                                  77                    3,439,952              10.78
         70.01  -  80.00                                                 352                   24,527,487              76.85
         80.01  -  90.00                                                  62                    1,652,218               5.18
         90.01  -  100.00                                                  1                      106,462               0.33
                                                                    --------------       -------------------       -------------
                     Total                                               596                 $ 31,917,527             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in loan group II-1-B was approximately 75.92%.

*Original Loan-to-Value Ratios were determined based on the ratio of the original principal amount of the mortgage loan as of the Cut-off Date to the lesser of (i) the sales price for the related mortgaged property or (ii) the appraised value, at the time of origination of the mortgage loan.

 SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN LOAN GROUP II-1-B AS OF
                                THE CUT-OFF DATE

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)                                     MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------------------------                                     --------------       -------------------       -------------
         0.01  -  50,000.00                                              366                 $  6,996,577              21.92 %
    50,000.01  -  100,000.00                                             141                   10,104,590              31.66
   100,000.01  -  150,000.00                                              58                    6,978,364              21.86
   150,000.01  -  200,000.00                                              13                    2,088,928               6.54
   200,000.01  -  250,000.00                                               3                      686,296               2.15
   250,000.01  -  300,000.00                                               7                    1,875,093               5.87
   300,000.01  -  350,000.00                                               4                    1,236,143               3.87
   350,000.01  -  400,000.00                                               1                      373,329               1.17
   400,000.01  -  450,000.00                                               1                      413,727               1.30
   450,000.01  -  500,000.00                                               1                      472,131               1.48
   650,000.01  or more                                                     1                      692,350               2.17
                                                                    --------------       -------------------       -------------
                    Total                                                596                 $ 31,917,527             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the average principal balance of the mortgage loans in loan group II-1-B was approximately $52,553.



            CREDIT SCORES OF THE MORTGAGE LOANS IN LOAN GROUP II-1-B

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF CREDIT SCORES                                              MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------------                                              --------------       -------------------       -------------
  No Credit Score Available                                                1                 $     54,529               0.17 %
561 - 580                                                                  4                      162,330               0.51
581 - 600                                                                  8                      524,941               1.64
601 - 620                                                                  9                      766,499               2.40
621 - 640                                                                 32                    2,896,579               9.08
641 - 660                                                                 42                    4,246,093              13.30
661 - 680                                                                 56                    4,878,088              15.28
681 - 700                                                                108                    5,800,227              18.17
701 - 720                                                                108                    4,203,218              13.17
721 - 740                                                                 75                    2,973,063               9.31
741 - 760                                                                 65                    2,376,572               7.45
761 - 780                                                                 41                    1,452,542               4.55
781 - 800                                                                 31                    1,445,385               4.53
801 or higher                                                             16                      137,461               0.43
                                                                    --------------       -------------------       -------------
                           Total                                         596                 $ 31,917,527             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average credit score of the mortgage loans in loan group II-1-B for which credit scores are available was approximately 692.

    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE PROPERTIES* IN LOAN GROUP II-1-B

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION                                             MORTGAGE LOANS          CUT-OFF DATE               LOANS
-----------------------                                             --------------       -------------------       -------------
Maryland                                                                  85                 $  5,649,786              17.70 %
Florida                                                                   69                    5,106,694              16.00
California                                                                64                    5,059,682              15.85
Arizona                                                                   30                    1,692,999               5.30
Colorado                                                                  23                    1,175,540               3.68
Texas                                                                     45                    1,136,064               3.56
Virginia                                                                  16                    1,108,335               3.47
Massachusetts                                                              7                    1,095,462               3.43
Pennsylvania                                                              23                      921,320               2.89
Ohio                                                                      15                      803,257               2.52
New Jersey                                                                17                      737,007               2.31
District of Columbia                                                       2                      703,643               2.20
Georgia                                                                   13                      691,076               2.17
Minnesota                                                                 12                      652,098               2.04
Other (less than 2% in any one State)                                    175                    5,384,566              16.88
                                                                    --------------       -------------------       -------------
                           Total                                         596                 $ 31,917,527             100.00 %
                                                                    ==============       ===================       =============

*No more than approximately 2.88% of the mortgage loans in loan group II-1-B by scheduled principal balance will be secured by properties located in any one zip code area.



         PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN LOAN GROUP II-1-B

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
PROPERTY TYPE                                                       MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------                                                       --------------       -------------------       -------------
Two-to-Four Family                                                        55                 $  5,394,238              16.90 %
Low-Rise Condominium                                                      35                    1,479,019               4.63
High-Rise Condominium                                                      1                      692,350               2.17
PUD                                                                      100                    5,843,881              18.31
Single Family                                                            405                   18,508,039              57.99
                                                                    --------------       -------------------       -------------
                           Total                                         596                 $ 31,917,527             100.00 %
                                                                    ==============       ===================       =============



          OCCUPANCY STATUS OF MORTGAGE PROPERTIES* IN LOAN GROUP II-1-B

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
OCCUPANCY STATUS                                                    MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------                                                    --------------       -------------------       -------------
Investor                                                                 162                 $ 13,268,603              41.57 %
Owner Occupied                                                           415                   17,673,872              55.37
Second Home                                                               19                      975,052               3.05
                                                                    --------------       -------------------       -------------
                           Total                                         596                 $ 31,917,527             100.00 %
                                                                    ==============       ===================       =============

*Based upon representation of the related mortgagors at the time of origination.

  ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-1-B

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF ORIGINAL TERMS TO STATED MATURITY                          MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------------------------------------                          --------------       -------------------       -------------
120 - 179 months                                                           1                 $     21,361               0.07 %
180 months                                                               595                   31,896,167              99.93
                                                                    --------------       -------------------       -------------
                           Total                                         596                 $ 31,917,527             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in loan group II-1-B was approximately 180 months.



  REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-1-B

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF REMAINING TERMS TO STATED MATURITY                         MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------------------------------------                         --------------       -------------------       -------------
    61 - 120 months                                                        1                 $     21,361               0.07 %
   121 - 180 months                                                      595                   31,896,167              99.93
                                                                    --------------       -------------------       -------------
                           Total                                         596                 $ 31,917,527             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average stated remaining term to scheduled maturity of the mortgage loans in loan group II-1-B was approximately 178 months.



             LOAN PURPOSE OF THE MORTGAGE LOANS IN LOAN GROUP II-1-B

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
LOAN PURPOSE                                                        MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------                                                        --------------       -------------------       -------------
Cash Out Refinance                                                       278                 $  9,188,146              28.79 %
Purchase                                                                 252                   19,415,421              60.83
Rate/Term Refinance                                                       66                    3,313,960              10.38
                                                                    --------------       -------------------       -------------
                           Total                                         596                 $ 31,917,527             100.00 %
                                                                    ==============       ===================       =============



          DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP II-1-B

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
DOCUMENTATION TYPE                                                  MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------------                                                  --------------       -------------------       -------------
Full/Alternative                                                         277                 $  7,121,553              22.31 %
No Documentation                                                          11                      458,317               1.44
No Income/No Asset                                                        22                    1,287,372               4.03
No Ratio                                                                  90                    8,175,749              25.62
Stated Income/Verified Assets                                            188                   14,472,666              45.34
Stated Income/Stated Assets                                                8                      401,871               1.26
                                                                    --------------       -------------------       -------------
                           Total                                         596                 $ 31,917,527             100.00 %
                                                                    ==============       ===================       =============

 MORTGAGE RATES OF THE MORTGAGE LOANS IN LOAN GROUP II-2 AS OF THE CUT-OFF DATE

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
MORTGAGE INTEREST RATES (%)                                         MORTGAGE LOANS          CUT-OFF DATE               LOANS
---------------------------                                         --------------       -------------------       -------------
    4.501  -  5.000                                                        1                 $    101,378               0.02 %
    5.001  -  5.500                                                        5                    1,292,709               0.30
    5.501  -  6.000                                                      432                   79,857,735              18.71
    6.001  -  6.500                                                    1,018                  181,206,353              42.46
    6.501  -  7.000                                                      606                  102,347,987              23.98
    7.001  -  7.500                                                      216                   35,019,554               8.21
    7.501  -  8.000                                                      111                   19,192,218               4.50
    8.001  -  8.500                                                       28                    5,099,401               1.19
    8.501  -  9.000                                                        9                    1,765,341               0.41
    9.001  -  9.500                                                        3                      533,578               0.13
    9.501  -  10.000                                                       2                      388,633               0.09
                                                                    --------------       -------------------       -------------
                Total                                                  2,431                 $426,804,888             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group II-2 was approximately 6.541% per annum.


     ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS* (%)                                  MORTGAGE LOANS          CUT-OFF DATE               LOANS
---------------------------                                         --------------       -------------------       -------------
       10.01  -  20.00                                                     5                 $    711,410               0.17 %
       20.01  -  30.00                                                    13                    2,069,181               0.48
       30.01  -  40.00                                                    27                    4,570,202               1.07
       40.01  -  50.00                                                    57                    9,645,776               2.26
       50.01  -  60.00                                                   109                   19,237,899               4.51
       60.01  -  70.00                                                   221                   42,228,535               9.89
       70.01  -  80.00                                                 1,446                  254,988,598              59.74
       80.01  -  90.00                                                   439                   73,725,739              17.27
       90.01  -  100.00                                                  114                   19,627,548               4.60
                                                                    --------------       -------------------       -------------
                   Total                                               2,431                 $426,804,888             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in loan group II-2 was approximately 77.28%.

*Original Loan-to-Value Ratios were determined based on the ratio of the original principal amount of the mortgage loan as of the Cut-off Date to the lesser of (i) the sales price for the related mortgaged property or (ii) the appraised value, at the time of origination of the mortgage loan.

               SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS
                    IN LOAN GROUP II-2 AS OF THE CUT-OFF DATE

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)                                     MORTGAGE LOANS          CUT-OFF DATE               LOANS
---------------------------                                         --------------       -------------------       -------------
    50,000.01  -  100,000.00                                             345                 $ 30,410,198               7.13 %
   100,000.01  -  150,000.00                                             776                   97,024,264              22.73
   150,000.01  -  200,000.00                                             523                   90,813,910              21.28
   200,000.01  -  250,000.00                                             353                   78,933,321              18.49
   250,000.01  -  300,000.00                                             243                   66,472,691              15.57
   300,000.01  -  350,000.00                                             152                   49,195,876              11.53
   350,000.01  -  400,000.00                                              39                   13,954,628               3.27
                                                                    --------------       -------------------       -------------
                    Total                                              2,431                 $426,804,888             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the average principal balance of the mortgage loans in loan group II-2 was approximately $175,568.



             CREDIT SCORES OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF CREDIT SCORES                                              MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------------                                              --------------       -------------------       -------------
No Credit Score Available                                                  8                 $  1,362,972               0.32 %
561 - 580                                                                  5                    1,000,680               0.23
581 - 600                                                                 13                    2,218,326               0.52
601 - 620                                                                 35                    6,517,734               1.53
621 - 640                                                                192                   36,387,856               8.53
641 - 660                                                                154                   28,260,761               6.62
661 - 680                                                                214                   38,691,941               9.07
681 - 700                                                                465                   78,186,345              18.32
701 - 720                                                                374                   64,779,038              15.18
721 - 740                                                                355                   62,235,188              14.58
741 - 760                                                                248                   44,383,153              10.40
761 - 780                                                                203                   34,026,895               7.97
781 - 800                                                                117                   20,468,117               4.80
801 or higher                                                             48                    8,285,882               1.94
                                                                    --------------       -------------------       -------------
                           Total                                       2,431                 $426,804,888             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average credit score of the mortgage loans in loan group II-2 for which credit scores are available was approximately 707.

     GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE PROPERTIES* IN LOAN GROUP II-2

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION                                             MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------------                                              --------------       -------------------       -------------
California                                                               226                 $ 51,188,302              11.99 %
Florida                                                                  260                   43,943,704              10.30
Georgia                                                                  196                   30,079,667               7.05
New York                                                                 133                   29,534,658               6.92
New Jersey                                                               122                   27,762,455               6.50
Arizona                                                                  151                   26,189,259               6.14
Texas                                                                    195                   25,959,413               6.08
Maryland                                                                  88                   17,345,707               4.06
Washington                                                                76                   15,128,683               3.54
Virginia                                                                  72                   14,444,566               3.38
Pennsylvania                                                              78                   12,400,273               2.91
Oregon                                                                    69                   12,229,461               2.87
Colorado                                                                  65                   10,921,538               2.56
North Carolina                                                            68                    9,743,001               2.28
Illinois                                                                  56                    8,869,856               2.08
Other (less than 2% in any one State)                                    576                   91,064,347              21.35
                                                                    --------------       -------------------       -------------
                           Total                                       2,431                 $426,804,888             100.00 %
                                                                    ==============       ===================       =============

*No more than approximately 0.40% of the mortgage loans in loan group II-2 by scheduled principal balance will be secured by properties located in any one zip code area.



          PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN LOAN GROUP II-2

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
PROPERTY TYPE                                                       MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------                                                       --------------       -------------------       -------------
Two-to-Four Family                                                       255                 $ 52,403,243              12.28 %
Co-Op                                                                      5                      761,899               0.18
Low-Rise Condominium                                                      99                   15,118,930               3.54
High-Rise Condominium                                                     12                    2,089,430               0.49
PUD                                                                      293                   50,060,544              11.73
Single Family                                                          1,767                  306,370,843              71.78
                                                                    --------------       -------------------       -------------
                           Total                                       2,431                 $426,804,888             100.00 %
                                                                    ==============       ===================       =============



           OCCUPANCY STATUS OF MORTGAGE PROPERTIES* IN LOAN GROUP II-2

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
OCCUPANCY STATUS                                                    MORTGAGE LOANS          CUT-OFF DATE               LOANS
----------------                                                    --------------       -------------------       -------------
Investor                                                                 514                 $ 83,389,024              19.54 %
Owner Occupied                                                         1,829                  329,137,911              77.12
Second Home                                                               88                   14,277,953               3.35
                                                                    --------------       -------------------       -------------
                           Total                                       2,431                 $426,804,888             100.00 %
                                                                    ==============       ===================       =============

*Based upon representation of the related mortgagors at the time of origination.

   ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF ORIGINAL TERMS TO STATED MATURITY                          MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------------------------------------                          --------------       -------------------       -------------
240 - 359 months                                                           5                 $    721,084               0.17 %
360 months                                                             2,426                  426,083,804              99.83
                                                                    --------------       -------------------       -------------
                           Total                                       2,431                 $426,804,888             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in loan group II-2 was approximately 360 months.



   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
RANGE OF REMAINING TERMS TO STATED MATURITY                         MORTGAGE LOANS          CUT-OFF DATE               LOANS
-------------------------------------------                         --------------       -------------------       -------------
    181 - 240 months                                                       4                 $    605,085               0.14 %
    301 - 360 months                                                   2,427                  426,199,803              99.86
                                                                    --------------       -------------------       -------------
                           Total                                       2,431                 $426,804,888             100.00 %
                                                                    ==============       ===================       =============

As of the cut-off date, the weighted average stated remaining term to scheduled maturity of the mortgage loans in loan group II-2 was approximately 358 months.



              LOAN PURPOSE OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
LOAN PURPOSE                                                        MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------                                                        --------------       -------------------       -------------
Cash Out Refinance                                                      1010                 $182,832,761              42.84  %
Purchase                                                               1,182                  203,153,133              47.60
Rate/Term Refinance                                                      239                   40,818,994               9.56
                                                                    --------------       -------------------       -------------
                           Total                                       2,431                 $426,804,888             100.00 %
                                                                    ==============       ===================       =============



           DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP II-2

                                                                                         AGGREGATE SCHEDULED
                                                                                          PRINCIPAL BALANCE
                                                                      NUMBER OF           OUTSTANDING AS OF        % OF MORTGAGE
DOCUMENTATION TYPE                                                  MORTGAGE LOANS          CUT-OFF DATE               LOANS
------------------                                                  --------------       -------------------       -------------
Full/Alternative                                                       1,180                 $198,138,388              46.42 %
No Documentation                                                         130                   21,758,710               5.10
No Income/No Asset                                                        54                    9,042,999               2.12
No Ratio                                                                 218                   43,308,363              10.15
Stated Income/Verified Assets                                            678                  121,175,826              28.39
Stated Income/Stated Assets                                              171                   33,380,601               7.82
                                                                    --------------       -------------------       -------------
                           Total                                       2,431                 $426,804,888             100.00 %
                                                                    ==============       ===================       =============

                      [This page intentionally left blank]

                                                                         ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

         Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2005-AC6 (the "Global Securities") will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

         Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

         Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

         Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

         As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

         Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

               U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 28%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

         Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

         Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

         U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

         U.S. person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

         o     a citizen or resident of the United States,

         o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

         o an estate the income of which is subject to United States federal income taxation regardless of its source, or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

         As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [This page intentionally left blank]

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR
THE SECURITIES

-----------------------   Each issue of securities will have its own series
|  CONSIDER CAREFULLY  |  designation and will evidence either the ownership
|  THE RISK FACTORS    |  of assets in the related trust fund or debt
|  BEGINNING ON PAGE 4 |  obligations secured by assets of the related trust
|  THISPROSPECTUS. OF  |  fund.
|                      |
|  The securities      |  o    Each series of securities will consist of one
|  represent           |  or more classes of mortgage-backed or asset-backed
|  obligations of the  |  certificates or notes.
|  trust only and do   |
|  not represent an    |  o    Each class of securities will represent the
|  interest in or      |  entitlement to a specified portion of interest
|  obligation of the   |  payments and a specified portion of principal
|  depositor, the      |  payments on the trust assets.
|  seller, the master  |
|  servicer or any of  |  o    A series may include classes of securities that
|  their affiliates.   |  are senior in right of payment to other classes.
|                      |  Classes of securities may be entitled to receive
|  This prospectus may |  distributions of principal, interest or both prior
|  be used to offer and|  to other classes or before or after specified
|  sell the securities |  events.
|  only if accompanied |
|  by a prospectus     |  o    No market will exist for the securities of any
|  supplement.         |  series before they are issued. In addition, even
-----------------------   after the securities of a series have been issued
                          and sold, there can be no assurance that a resale market for them will develop.

                          Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories: o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

      o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

      o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

      o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

      o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

      o     private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                  JUNE 24, 2005

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      o the principal amount, interest rate and authorized denominations of each class of securities;

      o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

      o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

      o the terms of any credit enhancement with respect to particular classes of the securities;

      o information concerning other trust fund assets, including any reserve fund;

      o     the final scheduled distribution date for each class of securities;

      o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      o information about any REMIC tax elections for some or all of the trust fund assets; and

      o     particulars of the plan of distribution for the securities.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

      There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

      If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                  RISK FACTORS

You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE.................................. No market will exist for the securities before they are issued. In addition, we
                                        cannot give you any assurance that a
                                        resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES............................. The securities of each series will be payable solely from the assets of the
                                        related trust fund, including any
                                        applicable credit enhancement, and will
                                        not have a claim against the assets of
                                        any other trust. In the case of
                                        securities that are in the form of
                                        notes, the related indenture will
                                        require that noteholders proceed only
                                        against the assets of the related trust
                                        fund. We cannot give you any assurance
                                        that the market value of the assets in
                                        any trust fund will be equal to or
                                        greater than the total principal amount
                                        of the related securities then
                                        outstanding, plus accrued interest.
                                        Moreover, if the assets of a trust fund
                                        are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

                                        In addition, at the times specified in
                                        the related prospectus supplement,
                                        assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

                                             o  all payments then due on the
                                                related securities have been
                                                made, and

                                             o  any other payments specified
                                                in the related prospectus
                                                supplement have been made.

                                        Once released, such assets will no
                                        longer be available to make payments to
                                        securityholders.

                                        You will have no recourse against the
                                        depositor or any other person if any
                                        required distribution on the securities
                                        is not made or for any other default.
                                        The only obligations of the depositor
                                        with respect to a trust fund or the
                                        related securities would result from a
                                        breach of the representations and
                                        warranties that the depositor may make
                                        concerning the trust assets. However,
                                        because of the depositor's very limited
                                        assets, even if the depositor should be
                                        required to repurchase a loan from a
                                        particular trust fund because of the
                                        breach of a representation or warranty,
                                        its sole source of funds for the
                                        repurchase would be:

                                             o  funds obtained from enforcing
                                                any similar obligation of the
                                                originator of the loan, or

                                             o  monies from any reserve fund
                                                established to pay for loan
                                                repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS....................... Although credit enhancement is intended to reduce the effect of delinquent
                                        payments or loan losses on particular
                                        classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR
SECURITIES ............................ You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                              o the extent of prepayments on
                                                the underlying loans in the
                                                trust fund or, if the trust fund
                                                contains underlying securities,
                                                on the loans backing the
                                                underlying securities;

                                              o how payments of principal are
                                                allocated among the classes of
                                                securities of that series as
                                                specified in the related
                                                prospectus supplement;

                                              o if any party has an option to
                                                terminate the related trust
                                                early, the effect of the
                                                exercise of the option;

                                              o the rate and timing of
                                                defaults and losses on the
                                                assets in the related trust
                                                fund;

                                              o repurchases of assets in the
                                                related trust fund as a result
                                                of material breaches of
                                                representations and warranties
                                                made by the depositor or a
                                                seller; and

                                              o in the case of a trust fund
                                                that contains revolving credit
                                                line loans, any provisions for
                                                non-amortization, early
                                                amortization or scheduled
                                                amortization periods described
                                                in the related prospectus
                                                supplement.

                                        All the above factors may affect the
                                        yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON YOUR
SECURITIES............................. Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS............. Certain underlying loans may not be fully amortizing over their terms to
                                        maturity and may require a substantial
                                        principal payment (a "balloon" payment)
                                        at their stated maturity. Loans of this
                                        type involve greater risk than fully
                                        amortizing loans since the borrower
                                        generally must be able to refinance the
                                        loan or sell the related property prior
                                        to the loan's maturity date. The
                                        borrower's ability to do so will depend
                                        on such factors as the level of
                                        available mortgage rates at the time of
                                        sale or refinancing, the relative
                                        strength of the local housing market,
                                        the borrower's equity in the property,
                                        the borrower's general financial
                                        condition and tax laws.

ADJUSTABLE RATE OR INTEREST ONLY
LOANS MAY BE UNDERWRITTEN TO LESS
STRINGENT STANDARDS THAN FIXED RATE
LOANS. .................................A trust fund may include adjustable rate or interest-only loans that were
                                        underwritten on the assumption that the
                                        borrowers would be able to make higher
                                        monthly payments in a relatively short
                                        period of time. In fact, however, the
                                        borrowers' income may not be sufficient
                                        to meet their loan payments as payment
                                        amounts increase, thus increasing the
                                        risk of default.

JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS......... If the mortgage or home equity loans in a trust fund are primarily in a junior
                                        lien position, any proceeds from
                                        liquidations, insurance recoveries or
                                        condemnations must be used first to
                                        satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS......................... The following factors, among others, could adversely affect property values
                                        in such a way that the outstanding
                                        balance of the related loans, together
                                        with any senior financing on the same
                                        properties, would equal or exceed those
                                        values:

                                              o an overall decline in the
                                                residential real estate markets
                                                where the properties are
                                                located;

                                              o failure of borrowers to
                                                maintain their properties
                                                adequately; and

                                              o natural disasters that may not
                                                be covered by hazard insurance,
                                                such as earthquakes and floods.

                                        If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED........................  The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower's primary residence.

                                        A trust fund may include home
                                        improvement contracts that are not
                                        secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans. If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT
BE STAMPED............................. The depositor will ensure that a UCC-1 financing statement is filed that
                                        identifies as collateral the home
                                        improvement contracts included in a
                                        trust fund. However, unless the related
                                        prospectus supplement provides
                                        otherwise, the home improvement
                                        contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO PURCHASE
TRUST ASSETS, YOU WILL RECEIVE A
PREPAYMENT ON THE RELATED SECURITIES... The related prospectus supplement may provide that the depositor or seller
                                        will deposit a specified amount in a
                                        pre-funding account on the date the
                                        securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS....... The federal bankruptcy code and state debtor relief laws may adversely affect
                                        the ability of the trust fund, as a
                                        secured lender, to realize upon its
                                        security. For example, in a federal
                                        bankruptcy proceeding, a lender may not
                                        foreclose on mortgaged property without
                                        the bankruptcy court's permission.
                                        Similarly, the debtor may propose a
                                        rehabilitation plan, in the case of
                                        mortgaged property that is not his
                                        principal residence, that would reduce
                                        the amount of the lender's secured
                                        indebtedness to the value of the
                                        property as of the commencement of the
                                        bankruptcy. As a result, the lender
                                        would be treated as a general unsecured
                                        creditor for the reduced amount, the
                                        amount of the monthly payments due on
                                        the loan could be reduced, and the
                                        interest rate and loan payment schedule
                                        could be changed. Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS............... Federal, state and local laws and regulations impose a wide range of
                                        requirements on activities that may
                                        affect the environment, health and
                                        safety. In certain circumstances, these
                                        laws and regulations impose obligations
                                        on owners or operators of residential
                                        properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage.
                                        Further, a mortgage lender may be held
                                        liable as an "owner" or "operator" for
                                        costs associated with the release of
                                        petroleum from an underground storage
                                        tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND ASSETS....  The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

                                              o require certain disclosures to
                                                the borrowers regarding the
                                                terms of the loans;

                                              o prohibit discrimination on the
                                                basis of age, race, color, sex,
                                                religion, marital status,
                                                national origin, receipt of
                                                public assistance or the
                                                exercise of any right under the
                                                consumer credit protection act,
                                                in the extension of credit;

                                              o regulate the use and reporting
                                                of information related to the
                                                borrower's credit experience;
                                                and

                                              o require additional application
                                                disclosures, limit changes that
                                                may be made to the loan
                                                documents without the borrower's
                                                consent and restrict a lender's
                                                ability to declare a default or
                                                to suspend or reduce a
                                                borrower's credit limit to
                                                certain enumerated events.

                                        Loans may also be subject to federal,
                                        state or local laws that impose
                                        additional disclosure requirements and
                                        other restrictions on creditors with
                                        respect to mortgage loans with high
                                        interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                        Home improvement contracts may be
                                        subject to federal or state laws that
                                        protect the borrower from defective or
                                        incomplete work by a contractor. These
                                        laws permit the borrower to withhold
                                        payment if the work does not meet the
                                        quality and durability standards agreed
                                        to between the borrower and the
                                        contractor. These laws have the effect
                                        of subjecting the trust fund, as
                                        assignee of the creditor, to all claims
                                        and defenses which the borrower in a
                                        sale transaction could assert against
                                        the seller of defective goods.

                                        If certain provisions of these laws are
                                        violated, the servicer may be unable to
                                        collect all or part of the principal or
                                        interest on the loans. The trust fund
                                        also could be subject to damages and
                                        administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK........................ If you invest in any class of subordinate securities, your rights as
                                        an investor to receive payments
                                        otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS....................... As described under "Credit
                                        Enhancement--Financial Instruments" in
                                        this prospectus, a trust fund may
                                        include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT
TO ADDITIONAL RISK..................... If you invest in any class of securities that represent the "residual interest"
                                        in a real estate mortgage investment
                                        conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF PAYMENTS......... LIMIT ON LIQUIDITY OF SECURITIES.
                                        Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                        LIMIT ON ABILITY TO TRANSFER OR PLEDGE.
                                        Transactions in book-entry securities
                                        can be effected only through The
                                        Depository Trust Company (DTC), its
                                        participating organizations, its
                                        indirect participants and certain banks.
                                        As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                        DELAYS IN DISTRIBUTIONS. You may
                                        experience some delay in the receipt of
                                        distributions on book-entry securities
                                        since the distributions will be
                                        forwarded by the trustee to DTC for DTC
                                        to credit to the accounts of its
                                        participants. In turn, these
                                        participants will credit the
                                        distributions to your account either
                                        directly or indirectly through indirect
                                        participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION................. Any class of securities issued under this prospectus and the accompanying
                                        prospectus supplement will be rated in
                                        one of the four highest rating
                                        categories of a nationally recognized
                                        rating agency. A rating is based on the
                                        adequacy of the value of the trust fund
                                        assets and any credit enhancement for
                                        that class and reflects the rating
                                        agency's assessment of the likelihood
                                        that holders of the class of securities
                                        will receive the payments to which they
                                        are entitled. A rating is not an
                                        assessment of the likelihood that
                                        principal prepayments on the underlying
                                        loans will be made, the degree to which
                                        the rate of prepayments might differ
                                        from that originally
                                        anticipated or the likelihood of an
                                        early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor. There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

                                              o any decrease in the adequacy
                                                of the value of the trust fund
                                                assets or any related credit
                                                enhancement, or

                                              o an adverse change in the
                                                financial or other condition of
                                                a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES
GENERAL

      Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

      Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

      Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

      The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

      Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

      Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

      Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

      o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

      o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

      o amounts available pursuant to any other credit enhancement for the series.

      If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

      The primary assets of each trust fund may include one or more pools of the following:

      o     Residential Loans,

      o     Home Equity Loans,

      o     Home Improvement Contracts,

      o     Manufactured Housing Contracts,

      o     Agency Securities, and

      o     Private Label Securities.

      When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

      If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

EXCHANGEABLE SECURITIES

      GENERALLY. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as "combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

      In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Matters" apply to exchangeable securities as well as securities.

      EXCHANGES. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

      o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

      o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

      o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

      Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:


                                                                                       MAXIMUM
                                                                                       ORIGINAL
                                 ORIGINAL              INTEREST                       PRINCIPAL        INTEREST
CLASS                        PRINCIPAL AMOUNT            RATES           CLASS          AMOUNT           RATE
--------------                ----------------            -----           -----          ------           ----
ES-1                            $20,000,000              10%               ES-2       $40,000,000        5%
ES-P*                           $20,000,000               0%

-------------
* Class ES-P is a principal only class and will receive no interest.

      The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                                                                                          MAXIMUM
                                                                                          ORIGINAL
                                ORIGINAL                  INTEREST                       PRINCIPAL        INTEREST
CLASS                       PRINCIPAL AMOUNT               RATES             CLASS         AMOUNT           RATE
--------------               ----------------             -------            ------        ------           ----
ES-3                           $9,333,330               LIBOR+ 0.75%          ES-5        $11,333,330         7%

                                                          36.16666-
                                                          (LIBOR X
ES-4*                          $2,000,000                 4.666667)


      In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:


                                                                                      MAXIMUM
                                                                                      ORIGINAL
                               ORIGINAL                INTEREST                      PRINCIPAL                    INTEREST
CLASS                      PRINCIPAL AMOUNT             RATES             CLASS        AMOUNT                       RATE
-------------              ----------------             -----             -----       --------                      ----
ES-5                         $20,000,000                10%               ES-P*        $20,000,000
                                                                          EX-X**       20,000,000 (notional)***       10%

------------
*   Class ES-P is a principal only class and will receive no interest.

**  Class ES-X is an interest only class and will receive no principal.

*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

      In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:


                                                                                         MAXIMUM
                                                                                         ORIGINAL
                                ORIGINAL                 INTEREST                       PRINCIPAL        INTEREST
CLASS                       PRINCIPAL AMOUNT              RATES             CLASS          AMOUNT          RATE
-------------               ----------------              -----             -----          ------          ----
ES-6                           $20,000,000                7.00%              ES-X*        $20,000,000       7.00%
                                                                             ES-7          20,000,000       6.00
                                                                             ES-8          20,000,000       6.25
                                                                             ES-9          20,000,000       6.50
                                                                             ES-10         20,000,000       6.75
                                                                             ES-11         19,310,344       7.25
                                                                             ES-12         18,666,666       7.50
                                                                             ES-13         18,064,516       7.75
                                                                             ES-14         17,500,000       8.00
                                                                             ES-P**        20,000,000       0.00

* Class ES-X is an interest only class and will receive no principal.

** Class ES-P is a principal only class and will receive no interest.

      The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

      Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

      Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

      The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

      PROCEDURES AND EXCHANGE PROPORTIONS. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

      The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

      The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

      On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

      Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

      If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

      The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

      In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

      The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

      The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

      o     the primary assets of the trust fund;

      o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

      o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

      o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

      o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

      The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

      The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

      If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

      Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

      o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

      o     to issue the related securities,

      o     to make payments and distributions on the securities, and

      o     to perform certain related activities.

      No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

      GENERAL. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

      In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

      o     Interest may be payable at

            -     a fixed rate,

            - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

            - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

            -     a rate that otherwise varies from time to time, or

            - a rate that is convertible from an adjustable rate to a fixed rate.

      Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

      o     Principal may be

            - payable on a level debt service basis to fully amortize the loan over its term,

            - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

            -     nonamortizing during all or a portion of the original term.

      Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

      o     Monthly payments of principal and interest may

            -     be fixed for the life of the loan,

            -     increase over a specified period of time or

            -     change from period to period.

           Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

      A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

      When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

      HOME EQUITY LOANS. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

      Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

      o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

      o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

      o     A borrower may fail to make the required periodic payment.

      o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

      Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

      The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

      o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

      o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.


      To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

      HOME IMPROVEMENT CONTRACTS. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

      MANUFACTURED HOUSING CONTRACTS. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      ADDITIONAL INFORMATION. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

      The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

      The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

      The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

      The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

      o     the aggregate unpaid principal balance of the loans;

      o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any; o the range and average principal balance of the loans;

      o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

      o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

      o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

      o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

      o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

      o the geographic distribution of any mortgaged properties securing the loans;

      o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

      o     the lien priority of the loans;

      o     the delinquency status and year of origination of the loans;

      o whether the loans are closed-end loans and/or revolving credit line loans; and

      o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

      The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

      If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

      GENERAL. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (I.E., private mortgage-backed asset-backed securities) that include:

      o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

      o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

           The Private Label Securities will previously have been

      o offered and distributed to the public pursuant to an effective registration statement, or

      o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

      Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

      The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

           The issuer of Private Label Securities will be

      o a financial institution or other entity engaged generally in the business of lending,

      o a public agency or instrumentality of a state, local or federal government, or

      o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

      If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

      Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

      The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

      CREDIT SUPPORT RELATING TO PRIVATE LABEL SECURITIES. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

      ADDITIONAL INFORMATION. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

      o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

      o the maximum original term to stated maturity of the Private Label Securities,

      o the weighted average term to stated maturity of the Private Label Securities,

      o the pass-through or certificate rate or range of rates of the Private Label Securities,

      o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

      o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

      o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

      o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

      In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

      o the payment features of the underlying loans (I.E., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

      o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

      o the servicing fee or range of servicing fees with respect to the underlying loans,

      o the minimum and maximum stated maturities of the underlying loans at origination,

      o     the lien priority of the underlying loans, and

      o the delinquency status and year of origination of the underlying loans.

      The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

      GINNIE MAE. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

      Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

      GINNIE MAE CERTIFICATES. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

      If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

      FANNIE MAE. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      FANNIE MAE CERTIFICATES. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

      o     fixed-rate level installment conventional mortgage loans,

      o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

      o     adjustable rate conventional mortgage loans, or

      o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

      Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

      Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

      Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

      FREDDIE MAC. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

      FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

      Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

      STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

      OTHER AGENCY SECURITIES. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

      COLLECTION AND DISTRIBUTION ACCOUNTS A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

      o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

      o all amounts received with respect to the primary assets of the related trust fund, and

      o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

      As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

      Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

      If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations--Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

      If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

      o     the sum of

            o the amount of interest accrued on the securities of the series, and

            o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

      o the amount of interest available from the primary assets in the trust fund.

      Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

      If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

      If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

      o maintaining timely payments or providing additional protection against losses on the trust fund assets;

      o     paying administrative expenses; or

      o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

      Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

      If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

      If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

      POOL INSURANCE POLICY. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

      SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

      o     the cost of repair or replacement of the property, and

      o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

      If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

RESERVE FUNDS

      If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

      Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

      Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

      o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

      o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

      Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

      If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

      If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

      If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

      o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

      o to provide payments if any index rises above or falls below specified levels; or

      o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

      The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS
GENERAL

      Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

      The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

      o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

      o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

      If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

      Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

      o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

      o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

      Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

      o all payments in respect of principal, including prepayments, on the primary assets;

      o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

      o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

      o     all Insurance Proceeds;

      o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

      o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

      o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

      Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

      o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

      o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

      o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

      o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

      o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

      o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

      o to clear and terminate the collection account pursuant to the related agreement.

      In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

      The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

      STANDARD HAZARD INSURANCE; FLOOD INSURANCE. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

      The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

      o the actual cash value (I.E., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

      o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

      Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

      Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

      o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

      o     the outstanding principal balance of the related loan.

      Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

      Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

      The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

      o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

      o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

      The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

      Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

      Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

      When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

      Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

      Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.



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


EVIDENCE AS TO COMPLIANCE

      If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

      If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

      The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

      If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

      Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

      o     services similar loans in the ordinary course of its business;

      o     is reasonably satisfactory to the trustee;

      o has a net worth of not less than the amount specified in the prospectus supplement;

      o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

      o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

      No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

      Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

      The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.


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


ASSIGNMENT OF PRIMARY ASSETS

      GENERAL. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

      ASSIGNMENT OF MORTGAGE LOANS. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

      If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

      ASSIGNMENT OF HOME IMPROVEMENT CONTRACTS. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.



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


      ASSIGNMENT OF MANUFACTURED HOUSING CONTRACTS. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts."

      LOAN SCHEDULE. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

      o     the original principal amount,

      o     its unpaid principal balance as of the cut-off date,

      o     the current interest rate,

      o     the current scheduled payment of principal and interest,

      o     the maturity date, if any, of the related note, and

      o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

      ASSIGNMENT OF AGENCY AND PRIVATE LABEL SECURITIES. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

      o     the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

      o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

      o there has been no other sale of the Agency or Private Label Securities, and

      o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

      REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the SUM of:

      o     the LESSER of

            o     the principal balance of the primary asset, and

            o the trust fund's federal income tax basis in the primary asset;

plus

            o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

      However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

      Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:



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


      o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

      o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

      o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

      o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

      o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

      Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

      The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

      The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

      No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.


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


REPORTS TO HOLDERS

      The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

      o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

      o the amount of interest distributed to holders of the related securities and the current interest on the securities;

      o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

      o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

      o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

      o the amount of any delinquencies with respect to payments on the related primary assets;

      o the book value of any REO property acquired by the related trust fund; and

      o     other information specified in the related agreement.

      In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

      o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

      o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.



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


      Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

      If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

      o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

      o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable



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


servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

      In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

      During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

      INDENTURE. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

      o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

      o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty
            (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

      o any other event of default specified with respect to notes of that series.

      If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

      If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

      o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

      o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

      In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

      Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

      The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

      No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

      Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction



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


of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

      Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

      o if the trustee ceases to be eligible to continue as such under the related agreement, or

      o     if the trustee becomes insolvent, or

      o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

      Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

      o     to cure any ambiguity,

      o to correct any defective provisions or to correct or supplement any provision in the agreement,

      o to add to the duties of the depositor, the applicable trustee or the servicer,

      o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

      o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

      o     to comply with any requirements imposed by the Code.



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      In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

      Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

      o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

      o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

      The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

      Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

      No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

      If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.



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REMIC ADMINISTRATOR

      For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

      POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

      INDENTURE. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

      In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

      The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.



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MORTGAGES

      The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the



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borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the



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borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

      Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

      In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.



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      A regulation promulgated by the U.S. Environmental Protection Agency (EPA)
in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in KELLEY EX REL STATE OF MICHIGAN V. ENVIRONMENTAL PROTECTION AGENCY,
15 F.3d 1100 (D.C. Cir. 1994), REH'G DENIED, 25 F.3d 1088, CERT. DENIED SUB NOM. AM. BANKERS ASS'N V. KELLEY, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

      On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

      Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

      o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

      o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

      ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

      ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.



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      ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

      If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

      The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.



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      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.



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


      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.



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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from



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temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

      Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

      GENERAL

      The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the

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depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

      SECURITY INTERESTS IN HOME IMPROVEMENTS

      A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

      So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.


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      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      SECURITY INTERESTS IN THE MANUFACTURED HOMES

      The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the



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certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      CONSUMER PROTECTION LAWS

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

      The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed



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of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

      The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

      Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

      o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

      o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

      o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

      However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military



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service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

      If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

      The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

      The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

      o     to purchase the primary assets of the related trust fund,

      o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,


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      o     to establish any reserve funds described in the related prospectus supplement, and

      o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

      If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

      The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

      The federal income tax consequences to securityholders will vary depending on whether:

      o     the securities of a series are classified as indebtedness;

      o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;

      o the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or

      o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.


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      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

      STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

      o     securities held by a domestic building and loan association will constitute "loans......... secured by an interest in real property"
            within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

      INTEREST AND ACQUISITION DISCOUNT. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

      Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

      In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code.


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      The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

      The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. In the case of a debt security with a long first period that has non-DE MINIMIS OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

      Under the DE MINIMIS rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the debt


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


security is held as a capital asset. However, holders may elect to accrue all DE MINIMIS OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

      In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (E.G., a debt security with teaser rates or interest holidays) is DE minimis. In that case, the OID will be caused to be more than DE MINIMIS only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (I.E., the excess of the debt security's stated principal amount over its issue price) exceeds the DE MINIMIS amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

      Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

      o     the interest is unconditionally payable at least annually,

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

      In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

      The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

      The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual


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period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

      Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the EXCESS, if any, of the

      o     sum of

            (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

            (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

OVER

      o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

      o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

      o     events that have occurred before the end of the accrual period and

           o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

      The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.


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      The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

      Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

      EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

      INTEREST WEIGHTED SECURITIES. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--DISCOUNT OR PREMIUM ON PASS-THROUGH Securities" below.


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      VARIABLE RATE DEBT SECURITIES. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

      MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed DE MINIMIS amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

      o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

      o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

           Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

      PREMIUM. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction

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item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

      ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including DE MINIMIS market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

      GENERAL. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

      o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi)


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            of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in
            Section 7701(a)(19)(C) of the Code); and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
            Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

      If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and not deductible for purposes of calculating an individual holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

      This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

      o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.


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      Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

      GENERAL. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

      CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

      o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

      o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

      A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through


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securities accrue OID (I.E., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the DE MINIMIS rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

      PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

      o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

      o subject to a limited exception, the sale or other disposition of a cash flow investment;

      o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

      o the receipt of any fees or other compensation for services rendered by the REMIC.

      It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

      The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the


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holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

      The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

      LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

      DISTRIBUTIONS. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

      SALE OR EXCHANGE. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC


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that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

      EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC regulations.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

      o FIRST, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

      o SECOND, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

      o THIRD, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

           The excess inclusion portion of a REMIC's income is generally equal to the EXCESS, if any, of

      o REMIC taxable income for the quarterly period allocable to a residual interest security,

over


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      o     the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

      The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES" and "--Tax Treatment of Foreign Investors" below.

      RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

      If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

      The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or


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collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

      (a)   the "formula test":

            the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

            (1) the present value of any consideration given to the transferee to acquire the residual interest;

            (2) the present value of the expected future distributions on the residual interest; and

            (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

      (b)   the "asset test":

            (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other


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                  asset is to permit the transferee to satisfy the asset test.

            (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

            (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

      For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

            MARK-TO-MARKET RULES. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

      Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

      (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or


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      (ii)  ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

      If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

      Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

TAX STATUS AS A GRANTOR TRUST

      GENERAL. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

      Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, E.G., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

      This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

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      DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed DE MINIMIS amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory DE MINIMIS exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a DE MINIMIS amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --MARKET DISCOUNT" and "--PREMIUM" above.

      In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      STRIPPED SECURITIES. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such


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stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

      Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (I.E., 1% interest on the loan's principal balance) or the securities are initially sold with a DE MINIMIS discount (assuming no prepayment assumption is required), any NON-DE MINIMIS discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

      Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

      The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan


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is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

      In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

      POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

      o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

      o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

      o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      CHARACTER AS QUALIFYING LOANS. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

      o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

      o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

      Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

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SALE OR EXCHANGE

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

      In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the EXCESS, if any, of:

      o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period,

OVER

      o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

      BACKUP WITHHOLDING. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

      o fails to furnish the applicable trustee with its taxpayer identification number;

      o furnishes the applicable trustee with an incorrect taxpayer identification number;

      o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

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      o     under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

      Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The ES Classes will represent "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

      An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

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      The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

      A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as

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


described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

      If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class", and then sells one of the Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

      An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading "--REMICS --Foreign Investors in REMIC Certificates."

BACKUP WITHHOLDING

      A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Tax Consequences to Holders of the Notes--Backup Withholding."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.


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TAX TREATMENT OF FOREIGN INVESTORS

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

      o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

      o the recipient is a controlled foreign corporation to which the issuer is a related person.

      For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

      Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the

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30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

      Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.


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      OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (I.E., any excess of the principal amount of the notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a DE MINIMIS amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount". It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that is a "short-term note" (I.E., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

      SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset,


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except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      FOREIGN HOLDERS. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (I.E., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

      o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

      If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

      BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)

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


will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

      TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.


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


      PARTNERSHIP TAXATION. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

      An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      DISCOUNT AND PREMIUM. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

      If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.


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      SECTION 708 TERMINATION. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

      DISPOSITION OF CERTIFICATES. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the

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selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and thus, the tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

      o     the name, address and taxpayer identification number of the nominee;
            and

      o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership


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were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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                                PENALTY AVOIDANCE

      The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                             REPORTABLE TRANSACTIONS

      Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

      In addition to the U.S. federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

      The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

      ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and


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arrangements as "Plans." Generally, ERISA applies to investments made by Plans.
Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

      The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

      Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

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      o     has investment or administrative discretion with respect to such
            Plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

      o     is an employer maintaining or contributing to such Plan.

      In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the "Investor Based Exemptions") such as:

      o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

      o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

      o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

      o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

      o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

      There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

      The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit

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plan investors is not significant. In general, a publicly-offered security, as defined in the PLAN asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

      If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

      The DOL issued to Bear, Stearns & Co. Inc. ("BS&Co.") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

      The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

      o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

      o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

      o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the


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            aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

      o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

      o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

      The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap"; (b) is with an "eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

      An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid


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and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

      In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

      "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.


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      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

      Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

      o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

      o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

      o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

      o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

      o The funding limit (I.E., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.


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      o     All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

      o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

      o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

      o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

      1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

      2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

      o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs. o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

      o     The related prospectus or prospectus supplement must describe:

      1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

      2.    the duration of the period of pre-funding;


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      3.    the percentage and/or dollar amount of the funding limit for the trust; and

      4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

      o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

      The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

      In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

      o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

      o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

      o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

      Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

EXCHANGEABLE SECURITIES

      With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with


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respect to such Plan are involved in the transaction. However, one or more
Investor Based Exemptions discussed above may be applicable to these transactions.

                                  LEGAL MATTERS

      The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

      The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.


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      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     RATINGS

      It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

      Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

      The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund


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and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

      Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

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                                GLOSSARY OF TERMS

      AGENCY SECURITIES. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

      ASSET VALUE. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the PRODUCT of the Asset Value percentage set forth in the related indenture MULTIPLIED BY the LESSER of

      o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes AND

      o     the then outstanding principal balance of the primary assets.

      ASSUMED REINVESTMENT RATE. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

      HOME EQUITY LOANS. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

      HOME IMPROVEMENT CONTRACTS. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

      INSURANCE PROCEEDS. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

      LIQUIDATION PROCEEDS. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

      MANUFACTURED HOUSING CONTRACTS. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes


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or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

      OID REGULATIONS. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

      PRIVATE LABEL SECURITIES. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

RESIDENTIAL LOANS. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

      U.S. PERSON: Any of the following:

      o     a citizen or resident of the United States;

      o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

      o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

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                                  $759,219,625
                                 (APPROXIMATE)





             BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2005-AC6
                                     ISSUER




                   ASSET-BACKED CERTIFICATES, SERIES 2005-AC6




                            EMC MORTGAGE CORPORATION
                                     SELLER




                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                MASTER SERVICER




                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                   DEPOSITOR




                            BEAR, STEARNS & CO. INC.




   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Series 2005-AC6 Asset-Backed Certificates in any state where the offer is not permitted.

   Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                AUGUST 29, 2005